    As Filed With the Securities And Exchange Commission on March 2, 1995;
                        Registration No. 33-
                                            ----------
- -------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                     ------------------------------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                     ------------------------------------

                              HABERSHAM BANCORP
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

       Georgia                      6025                  58-1563165
    ---------------          --------------------      -------------------
    (State of other           (Primary Standard         (I.R.S. Employer
    jurisdiction of            Industrial Classi-      Identification No.)
     incorporation)            fication Code No.)

                              Highway 441 North
                                P. O. Box 1980
                           Cornelia, Georgia 30531
                                (706) 778-1000
       -----------------------------------------------------------------
         (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)


                           Kathryn L. Knudson, Esq.
                      Powell, Goldstein, Frazer & Murphy
                 Sixteenth Floor, 191 Peachtree Street, N.E.
                           Atlanta, Georgia  30303
                                (404) 572-6600
             -----------------------------------------------------
              (Name, address, including ZIP Code, and telephone
              number, including area code, of agent for service)


Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G check the following box.
                                       ----










Exhibit Index on page 213.                             Page 1 of 222 pages.

                        CALCULATION OF REGISTRATION FEE

                                                   Proposed              Proposed
   Title of each class                             maximum               maximum              Amount of
      of securities           Amount to be         offering              aggregate           Registration
    to be registered           registered        price per unit        offering price            Fee
   -------------------       --------------      --------------        --------------        ------------
  Common stock              828,975(1) shares      $10.25(2)            $8,496,994(2)           $2,930(2)


(1) The number of shares being registered assumes that: (i) each holder of Security Bancorp, Inc. common stock elects to receive shares of the Registrant's common stock in the merger described herein, and (ii) the consummation of a five-for-one stock split (in the form of a 400% stock dividend) with respect to the Registrant's outstanding shares of common stock that will be effected following shareholder approval of an increase in the number of authorized shares of the Registrant's common stock at its April 15, 1995 Annual Meeting of Shareholders and prior to the consummation of the merger. The Registrant will deregister any shares that are not issued in the merger, whether as a result of elections by Security shareholders to receive cash in lieu of stock in the merger or the failure of the Registrant's shareholders to approve the increase in the number of authorized shares described above.

(2) In accordance with Rule 457(f)(2), the registration fee is based upon the book value ($10.25) at December 31, 1994 of the shares of Security common stock to be received by the Registrant in connection with the merger.

                               HABERSHAM BANCORP
                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(b) OF REGULATION S-K

               ITEM
              NUMBER                   CAPTION IN FORM S-4                               CAPTION IN PROSPECTUS
              ------                   -------------------                               ---------------------
                1             Forepart of Registration Statement and          Facing Page of Registration Statement; Proxy
                              Outside Front Cover Page of Prospectus. .
                                                                              Statement/Prospectus Cover Page

                2             Inside Front and Outside Back Cover             Proxy Statement/Prospectus Cover Page;
                              Pages of Prospectus . . . . . . . . . . .       Available Information

                3             Risk Factors, Ratio of Earnings to              Summary
                              Fixed Charges and Other Information . . .

                4             Terms of the Transaction  . . . . . . . .       Summary; The Merger; Certain Differences in
                                                                              the Rights of Habersham and Security
                                                                              Shareholders; Appendices A and B

                5             Pro Forma Financial Information . . . . .       Summary; Pro Forma Combined Financial Data

                6             Material Contracts with the Company             Summary; The Merger
                              Being Acquired  . . . . . . . . . . . . .

                7             Additional Information Required for             Not Applicable
                              Reoffering by Persons and Parties
                              Deemed to be Underwriters . . . . . . . .

                8             Interests of Named Experts and Counsel. .       Not Applicable

                9             Disclosure of Commission Position on            Part II of Registration Statement--
                              Indemnification for Securities Act              Undertakings
                              Liabilities . . . . . . . . . . . . . . .

               10             Information with Respect to S-3                 Not Applicable
                              Registrants . . . . . . . . . . . . . . .

               11             Incorporation of Certain Information            Not Applicable
                              by Reference  . . . . . . . . . . . . . .


              ITEM
             NUMBER                    CAPTION IN FORM S-4                             CAPTION IN PROSPECTUS
             ------                    -------------------                             ---------------------
               12           Information with Respect to S-2 or S-3            Available Information; Incorporation of
                            Registrants . . . . . . . . . . . . . . . .       Certain Information by Reference; Summary;
                                                                              Habersham Bancorp Histori-cal Financial
                                                                              Statements--Habersham; Habersham Bancorp
                                                                              Management's Discussion and Analysis of
                                                                              Financial Condition and Results of
                                                                              Operations; Supervision and Regulation

               13           Incorporation of Certain Information              Incorporation of Certain Information by
                            by Reference  . . . . . . . . . . . . . . .       Reference


               14           Information with Respect to                       Not Applicable
                            Registrants Other Than S-2 or S-3
                            Registrants . . . . . . . . . . . . . . . .

               15           Information with Respect to S-3                   Not Applicable
                            Companies . . . . . . . . . . . . . . . . .

               16           Information with Respect to S-2 or S-3            Available Information; Incorporation of
                            Companies . . . . . . . . . . . . . . . . .       Certain Information by Reference; Summary;
                                                                              Security Bancorp, Inc. Historical Financial
                                                                              Statements; Security Bancorp, Inc.
                                                                              Management's Discussion and Analysis of
                                                                              Financial Condition and Results of
                                                                              Operations; Supervision and Regulation

               17           Information with Respect to Companies             Not Applicable
                            Other Than S-2 or S-3 Companies . . . . . .

               18           Information if Proxies, Consents or               Incorporation of Certain Information by
                            Authorizations Are to be Solicited  . . . .       Reference; Summary; General Information; The
                                                                              Merger; Appendix D

               19           Information if Proxies, Consents or               Not Applicable
                            Authorizations Are Not to be Solicited
                            in an Exchange Offer. . . . . . . . . . . .


                            SECURITY BANCORP, INC.
                             1600 MARIETTA HIGHWAY
                             CANTON, GEORGIA 30114
                                (404) 479-2111

                           ___________________, 1995

To the Shareholders of Security Bancorp, Inc.:

        You are cordially invited to attend the Special Meeting of Shareholders Meeting") of Security Bancorp, Inc. ("Security"), to be held at Security's main office at 1600 Marietta Highway, Canton, Georgia at __________ a.m./p.m. on ______________, 1995.

        At the Special Meeting, you will be asked to consider and vote upon the approval of the merger agreement (the "Merger Agreement") that provides for the merger (the "Merger") of Security with and into Habersham Bancorp ("Habersham"), with Habersham surviving the Merger and Habersham Bank and Security State Bank continuing to operate as separate subsidiaries of Habersham. If the Merger is consummated, each outstanding share of Security common stock (excluding shares held by Security, Habersham or their subsidiaries or by shareholders who perfect their dissenters' rights) shall cease to be outstanding and shall be converted into and exchanged for the right to receive, at the election of each shareholder, either shares of Habersham common stock or cash as described in the Section entitled "THE MERGER -- Merger Consideration" in the accompanying Proxy Statement/Prospectus. The affirmative vote of the holders of a majority of the shares of Security common stock entitled to vote at the Special Meeting is required for approval of the Merger Agreement.

        Enclosed are a Notice of Special Meeting, Proxy Statement/Prospectus and Form of Proxy for the Special Meeting. The Proxy Statement/Prospectus describes in more detail the Merger Agreement and the proposed Merger, including a description of the consideration to be paid to Security shareholders in the Merger, material conditions to consummation of the Merger and the effects of the Merger on the rights of Security shareholders. Please give this information your careful attention.

        THE BOARD OF DIRECTORS OF SECURITY HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND HAS APPROVED THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREIN, AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREIN.

        In view of the importance of the action to be taken, we urge you to complete, sign and date the enclosed form of proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the Special Meeting. If you attend the Special Meeting, you may vote in person, even if you previously returned your proxy.

        We look forward to seeing you at the Special Meeting.

                                   Sincerely,


                                   C. Mickle Moye
                                   President

                            SECURITY BANCORP, INC.
                             1600 MARIETTA HIGHWAY
                             CANTON, GEORGIA 30114
                                (404) 479-2111


                         NOTICE OF SPECIAL MEETING TO
                          BE HELD _____________, 1995


To the Shareholders of Security Bancorp, Inc.:

        Notice is hereby given that a special meeting of shareholders (the "Special Meeting") of Security Bancorp, Inc. ("Security") will be held at Security's main office, located at 1600 Marietta Highway, Canton, Georgia at ___________ a.m./p.m., on _________________, 1995, for the following purposes:

        PROPOSAL 1: THE MERGER. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated January 16, 1995 (the "Merger Agreement") by and between Security and Habersham Bancorp ("Habersham"), pursuant to which, among other matters, Security will merge with and into Habersham (the "Merger") and the shares of Security common stock outstanding on the effective date of the Merger (excluding shares held by Security, Habersham or their subsidiaries or by shareholders who perfect their dissenters' rights) will be converted into the right to receive, at the election of each shareholder, either shares of Habersham common stock or cash as described in the section entitled "THE MERGER -- Merger Consideration" in the accompanying Proxy Statement/Prospectus. A copy of the Merger Agreement is set forth in Appendix A to the accompanying Proxy Statement/Prospectus and is incorporated by reference herein.

        PROPOSAL 2: OTHER BUSINESS. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

        Only shareholders of record at the close of business on ___________, 1995 are entitled to receive notice of and to vote at the Special Meeting or any adjournments or postponements thereof. Approval of the Merger Agreement and the consummation of the transactions contemplated thereby requires the affirmative vote of the holders of a majority of the shares of Security common stock entitled to vote at the Special Meeting.

        THE BOARD OF DIRECTORS OF SECURITY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY.



                                        ________________________________________
                                        By Order of the Directors,
                                        C. Mickle Moye, President

PROXY STATEMENT/PROSPECTUS

                              PROXY STATEMENT OF
                            SECURITY BANCORP, INC.
                     FOR A SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD __________, 1995

                                _______________


                THIS PROXY STATEMENT INCLUDES THE PROSPECTUS OF
                               HABERSHAM BANCORP
               RELATING TO UP TO 828,975 SHARES OF COMMON STOCK
                   ISSUABLE IN CONNECTION WITH THE MERGER OF
                          SECURITY BANCORP, INC. AND
                               HABERSHAM BANCORP

                                _______________


         This Proxy Statement/Prospectus is being furnished to holders of common stock, $1.00 par value ("Security Common Stock"), of Security Bancorp, Inc., a Georgia corporation ("Security"), in connection with the solicitation of proxies by the Security Board of Directors for use at a Special Meeting of Shareholders to be held at ______ a.m./p.m., on ____________, 1995, at Security's main office, located at 1600 Marietta Highway, Canton, Georgia, and at any adjournment or adjournments thereof (the "Special Meeting").

        The purpose of the Special Meeting is to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of January 16, 1995 (the "Merger Agreement"), by and between Security and Habersham Bancorp, a Georgia corporation ("Habersham"), which provides for, among other things, the merger of Security with and into Habersham (the "Merger"). See "SUMMARY," "THE MERGER" and Appendices A and B to this Proxy Statement/Prospectus.

        Upon consummation of the Merger, each outstanding share of Security Common Stock (excluding shares held by Security, Habersham or their subsidiaries or by shareholders who perfect their dissenters' rights) shall cease to be outstanding and shall be converted into and exchanged for the right to receive, at the election of each shareholder, either shares of Habersham common stock ("Habersham Common Stock") or cash (the "Merger Consideration"), calculated in the manner described in the following paragraph.

        The Merger Consideration will be calculated by (i) multiplying 1.5 times the aggregate Book Value (as defined in the Merger Agreement) of the Security Common Stock at December 31, 1994 (which product equals $9,220,601) and (ii) dividing that product by the number of shares of Security Common Stock outstanding immediately prior to consummation of the Merger (presently 525,000 shares). If the Merger Consideration is to be paid in shares of Habersham Common Stock, the number of shares of Habersham Common Stock to be issued in exchange for a share of Security Common Stock will be calculated by dividing the Merger Consideration by the Book Value (as defined in the Merger Agreement) per share of Habersham Common Stock at December 31, 1994. Assuming consummation of the five- for-one stock split (the "Stock Split") of the outstanding Habersham Common Stock described under "SUMMARY -- Market for Common Stock and Related Shareholder Matters" and "CERTAIN DIFFERENCES IN THE RIGHTS OF HABERSHAM AND SECURITY SHAREHOLDERS -- Authorized Capital Stock" prior to consummation of the Merger, the $55.60 per share Book Value of the Habersham Common Stock at December 31, 1994 will be adjusted for purposes of this calculation to $11.12 per share. If the Stock Split is consummated, the 525,000 shares of Security Common Stock outstanding on the date hereof remain outstanding immediately prior to consummation of the Merger and no Security shareholder exercises his or her dissenters' rights with respect to the Merger, each outstanding share of Security Common Stock will be converted into the right to receive $17.56 in cash or 1.579 shares of Habersham Common Stock in the Merger. If the Stock Split is not consummated but the other assumptions remain as stated, however, each outstanding share of Security Common Stock will be converted into the right to receive $17.56 in cash or
0.3158 shares of Habersham Common Stock in the Merger.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
                SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
          SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE
         COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
         ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          THE SHARES OF HABERSHAM COMMON STOCK OFFERED HEREBY ARE NOT
         SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR
        SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT
            INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

        The date of this Proxy Statement/Prospectus is ___________, 1995, and it is being mailed or otherwise delivered to Security shareholders on or about such date.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    Parties to the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    Special Meeting; Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    Market for Common Stock and Related Shareholder Matters . . . . . . . . . . . . . . . . . . . . . . . . . 10
    Comparison of Certain Unaudited Per Share Data  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

GENERAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
    Special Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
    Record Date, Solicitation, and Revocability of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . 16
    Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
    Recommendation of Security's Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
    General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
    Background of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
    Reasons for the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
    Opinion of Financial Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    Merger Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
    Stock Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
    Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
    Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
    Distribution of Habersham Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
    Certain Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
    Management and Operations After the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
    Interests of Certain Persons in the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
    Contracts Between Habersham and Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
    Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
    Post Acquisition Compensation and Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
    Conditions to Consummation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
    Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
    Amendment, Waiver, and Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
    Conduct of Business Pending the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
    Expenses and Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
    Accounting Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
    Resales of Habersham Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

HABERSHAM BANCORP MANAGEMENT'S DISCUSSION AND ANALYSIS OF
    FINANCIAL CONDITION AND RESULTS OF OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

SECURITY BANCORP, INC. MANAGEMENT'S DISCUSSION AND ANALYSIS
    OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53


PRO FORMA COMBINED FINANCIAL DATA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

CERTAIN DIFFERENCES IN THE RIGHTS OF HABERSHAM AND
     SECURITY SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
     Authorized Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
     Shareholder Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
     Number of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
     Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
     Vote Required for Certain Business Combinations . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

SUPERVISION AND REGULATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
     Bank Holding Company Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
     Federal Securities Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
     Bank Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
     Capital Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
     Prompt Corrective Action    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
     Audit and Reporting Requirements    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
     Fair Lending  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
     Anti-Tying Restrictions Eased . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
     Community Development and Regulatory Improvement  . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
     Interstate Banking and Branching  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
     Future Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87

OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87

HABERSHAM BANCORP HISTORICAL FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88

SECURITY BANCORP, INC. HISTORICAL FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 112


APPENDICES:

      Appendix A      --  Agreement and Plan of Merger, dated as of January 16, 1995, by and between Habersham and Security
      Appendix B      --  Form of Letter Agreement Regarding Stock Options, dated as of January 16, 1995, among Habersham,
                          Security and the Security Option Holders named therein
      Appendix C      --  Opinion of Alex Sheshunoff & Co. Investment Banking
      Appendix D      --  Title 14, Chapter 2, Article 13 of the Georgia Business Corporation Code Relating to Rights of Dissenting
                          Shareholders


                             AVAILABLE INFORMATION

       Habersham and Security are each subject to the reporting and informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and, in accordance therewith, file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by Habersham and Security with the Commission may be inspected and copied at the principal office of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

        This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement on Form S-4, of which this Proxy Statement/Prospectus is a part, and exhibits thereto (together with any amendments thereto, the "Registration Statement"), which has been filed by Habersham with the Commission under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), certain portions of which have been omitted pursuant to the rules and regulations of the Commission and to which portions reference is hereby made for further information. Statements contained in this Proxy Statement/Prospectus concerning the provisions of certain documents filed as exhibits to the Registration Statement are necessarily brief descriptions thereof, and are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such document.

        THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE CERTAIN DOCUMENTS THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM: HABERSHAM BANCORP, HIGHWAY 441 NORTH, CORNELIA, GEORGIA 30531 ATTENTION: EDWARD D. ARIAIL, CORPORATE SECRETARY, (706) 778-1000, AS TO HABERSHAM DOCUMENTS; AND FROM SECURITY BANCORP, INC., 1600 MARIETTA HIGHWAY, CANTON, GEORGIA 30114, ATTENTION: C. MICKLE MOYE, PRESIDENT, (404) 479-2111, AS TO SECURITY DOCUMENTS. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUESTS SHOULD BE MADE BY ____________, 1995.

        All information contained herein with respect to Habersham and its subsidiaries has been supplied by Habersham, and all information with respect to Security and Security State Bank has been supplied by Security.

        No person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement/Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized by Habersham or Security. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of the securities to which this Proxy Statement/Prospectus relates shall, under any circumstances, create any implication that there has been no change in the affairs of Habersham, Security, or any of their respective subsidiaries since the date hereof or than the information contained herein is correct as of any time subsequent to its date. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the securities to which it relates or an offer to sell or a solicitation of an offer to purchase the securities offered by this Proxy Statement/Prospectus in any jurisdiction in which such an offer or solicitation is not lawful.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The following documents filed by Habersham and Security, respectively, with the Commission (Habersham File No. 0-13153; Security File No. 33-25552-A) under Section 13(a) or 15(d) of the Exchange Act are hereby incorporated by reference in this Proxy Statement/Prospectus. The financial statements and accompanying notes thereto and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in such documents have been updated to include the year ended December 31, 1994 and appear elsewhere in this Proxy Statement/Prospectus. Accordingly, such sections of the indicated documents are not incorporated herein by reference.

        Habersham documents:

               (i) Habersham's Annual Report on Form 10-KSB for the year ended December 31, 1993;

               (ii) Habersham's Quarterly Reports on Form 10-QSB for the three months ended March 31, 1994, the six months ended June 30, 1994, and the nine months ended September 30, 1994; and

               (iii) the description of Habersham Common Stock set forth in Habersham's Registration Statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

        Security documents:

               (i) Security's Annual Report on Form 10-KSB for the year ended December 31, 1993; and

               (ii) Security's Quarterly Reports on Form 10-QSB for the three months ended March 31, 1994, the six months ended June 30, 1994, and the nine months ended September 30, 1994.

        All documents filed by Habersham and Security pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting are hereby incorporated by reference in this Proxy Statement/Prospectus and shall be deemed a part hereof from the date of filing of such document.

        Any statement contained herein, in any supplement hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Proxy Statement/Prospectus to the extent that a statement contained herein, in any supplement hereto or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Proxy Statement/Prospectus, or any supplement hereto.

                                    SUMMARY

        The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus. This summary is not intended to be a complete description of the matters covered in this Proxy Statement/Prospectus and is subject to and qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement/Prospectus, including the Appendices hereto, and in the documents incorporated by reference in this Proxy Statement/Prospectus. Copies of the Merger Agreement and the Option Agreement (as defined below) are set forth in Appendices A and B, respectively, to this Proxy Statement/Prospectus and reference is made thereto for a complete description of the terms of the Merger. Shareholders are urged to read carefully the entire Proxy Statement/Prospectus, including the Appendices. As used in this Proxy Statement/Prospectus, the terms "Habersham" and "Security" refer to such corporations, respectively, and where the context requires, such corporations and their respective subsidiaries.

PARTIES TO THE MERGER

        Habersham. Habersham is a Georgia corporation and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Through its bank subsidiary, Habersham Bank, Habersham operates three full-service branch offices in Habersham County, Georgia. Habersham Bank provides such customary banking services as checking and savings accounts, various types of time deposits, safe deposit facilities and individual retirement accounts. It also makes secured and unsecured loans and provides other financial services to its customers. Habersham Bank has a full-time trust officer on staff and offers a full spectrum of trust services, including trust administration, asset management services, estate and will probate and administration and other services in the area of personal trusts. Habersham Bank also provides data processing services for financial institutions.

        For the year ended December 31, 1994, Habersham reported net income of approximately $1.7 million. At December 31, 1994, Habersham had total consolidated assets of approximately $161 million and consolidated shareholders' equity of approximately $15.9 million.

        Habersham's principal executive offices are located at Highway 441 North, Cornelia, Georgia 30531, and its telephone number is (706) 778-1000.
For additional information regarding Habersham and its business, see "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE," "SUMMARY -- Selected Financial Data," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Habersham," "SUPERVISION AND REGULATION," and "FINANCIAL STATEMENTS -- Habersham."

        Security. Security is a Georgia corporation and a bank holding company registered under the BHC Act. Through its bank subsidiary, Security State Bank ("Security Bank"), Security operates a full-service banking office in Cherokee County, Georgia, its primary service area. Security Bank offers a full range of commercial banking services to individuals, professional and business customers in its primary service area. These services include personal and business checking accounts and savings and other types of certificates of deposit. Security Bank does not presently offer trust or fiduciary services and relies on trust and fiduciary services offered by corresponding banks. Security Bank also offers a range of short- and medium-term commercial, consumer and real estate loans.

        For the year ended December 31, 1994, Security reported net income of approximately $468,000. At December 31, 1994, Security had total consolidated assets of approximately $40 million and consolidated shareholders' equity of approximately $5.4 million.

        Security's principal executive offices are located at 1600 Marietta Highway, Canton, Georgia 30114, and its telephone number is (404) 479-2111.
For additional information regarding Security and its business, see "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE," "SUMMARY -- Selected Financial Data," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Security," "SUPERVISION AND REGULATION," and "FINANCIAL STATEMENTS -- Security."

SPECIAL MEETING; RECORD DATE

        The Special Meeting will be held at _______ a.m./p.m. on ____________, 1995, at Security's main office at 1600 Marietta Highway, Canton, Georgia. At the Special Meeting, Security's shareholders will consider and vote upon approval of the Merger Agreement and the consummation of the transactions contemplated therein. Security's Board of Directors has fixed the close of business on _______________, 1995, as the record date for determining the Security shareholders entitled to receive notice of and to vote at the Special Meeting (the "Record Date"). As of the Record Date, there were [525,000] shares of Security Common Stock issued and outstanding and entitled to be voted at the Special Meeting. For additional information with respect to the Special Meeting, including the Record Date and votes required for approval, see "GENERAL INFORMATION."

THE MERGER

        General. The Merger Agreement provides that Security will merge with and into Habersham, which will be the surviving corporation of the Merger and will continue to be governed by the laws of the State of Georgia. At the time the Merger becomes effective (the "Effective Time"), each outstanding share of Security Common Stock (excluding shares held by Security, Habersham or their subsidiaries or by shareholders who perfect their dissenters' rights) shall cease to be outstanding and shall be converted into and exchanged for the right to receive, at the election of each shareholder, either shares of Habersham Common Stock or cash (the "Merger Consideration"). If the Merger Agreement is approved at the Special Meeting, all required governmental and other consents and approvals are obtained and all of the other conditions to the obligations of the parties to consummate the Merger are either satisfied or waived (as permitted), the Merger will be consummated. A copy of the Merger Agreement is set forth in Appendix A to this Proxy Statement/Prospectus. See "THE MERGER."

        Merger Consideration. The Merger Agreement provides that, at the effective time of the Merger, each outstanding share of Security Common Stock (excluding shares held by Security, Habersham or their subsidiaries and by shareholders who perfect their dissenters' rights) will cease to be outstanding and will be converted into and exchanged for the right to receive the Merger Consideration, calculated in the manner described in the following paragraph. The Merger Consideration will be paid in either shares of Habersham Common Stock or cash at the election of each holder of shares of Security Common Stock surrendered in the Merger, subject to pro rata distribution under the circumstances described below.

        The Merger Consideration will be calculated by (i) multiplying 1.5 times the aggregate Book Value (as defined in the Merger Agreement) of the Security Common Stock at December 31, 1994 (which products equals $9,220,601) and (ii) dividing that product by the number of shares of Security Common Stock outstanding immediately prior to consummation of the Merger (presently 525,000 shares). If the Merger Consideration is to be paid in shares of Habersham Common Stock, the number of shares of Habersham Common Stock to be issued in exchange for a share of Security Common Stock will be calculated by dividing the Merger Consideration by the Book Value (as defined in the Merger Agreement) per share of Habersham Common Stock at December 31, 1994. Assuming consummation of Habersham's five-for-one stock split described herein (the "Stock Split") prior to consummation of the Merger, the $55.60 per share Book Value of the Habersham Common Stock at December 31, 1994 will be adjusted for purposes of this calculation to $11.12 per share. If the Stock Split is consummated, the 525,000 shares of Security Common Stock outstanding on the date hereof remain outstanding immediately prior to consummation of the Merger and no shareholders exercise their dissenters' rights with respect to the Merger, each outstanding share of Security Common Stock will be converted into the right to receive $17.56 in cash or 1.579 shares of Habersham Common Stock in the Merger. If the Stock Split is not consummated but the other assumptions remain as stated, however, each outstanding share of Habersham Common Stock will be converted into the right to receive $17.56 in cash or 0.3158 shares of Habersham Common Stock in the Merger. See "SUMMARY -- Market for Common Stock and Related Shareholder Matters" and "CERTAIN DIFFERENCES IN THE RIGHTS OF HABERSHAM AND SECURITY SHAREHOLDERS -- Authorized Capital Stock" for a description of the terms and effects of the Stock Split.

        If the aggregate amount of cash elected to be received by Security shareholders plus the cash expected to be paid to any shareholders ("Dissenting Shareholders") who elect to exercise their statutory right to dissent to the Merger pursuant to Article 13 of the Georgia Business Corporation Code (the "Georgia Code") exceeds $4,610,300 (representing 50% of the total merger consideration) (the "Maximum Cash Value"), cash representing the Maximum Cash Value will be distributed as follows: first, to the Dissenting Shareholders, who will be paid in full in cash; and second, to the Security shareholders electing to receive cash in the Merger ("Electing Shareholders"), who will be paid cash on a pro rata basis. In determining the pro rata amounts to be distributed, each share of Security Common Stock held by an Electing Shareholder will represent the right to receive (i) cash in an amount determined by dividing (x) the Maximum Cash Value less the amount payable to Dissenting Shareholders (the "Available Cash") by (y) the number of shares of Security Common Stock ("Number of Cash Election Shares") held by Electing Shareholders; and (ii) the number of shares of Habersham Common Stock obtained by dividing (x) the difference between the aggregate amount of cash requested by Electing Shareholders and the Available Cash by (y) the Number of Cash Election Shares, and dividing the resulting amount by the Book Value per share of Habersham Common Stock at December 31, 1994 (as adjusted, if applicable, to reflect the effect of the Stock Split).

        Option Agreements. Pursuant to the terms of Letter Agreements, dated as of January 16, 1995 (the "Option Agreements"), Habersham, Security and each holder of options to purchase Security Common Stock (individually, a "Security Option" and collectively, "Security Options") have agreed that all Security Options will be cancelled in the Merger and replaced by one of the following forms of consideration:

        (i) cash in an amount equal to the difference between the Book
Value of a share of Security Common Stock as of December 31, 1994 (adjusted, as applicable, to reflect the effect of the Stock Split) and the $10.00 per share exercise price of a Security Option) (the "Appreciation"), multiplied by the number of shares of Security Common Stock subject to the Security Option;

        (ii) that number of shares of Habersham Common Stock obtained by multiplying the Appreciation by the number of shares of Security Common Stock subject to the Security Option and dividing the result by the Book Value of a share of Habersham Common Stock as of December 31, 1994 (as adjusted, if applicable, to reflect the effect of the Stock Split); or

        (iii) options to purchase Habersham Common Stock, with the number of shares subject to the new option being determined by multiplying the number of shares of Security Common Stock subject to the Security Option by
1.053 (assuming the Stock Split has been consummated) or 0.2106 (if the Stock Split has not been consummated), and the per share exercise price for the new options being the book value per share of Habersham Common Stock immediately following consummation of the Merger, excluding loan loss reserves.

        A form of Option Agreement is attached as Appendix B to this Proxy Statement/ Prospectus. See "THE MERGER -- Stock Option Agreements."

        Votes Required. Approval of the Merger Agreement and consummation of the transactions contemplated therein requires the affirmative vote of the holders of a majority of the outstanding shares of the Security Common Stock entitled to vote at the Special Meeting. As of the Record Date, Security's directors and executive officers and their affiliates held approximately [41.7]% of the outstanding shares of Security Common Stock entitled to vote at the Special Meeting. As of the Record Date, Habersham and its directors and executive officers and their affiliates held [117,905] shares of Security Common Stock, representing approximately [22.5]% of Security's outstanding Common Stock. See "GENERAL INFORMATION -- Votes Required" and "THE MERGER -- Interests of Certain Persons in the Merger."

        SECURITY SHAREHOLDERS HAVE THE RIGHT TO DISSENT FROM APPROVAL OF THE MERGER AGREEMENT AND OBTAIN PAYMENT FOR THE FAIR VALUE OF THEIR SHARES OF SECURITY COMMON STOCK BY FOLLOWING THE PROCEDURES DESCRIBED IN TITLE 14, CHAPTER 2, ARTICLE 13 ("ARTICLE 13") OF THE GEORGIA CODE. SEE APPENDIX D HERETO AND "THE MERGER--DISSENTERS' RIGHTS."

        Recommendation of the Security Board of Directors. The Board of Directors of Security believes that the Merger is in the best interests of Security and its shareholders and has approved the Merger Agreement and the consummation of the transactions contemplated therein. THE SECURITY BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREIN. In deciding to approve the Merger Agreement and the consummation of the transactions contemplated therein, Security's Board of Directors considered a number of factors, including the compatibility of the operations of Security and Habersham and the financial condition, results of operations, and future prospects of Security and Habersham. David D. Stovall, who is a director of both Habersham and Security, abstained from any proceedings or discussions of the Security Board of Directors relating to the Merger. See "THE MERGER -- Background of the Merger;" "-- Reasons for the Merger" and "-- Interests of Certain Persons in the Merger."

        Opinion of Financial Advisor. Security has received a written opinion of Alex Sheshunoff & Co. Investment Banking ("Sheshunoff"), dated January 12, 1995, that, as of such date, the consideration to be received by Security shareholders in connection with the Merger was fair, from a financial point of view, to the holders of Security Common Stock. The full text of Sheshunoff's opinion, which describes the procedures followed, assumptions made, limitations on the review taken, and other matters in connection with rendering such opinion, is set forth in Appendix C to this Proxy Statement/Prospectus and should be read in its entirety by Security shareholders. For additional information regarding Sheshunoff's opinion and a discussion of its qualifications and the method of its selection, see "THE MERGER -- Opinion of Financial Advisor."

        Effective Time. If the Merger is approved by the requisite vote of the Security shareholders, all required governmental and other consents and approvals are obtained and the other conditions to the obligations of the parties to consummate the Merger are either satisfied or waived (as permitted), the Merger will be consummated and will become effective on the date and at the time that Articles of Merger reflecting the Merger are filed with the Secretary of State of the State of Georgia (the "Effective Time"). Assuming satisfaction of all conditions to consummation, the Merger is expected to be made effective during the second quarter of 1995. Habersham and Security each has the right, acting unilaterally, to terminate the Merger Agreement should the Merger not be consummated by September 30, 1995. See "THE MERGER -- Effective Time" and
" -- Amendment, Waiver, and Termination."

        Delivery of Habersham Certificates. Promptly after the Effective Time, each record holder of shares of Security Common Stock outstanding at the Effective Time will be mailed a transmittal letter (with instructions) to use in effecting the surrender and cancellation of those certificates in exchange for either cash or shares of Habersham Common Stock. Habersham shall not be obligated to deliver the consideration to which any former holder of Security Common Stock is entitled until such holder surrenders such holder's certificate or certificates representing such holder's shares for exchange. The certificate or certificates so surrendered shall be duly endorsed as Habersham may require. See "THE MERGER -- Distribution of Habersham Certificates."

        Certain Federal Income Tax Consequences. The Merger is intended to be a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Generally, no gain or loss should be recognized for federal income tax purposes by Security shareholders as a result of the Merger, except that gain or loss will be recognized with respect to any cash received in the Merger. A condition to consummation of the Merger is the receipt by each of Habersham and Security of an opinion of Powell, Goldstein, Frazer & Murphy, counsel to Habersham, as to the qualification of the Merger as a tax-free reorganization and certain other federal income tax consequences of the Merger. See "THE MERGER -- Certain Federal Income Tax Consequences."

        BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER AND OTHER FACTORS, EACH HOLDER OF SECURITY COMMON STOCK IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISER TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER (INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX
LAWS).

        Interests of Certain Persons in the Merger. As of January 16, 1995, the directors and officers of Security beneficially owned an aggregate of approximately 16,874 shares of Habersham Common Stock, representing approximately 4.9% of the then outstanding shares of Habersham Common Stock.
In addition, the directors and officers of Habersham beneficially owned 117,905 shares of Security Common Stock as of that date, representing approximately 22.5% of the then outstanding shares of Security Common Stock.

        David D. Stovall, the President of Habersham and a member of its Board of Directors, is also the Chairman of the Board of Directors of Security and owns approximately 5.8% of Security's outstanding Common Stock, and Thomas A. Arrendale, III, the Vice Chairman of the Board of Habersham, owns approximately 11.5% of Security's outstanding Common Stock. Habersham also owns 26,249 shares of Security Common Stock (representing approximately 5.0% of the outstanding shares), with respect to which voting and investment power is shared by the members of a proxy committee consisting of three Habersham directors other than Mr. Stovall and Mr. Arrendale, III. Mr. Stovall participated in the negotiation of the terms of the Merger solely in his capacity as President and Chief Executive Officer of Habersham and did not vote on the Merger or participate in any discussions of its terms in his capacity as a Security director. Mr. Arrendale did not participate in any discussions or negotiations of the Merger with any member of Security's management or Board. Neither Mr. Stovall nor Mr. Arrendale will receive any benefit as a result of the Merger that will not be shared on a pro rata basis by all other Security shareholders. See "THE MERGER -- Background of the Merger."

        Contracts Between Habersham and Security. Habersham Bank provides auditing and data processing services to Security Bank and to other financial institutions. See "THE MERGER -- Contracts Between Habersham and Security" for a description of the general terms upon which such services are performed. Security's management believes these services are performed on terms as favorable to Security Bank as could have been obtained from other vendors.

        Conditions to Consummation. Consummation of the Merger is subject to various conditions, including among other matters: (i) approval of the Merger Agreement by the Security shareholders; (ii) receipt of all governmental and other consents and approvals necessary to permit consummation of the Merger, including those of the Board of Governors of the Federal Reserve System (the "Federal Reserve") and the Department of Banking and Finance of the State of Georgia (the "DBF"); (iii) receipt of approval for the listing of the Habersham Common Stock on the Nasdaq National Market or the Nasdaq SmallCap Market; (iv) execution of the Option Agreement in the form attached as Appendix B; (v) an aggregate of not more than 52,500 shares of Security Common Stock dissenting from the Merger (unless a greater number is permitted by Habersham in its sole discretion); and (vi) satisfaction of certain other usual conditions, including the receipt of the tax opinion discussed above. The foregoing are the material conditions to the consummation of the Merger. See "THE MERGER -- Conditions to Consummation" and "-- Amendment, Waiver, and Termination."

        Regulatory Approvals. The Merger is subject to the prior approval of the Federal Reserve and the DBF. Applications have been filed with the Federal Reserve and the DBF for approval of the Merger. There can be no assurance that the approval of the Federal Reserve or the DBF will be obtained or as to the timing or conditions of such approval. See "THE MERGER -- Regulatory Approvals."

        Conduct of Business Pending the Merger. Security has agreed in the Merger Agreement to, among other things, operate its business only in the ordinary course and to take no action that would adversely affect its ability to perform its covenants and agreements under the Merger Agreement. In addition, Security has agreed not to take certain actions relating to the operation of Security pending consummation of the Merger without the prior written consent of Habersham, except as otherwise permitted by the Merger Agreement, including, among other things: (i) amending its Articles of Incorporation or Bylaws or the governing instruments of Security Bank; (ii) becoming responsible for any obligation for borrowed money in excess of an aggregate of $500,000, except in accordance with past practices; (iii) acquiring or exchanging any shares of its capital stock or paying any dividend or other distribution with respect to its capital stock; (iv) issuing, selling or pledging additional shares of any Security capital stock, any rights to acquire any such stock or any security convertible into such stock, except pursuant to the exercise of outstanding stock options; (v) adjusting or reclassifying any of its capital stock; (vi) acquiring control over any other entity; (vii) granting any increase in compensation or benefits to its employees or officers (except as previously disclosed to Habersham or as required by law), paying any bonus (except as previously disclosed to Habersham or in accordance with any existing program or plan) or entering into or amending any severance agreements with its officers; (viii) granting any increase in compensation or other benefits to any of its directors (except as previously disclosed to Habersham); (ix) entering into or amending any employment contract that it does not have the unconditional right to terminate without certain liability, except for any amendment required by law; (x) adopting any new employee benefit plan or program or materially changing any existing plan or program; (xi) making any significant changes in accounting methods, except for any change required by law; (xii) commencing any litigation other than in accordance with past practice or settling any litigation for money damages in excess of $250,000; or (xiii) materially amending or terminating any material contracts. See "THE MERGER -- Conduct of Business Pending the Merger."

        Termination. The Merger Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time by mutual consent of the Boards of Directors of Security and Habersham. In addition, the Merger Agreement may be terminated, and the Merger abandoned, prior to the Effective Time by either Habersham or Security if (i) the other party breaches and does not timely cure any representation, warranty, covenant or other agreement contained in the Merger Agreement and (other than representations and warranties relating to the capital stock of each of Habersham and Security) such breach, individually or in the aggregate, has a Material Adverse Effect, as defined in the Merger Agreement, on the non-breaching party, (ii) any consent or approval of certain regulatory authorities is denied by final nonappealable action of such authority, (iii) the Security shareholders fail to approve the Merger Agreement, (iv) any of the conditions precedent to the obligations of the terminating party to consummate the Merger cannot be satisfied or fulfilled by September 30, 1995, or (v) the Merger has not been consummated by September 30, 1995. See "THE MERGER -- Amendment, Waiver, and Termination."

        Accounting Treatment. It is anticipated that the Merger will be accounted for as a "purchase" for financial reporting purposes. See "THE MERGER -- Accounting Treatment."

        Resale of Habersham Common Stock. The Habersham Common Stock issuable in connection with the Merger will be freely transferable by the holders of such shares, except for those holders who may be deemed to be "affiliates" (generally including directors, certain executive officers, and 10% or more shareholders) of Security or Habersham under applicable federal securities laws. See "THE MERGER -- Resale of Habersham Common Stock."

        Dissenters' Rights. A holder of Security common stock who dissents from the Merger is entitled to the rights and remedies of dissenting shareholders set forth in Article 13 of the Georgia Code, subject to compliance with the procedures set forth therein. Among other things, a dissenting shareholder is entitled to receive cash in an amount equal to the "fair value" of such holder's shares. A copy of Article 13 of the Georgia Code is set forth in Appendix D to this Proxy Statement/Prospectus and a summary thereof is included under "The Merger--Dissenters' Rights." TO PERFECT DISSENTERS' RIGHTS, A SHAREHOLDER MUST COMPLY WITH ARTICLE 13 OF THE GEORGIA CODE, WHICH REQUIRES, AMONG OTHER THINGS, THAT THE SHAREHOLDER GIVE SECURITY NOTICE OF SUCH HOLDER'S INTENTION TO DISSENT FROM APPROVAL OF THE MERGER AGREEMENT PRIOR TO THE VOTE OF THE SECURITY SHAREHOLDERS AT THE SPECIAL MEETING AND THAT SUCH SHAREHOLDER NOT VOTE HIS OR HER SHARES IN FAVOR OF THE MERGER AGREEMENT. ANY SECURITY SHAREHOLDER WHO RETURNS A SIGNED PROXY BUT FAILS TO PROVIDE INSTRUCTIONS AS TO THE MANNER IN WHICH SUCH HOLDER'S SHARES ARE TO BE VOTED WILL BE DEEMED TO HAVE VOTED IN FAVOR OF THE MERGER AGREEMENT AND THUS WILL NOT BE ENTITLED TO ASSERT DISSENTERS' RIGHTS.

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

        Habersham Common Stock. There is no established public trading market for the Habersham Common Stock. Habersham is aware of transactions that have resulted in shares being traded since January 1, 1993 at prices ranging from a low of approximately $37.00 per share to a high of approximately $43.00 per share. The most recent trade prior to announcement of the Merger was effected on December 30, 1994 at a purchase price of $43.00 per share,and trades since the announcement of the Merger have also been effected at a price of $43.00 per share.

        As of March 1, 1995, a total of 335,051 shares of Habersham Common Stock were issued and outstanding and held by 400 holders of record. An additional 38,600 shares (including 5,000 shares granted under a plan subject to shareholder approval) were subject to outstanding options to purchase Habersham Common Stock.

        In order to qualify the Habersham Common Stock for listing on the Nasdaq National Market, Habersham intends to declare a five-for-one stock split in the form of a 400% stock dividend with respect to its outstanding Common Stock prior to consummation of the Merger. The effective date of the stock split will occur after Habersham's April 15, 1995 Annual Shareholders' Meeting because Habersham must obtain shareholder approval of an increase in the number of authorized shares of Habersham Common Stock from 1 million to 10 million before effecting the split. If shareholder approval is not obtained, the Habersham Common Stock will not qualify for listing on the Nasdaq National Market, but will qualify for listing on the Nasdaq SmallCap Market. The Habersham Board of Directors also plans to reduce the par value of the Habersham Common Stock from $2.50 to $1.00 per share. See "CERTAIN DIFFERENCES IN THE RIGHTS OF HABERSHAM AND SECURITY SHAREHOLDERS -- Authorized Capital Stock."

        Security Common Stock. There is no established public trading market for the Security Common Stock. The Security Common Stock has been traded at a consistent price of $10.00 per share since January 1, 1993. The most recent trade prior to announcement of the Merger was effected on November 23, 1994. No trades have been effected since the announcement of the Merger.

        As of February 28, 1995, a total of 525,000 shares of Security Common Stock were issued and outstanding and held by 323 holders of record. An additional 67,750 shares were subject to outstanding options to purchase Security Common Stock.

        Dividends. Habersham pays dividends to its shareholders semi-annually. Dividends were paid at a rate of $0.40 per share in 1994 and $0.40 per share in 1993. No assurance can be given, however, regarding the existence or extent of future dividend payments. Security has not paid any dividends to its shareholders since inception and does not anticipate paying any dividends in the immediate future. The dividends payable by Habersham and Security depend primarily on their income, which in turn largely depends upon dividends received from their subsidiary banks. Under Georgia law, a bank must obtain the approval of the DBF before cash dividends may be paid if (i) the total classified assets at the most recent examination of such bank exceed 80% of the equity capital, (ii) the aggregate amount of dividends declared or anticipated to be declared in the calendar year exceeds 50% of the net profits, after taxes but before dividends, for the previous calendar year, or (iii) the ratio of equity capital to adjusted assets is less than 6%. Based on the foregoing factors, Habersham is not required to seek DBF approval prior to paying cash dividends.

COMPARISON OF CERTAIN UNAUDITED PER SHARE DATA

        The following summary presents selected comparative unaudited per share data for Habersham and Security on a historical basis and on a pro forma combined basis assuming the Merger had been effective during the period presented and assuming that 75% of the Security shareholders elect to receive Habersham Common Stock in the Merger. The Merger is reflected under the purchase method of accounting and pro forma data is derived accordingly. The information shown below should be read in conjunction with the historical financial statements of Habersham and Security, including the respective notes thereto, and with the unaudited pro forma financial information, including the notes thereto, appearing elsewhere herein. See "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE," "PRO FORMA COMBINED FINANCIAL DATA," "THE MERGER -- Accounting Treatment" and "FINANCIAL STATEMENTS."

                                                                     Year Ended
                                                                 December 31, 1994
                                                                 -----------------
HABERSHAM COMMON STOCK
Net income per common share:
 Historical                                                            $ 4.91
 Pro forma combined                                                      3.86
Dividends per common share:
 Historical                                                            $ 0.40
 Pro forma combined                                                      0.29
Book value per common share:
 Historical                                                            $47.36
 Pro forma combined                                                     49.60


                                                                        Year Ended
                                                                    December 31, 1994
                                                                    -----------------
SECURITY COMMON STOCK
Net income per common share:
 Historical                                                               $ 0.89
 Equivalent pro forma combined                                              1.22
Dividends per common share:
 Historical                                                               $    0
 Equivalent pro forma combined                                            $    0
Book value per common share:
 Historical                                                               $10.25
 Equivalent pro forma combined                                             15.67

               SELECTED FINANCIAL DATA OF HABERSHAM (HISTORICAL)

        The following table sets forth selected historical financial data of Habersham and has been derived from its financial statements. Such selected historical financial data should be read in conjunction with Habersham's audited consolidated financial statements at December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, including the respective notes thereto, which appear elsewhere herein.


(Dollars in thousands, except per share data)

                                                             For the years ended December 31
                                             -------------------------------------------------------------
                                               1994          1993         1992         1991         1990
                                             -------------------------------------------------------------
SUMMARY OF OPERATIONS
    Interest Income                          $ 12,435      $ 12,330    $ 13,823    $ 15,601      $ 15,515
    Interest Expense                            4,801         4,678       6,528       8,654         9,157
    Other Income                                1,207           918       1,049         897           923
    Other Expense                               6,620         6,330       6,081       5,655         5,043
    Income before cumulative
      effect of change in
      accounting principle                      1,658         1,645       1,410       1,293         1,104
    Net Income                                  1,658         1,558       1,410       1,293         1,104

PER SHARE AMOUNTS
    Income before cumulative
      effect of change in
      accounting principle                   $   4.91      $   4.92    $   4.24    $   3.71      $   3.18
    Cumulative effect of change
      in accounting principle                                  (.26)
    Net income                               $   4.91      $   4.66    $   4.24    $   3.71      $   3.18
    Dividends                                     .40           .40         .38         .35           .35
    Weighted average number of
      common and common
      equivalent shares
      outstanding                             337,959       334,413     332,734     349,126       347,480

AT DECEMBER 31
    Total Assets                             $161,327      $158,856    $150,639    $160,705      $152,976
    Earning Assets                            152,018       150,212     140,726     149,953       141,790
    Loans                                     100,848       104,154     105,104     104,052       104,614
    Deposits                                  141,615       138,459     134,451     144,232       137,285
    Shareholders' Equity                       15,851        15,546      13,710      12,959        11,803

RATIOS
    Return on average assets                     1.02%         1.01%        .89%        .83%          .75%
    Return on average equity                    10.50%        10.66%      10.70%      10.36%         9.65%
    Dividend payout ratio                        8.02%         8.51%       8.84%       9.46%        11.02%
    Average equity to average
      assets ratio                               9.76%         9.50%       8.31%       8.03%         7.74%

                SELECTED FINANCIAL DATA OF SECURITY (HISTORICAL)

        The following table sets forth selected historical financial data of Security and has been derived from and should be read in conjunction with Security's audited consolidated financial statements for the three years ended December 31, 1994, including the notes thereto, which appear elsewhere herein.

(Dollars in thousands, except per share data)                         For the years ended December 31
                                                                      -------------------------------
                                                          1994        1993         1992         1991         1990
                                                       -----------------------------------------------------------
SUMMARY OF OPERATIONS
Interest Income                                         $  3,610     $  3,074    $   2,177     $  1,041   $    379
Interest Expense                                           1,504        1,307        1,039          622        105
Other Income                                                 306          198          120           49         23
Other Expense                                              1,501        1,193          956          897        398
Income (Loss) before extraordinary item                      468          680          107         (570)      (106)
Net Income (Loss)                                            468          680          148         (570)      (106)

PER SHARE AMOUNTS
Income (Loss) before extraordinary item                 $   0.89     $   1.30    $    0.20       ($1.09)    ($0.22)
Extraordinary item                                                               $    0.08
Net Income (Loss)                                       $   0.89     $   1.30    $    0.28       ($1.09)    ($0.22)
Weighted average number of common shares                 525,000      525,000      525,000      525,000    479,900

AT DECEMBER 31
Total Assets                                              40,044       40,037       28,962       17,564      8,581
Earning Assets                                            36,995       37,132       25,949       14,879      7,054
Loans, net                                                30,002       28,184       17,186        9,886        450
Deposits                                                  33,981       34,531       24,283       13,120      3,692
Shareholders' Equity                                       5,383        5,166        4,421        4,272      4,842

RATIOS
Return on average assets                                    1.12%        1.92%        0.60%       -4.10%     -1.92%
Return on average equity                                    8.79%       14.55%        3.44%      -12.51%     -2.49%
Average equity to average assets ratio                     12.79%       13.21%       17.46%       32.75%     77.14%

          SELECTED PRO FORMA FINANCIAL DATA OF HABERSHAM AND SECURITY
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

        The following table sets forth unaudited selected pro forma combined financial data of Habersham and Security assuming the Merger is consummated and accounted for under the purchase method and assuming 75% of the Security shareholders elect to receive Habersham Common Stock in the Merger. The pro forma balance sheet data has been prepared assuming the Merger was consummated on December 31, 1994 and the pro forma income statement data has been prepared assuming the Merger was consummated on January 1, 1994. The pro forma financial data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated when indicated, nor is it necessarily indicative of future operating results or financial position. The pro forma financial data has been derived from and should be read in conjunction with the pro forma financial data, including the notes thereto, appearing elsewhere in this Proxy Statement/Prospectus. See "AVAILABLE INFORMATION" and "PRO FORMA COMBINED FINANCIAL DATA."

(Dollars in thousands, except per share data)

                                                                                            Year Ended
                                                                                        December 31, 1994
                                                                                        -----------------
INCOME STATEMENT DATA:
    Net interest income   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $      9,588
    Provision for loan losses   . . . . . . . . . . . . . . . . . . . . . . . . . .                373
    Non-interest income   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              1,514
    Non-interest expense  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              8,362
    Income taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                582
    Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              1,785

PER SHARE DATA:
    Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $       3.86
    Cash dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               0.29
    Book value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              49.60
    Weighted average number of
      common and common stock
      equivalent shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            462,338

                                                                                        December 31, 1994
                                                                                        -----------------
BALANCE SHEET DATA (AT PERIOD-END)
    Loans, net  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $    129,060
    Total assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            202,904
    Non-interest bearing deposits   . . . . . . . . . . . . . . . . . . . . . . . .             19,350
    Interest bearing deposits   . . . . . . . . . . . . . . . . . . . . . . . . . .            156,247
    Shareholders' equity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             22,766


                              GENERAL INFORMATION

SPECIAL MEETING

        This Proxy Statement/Prospectus is being furnished by Security to its shareholders in connection with the solicitation of proxies by the Board of Directors of Security from holders of the outstanding shares of Security Common Stock for use at the Special Meeting of shareholders of Security to be held at Security's main office, located at 1600 Marietta Highway, Canton, Georgia, at _______ a.m./p.m., on _______________, 1995, and at any adjournments and postponements thereof (the "Special Meeting"), to consider and vote upon a proposal to approve the Merger Agreement, which provides for, among other things, the merger of Security with and into Habersham (the "Merger"), and to transact such other business as may properly come before the Special Meeting.

        This document is also being furnished by Habersham to Security shareholders as a prospectus in connection with the issuance by Habersham of shares of Habersham Common Stock upon consummation of the Merger.

        The Merger Agreement provides for a transaction in which Security will merge with and into Habersham. Habersham will be the surviving corporation of the Merger and Habersham Bank and Security Bank will continue to operate as separate subsidiaries of Habersham. At the Effective Time, each share of issued and outstanding Security Common Stock (other than shares held by Security, Habersham or their subsidiaries or by shareholders perfecting their dissenters' rights) shall cease to be outstanding and shall be converted into and exchanged for the right to receive, at the election of each shareholder, shares of Habersham Common Stock or cash (the "Merger Consideration"). See "THE MERGER -- Merger Consideration."

        If the Merger Agreement is approved at the Special Meeting, all required governmental and other consents and approvals are obtained, and all of the other conditions to the obligations of the parties to consummate the Merger are either satisfied or waived (as permitted), the Merger will be consummated. See "THE MERGER -- Effective Time."

RECORD DATE, SOLICITATION, AND REVOCABILITY OF PROXIES

        The Security Board of Directors has fixed the close of business on _______________, 1995, as the record date for determining the Security shareholders entitled to receive notice of and to vote at the Special Meeting (the "Record Date"). Only holders of record of Security Common Stock as of the Record Date are entitled to notice of and to vote at the Special Meeting. As of the Record Date, [525,000] shares of Security Common Stock were issued and outstanding and held by [323] record holders. Holders of Security Common Stock are entitled to one vote on each matter considered and voted on at the Special Meeting for each share of Security Common Stock held of record at the close of business on the Record Date. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Security Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. Abstentions will be counted, but "broker non-votes" will not be counted, as shares present for purposes of determining the presence of a quorum. Neither abstentions nor "broker non-votes" will be counted as votes cast for purposes of determining whether a proposal has received sufficient votes for approval.

         Proxies in the form accompanying this Proxy Statement/Prospectus are solicited by Security's Board of Directors. Shares of Security Common Stock represented by properly executed proxies, if such proxies are received in time and are not revoked, will be voted in accordance with the instructions indicated on the proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED "FOR" APPROVAL OF THE MERGER AGREEMENT AND CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREIN, AND AS DETERMINED BY A MAJORITY OF THE MEMBERS OF THE SECURITY BOARD OF DIRECTORS AS TO ANY OTHER MATTER THAT MAY COME BEFORE THE SPECIAL MEETING. ANY HOLDER OF SECURITY COMMON STOCK WHO RETURNS A SIGNED PROXY BUT FAILS TO PROVIDE INSTRUCTIONS AS TO THE MANNER IN WHICH SUCH HOLDER'S SHARES ARE TO BE VOTED WILL BE DEEMED TO HAVE VOTED IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT AND CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREIN, AND WILL NOT BE ENTITLED TO ASSERT DISSENTERS' RIGHTS.

         A Security shareholder who has given a proxy may revoke it at any time prior to its exercise at the Special Meeting or prior to the receipt by Security of proxies voting in favor of the Merger by all shareholders, by (i) giving written notice of revocation to the Secretary of Security, (ii) properly submitting to Security a duly executed proxy bearing a later date, or (iii) voting in person at the Special Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to Security as follows: Security Bancorp, Inc., 1600 Marietta Highway, Canton, Georgia 30114, Attention: President. A proxy appointment will not be revoked by death or supervening incapacity of the shareholder executing the proxy statement unless, before the shares are voted, notice of such death or incapacity is filed with Security's Corporate Secretary or other person responsible for tabulating votes on behalf of Security.

         The expense of soliciting proxies for the Special Meeting will be paid for by Security, although Habersham and Security have agreed to each pay one-half of the cost of preparing and mailing this Proxy Statement/Prospectus. In addition to the solicitation of shareholders of record by mail, telephone or personal contact, Security will be contacting brokers, dealers, banks or voting trustees or their nominees who can be identified as record holders of Security Common Stock; such holders, after inquiry by Security, will provide information concerning quantity of proxy and other materials needed to supply such materials to beneficial owners, and Security will reimburse them for the expense of mailing the proxy materials to such persons.

VOTE REQUIRED

         Approval of the Merger Agreement and consummation of the transactions contemplated therein requires the affirmative vote of the holders of a majority of the outstanding shares of Security Common Stock entitled to vote thereon at the Special Meeting. The Merger Agreement and the consummation of the transactions contemplated therein do not require the approval of the holders of Habersham Common Stock.

         As of the Record Date, Security's directors and executive officers, and their affiliates, held approximately [41.7]% of the outstanding shares of Security Common Stock entitled to vote at the Special Meeting. As of the Record Date, Habersham and its directors and executive officers and their affiliates held approximately [22.5]% of the outstanding shares of Security Common Stock. See "THE MERGER -- Interests of Certain Persons in the Merger."

RECOMMENDATION OF SECURITY'S BOARD OF DIRECTORS

         For the reasons described in the section of this Proxy Statement/Prospectus entitled "THE MERGER -- Reasons for the Merger", the Board of Directors of Security (with the exception of Mr. Stovall, who has abstained from proceedings relating to the Merger in his capacity as a Security director) has adopted the Merger Agreement, believes the Merger is in the best interests of Security and its shareholders and recommends that shareholders of Security vote "FOR" approval of the Merger Agreement and the consummation of the transactions contemplated therein. See "THE MERGER -- Background of the Merger;" "-- Reasons for the Merger" and -- Interests of Certain Persons in the Merger."
                                   THE MERGER

         The following information describes certain information pertaining to the Merger. This description does not purport to be complete and is qualified in its entirety by reference to the Appendices hereto, including the Merger Agreement, the Option Agreement and the Opinion of the Financial Advisor, copies of which are set forth in Appendices A, B and C respectively, to this Proxy Statement/Prospectus and is incorporated herein by reference. All shareholders are urged to read the Appendices in their entirety.

GENERAL

         The Merger Agreement provides that Security shall merge with and into Habersham (the "Merger"). Habersham will be the surviving corporation of the Merger and will continue to be governed by the laws of the State of Georgia.
At the time the Merger becomes effective, each share of issued and outstanding Security Common Stock (excluding shares held by Habersham, Security or their subsidiaries or shareholders who perfect their dissenters' rights) shall cease to be outstanding and shall be converted into and exchanged for the right to receive, at the election of each shareholder, either shares of Habersham Common Stock or cash (the "Merger Consideration"), calculated as described under "Merger Consideration" below. If the Merger Agreement is approved at the Special Meeting, all required governmental and other consents and approvals are obtained and all other conditions to the obligations of the parties to consummate the Merger are either satisfied or waived (as permitted), the Merger will be consummated. A copy of the Merger Agreement is set forth in Appendix A of this Proxy Statement/Prospectus.

BACKGROUND OF THE MERGER

         From time to time during the fourth quarter of 1994, the Security Board of Directors and David Stovall, in his capacity as President and Chief Executive Officer of Habersham, discussed informally whether a combination between Habersham and Security might benefit the constituent institutions and their shareholders. On November 28, 1994, Mr. Stovall discussed a possible combination between Habersham and Security with the Habersham Board of Directors. The Habersham Board, having knowledge of Mr. Stovall's position on the Security Board of Directors and his ownership of Security Common Stock, unanimously authorized Mr. Stovall to discuss the terms of such a combination with members of Security's management and Board of Directors on behalf of Habersham. See "Interests of Certain Persons in the Merger" below.

         On November 28, 1994, Mr. Stovall presented the terms of the proposed Merger and a draft of a Letter of Intent setting forth such terms to Security's Board of Directors. Mr. Stovall then left the meeting. After discussion, the members of the Board approved the Letter of Intent by a unanimous vote, with Mr. Stovall abstaining. C. Mickle Moye, the President and Chief Executive Officer of Security, and Mr. Stovall then signed the Letter of Intent on behalf of their respective institutions.

         During the next two weeks, Mr. Stovall and counsel to Habersham discussed the terms of the proposed Merger with Mr. Moye and counsel to Security. At a special Board meeting on December 8, 1994, Habersham's Board of Directors ratified the Letter of Intent and instructed Mr. Stovall to negotiate a formal merger agreement in accordance with its terms and to execute all documents and take all such actions as he deemed necessary or appropriate to consummate the Merger.

         On December 19, 1994, the Security Board of Directors appointed a Negotiating Committee consisting of five directors to negotiate the terms of the Merger with Mr. Stovall and to report the results of their negotiations to the Board of Directors at the next Board meeting. The Negotiating Committee met on December 30, 1994, and reviewed a draft of the Merger Agreement, Habersham's audited financial statements and internal due diligence reports prepared by bank management, independent auditors and counsel. The Negotiating Committee also decided to engage Alex Sheshunoff & Co. Investment Banking ("Sheshunoff") to render a fairness opinion in connection with the Merger and retained an independent consulting firm to review Habersham's loan portfolio and other related matters.

         On January 4, 1995, two members of Security's Negotiating Committee (Mr. Moye and C. Kenneth White) and counsel to Security met with Mr. Stovall and counsel to Habersham to negotiate the final terms of the Merger Agreement. Following the meeting, the representatives of Security prepared a memorandum summarizing the results of the meeting and furnished the memorandum to Security's Negotiating Committee.

         On January 16, 1995, the Negotiating Committee reviewed the terms of the final Merger Agreement with the Board of Directors of Security and recommended that the Board approve the Merger Agreement in the form presented. Mr. Stovall did not participate in the meeting. The Board reviewed reports and information regarding Habersham and Security and reviewed Sheshunoff's opinion stating that the consideration to be paid to the Security shareholders pursuant to the terms of the Merger Agreement was fair to such shareholders from a financial point of view. After further discussion, and based on the reasons stated in "Reasons for the Merger--Security" below, the Board approved the Merger Agreement and Mr. Moye executed it on Security's behalf. Mr. Stovall also executed the Merger Agreement on behalf of Habersham.

         On January 21, 1995, the Habersham Board of Directors reviewed and ratified the Merger Agreement and Mr. Stovall's execution thereof. The reasons for the Habersham Board's approval of the Merger Agreement are set forth in the section entitled "Reasons for the Merger--Habersham" below.

REASONS FOR THE MERGER

         Security. The Security Board of Directors, after consideration of relevant business, financial, legal and market factors, approved the Merger Agreement. Security's Board did not assign any relative or specific weight to the factors considered. The factors considered included:

                 (i) The alternatives to the Merger, including remaining as an independent financial institution in light of current economic conditions in Security Bank's primary market and the competition presented by larger financial institutions operating in that market.

                 (ii) The value of the consideration to be received by Security's shareholders relative to the book value and earnings per share of the Security Common Stock.

                 (iii) Information concerning the financial condition, results of operations and business prospects of Habersham.

                 (iv) The current lack of marketability of the Security Common Stock, contrasted with the ability of Security's shareholders to exchange their Security Common Stock for Habersham Common Stock in connection with the Merger and thereafter have the ability to trade such stock on Nasdaq.

                 (v) The synergies and operational efficiencies, increased financial and managerial resources and enhanced service capabilities that would result from combining Habersham and Security.

                 (vi) The competitive and regulatory environment for financial institutions generally.

                 (vii) The financial terms of recent business combinations in the financial services industry with respect to the multiples received on book value of the acquired entities.

                 (viii) The tax aspects of the Merger with respect to the consideration to be received by the Security shareholders.

                 (ix) The opinion of Sheshunoff as to the fairness, from a financial point of view, of the consideration to be received by the holders of Security Common Stock. See "Opinion of Financial Advisor."

         THE BOARD OF DIRECTORS OF SECURITY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREIN.

         Habersham. In the opinion of the Habersham Board of Directors, the Merger will enable Habersham to expand its market area into the rapidly growing Cherokee County area currently served by Security. Other factors considered (but not accorded any relative or specific weight) by the Board included:

                 (i) The financial terms of the Merger. The Board was of the view that the consideration to be issued to Security shareholders in the Merger represented fair payment for the business and assets of Security.

                 (ii) The expansion of Habersham's shareholder base as a result of the Merger, which, together with the Stock Split, would enable Habersham to meet the Nasdaq National Market listing criteria and thereby develop an established trading market for the Habersham Common Stock.

                 (iii) Information concerning the business, operations and financial condition of Security.

                 (iv) The impact generally of the Merger on the various constituencies served by Habersham.

                 (v) The likelihood of the Merger being approved by the appropriate regulatory authorities.

OPINION OF FINANCIAL ADVISOR

         In January 1995, Security retained Alex Sheshunoff & Co. Investment Banking ("Sheshunoff"), an investment banking firm based in Austin, Texas, on the basis of its experience, to render a written fairness opinion (the "Opinion") to the Board of Directors and shareholders of Security. Sheshunoff has been in the business of consulting for the banking industry for twenty years, including the appraisal and valuation of banking institutions and their securities in connection with mergers and acquisitions and equity offerings. Sheshunoff has a long history of familiarity and involvement with the banking industry nationwide, as well as familiarity with the Georgia market and recent transactions in this market. Except as described herein, Sheshunoff is not affiliated in any way with Security, Habersham or their respective affiliates.

         On January 12, 1995, in connection with its consideration of the Letter of Intent, Sheshunoff issued its Opinion to the Board of Directors of Security that, in its opinion as investment bankers, the terms of the Merger as provided in the Letter of Intent were fair, from a financial perspective, to Security and its shareholders. This Opinion was based upon conditions as they existed on December 31, 1994. A copy of the Opinion is attached as Appendix C to this Proxy Statement/Prospectus and should be read in its entirety by Security shareholders. Sheshunoff's written Opinion does not constitute an endorsement of the Merger or a recommendation to any shareholder as to how such shareholder should vote at the Special Meeting.

         In rendering its written Opinion, Sheshunoff reviewed certain publicly available information concerning Habersham and Security, including each party's audited financial statements and annual reports. Sheshunoff considered many factors in making its evaluation. In arriving at its Opinion regarding the fairness of the transaction, Sheshunoff reviewed: (i) the Letter of Intent from Habersham to Security dated November 28, 1994; (ii) the most recent external auditor's reports to the Boards of Directors of each organization; (iii) the December 31, 1994 balance sheet and income statement for each organization and the audited December 31, 1993 balance sheet and income statement for each organization; (iv) the Rate Sensitivity Analysis reports for each organization;
(v) each organization's listing of marketable securities showing rate, maturity and market value as compared to book value; (vi) each organization's internal loan classification list; (vii) a listing of other real estate owned for each organization; (viii) the budget and long range operating plan of each organization; (ix) the minutes of the Board of Directors meetings for each organization; (x) the most recent Board report for each organization; (xi) the listing and description of significant real properties for Habersham; (xii) the directors and officers liability and blanket bond insurance policies for each organization; and (xiii) market conditions and current trading levels of outstanding equity securities of both organizations. Sheshunoff conducted an on-site review of each organization's historical performance and current financial condition and performed a market area analysis.

         In addition, Sheshunoff discussed with the management of Security and Habersham the relative operating performance and future prospects of each organization, primarily with respect to the current level of their earnings and future expected operating results, giving weight to Sheshunoff's assessment of the future of the banking industry and each organization's performance within the industry. Sheshunoff compared the results of operation of Security's subsidiary bank with the results of operation of a peer group comprised of all Georgia banks with total assets of $25 to $49 million (121 banks). Sheshunoff compared the results of operation of Habersham's subsidiary bank with the results of operations of a peer group comprised of all Georgia banks with total assets of $100 to $499 million (88 banks).

         Many variables affect the value of banks, not the least of which is the uncertainty of future events, so that the relative importance of the valuation variables differs in different situations, with the result that appraisal theorists argue about which variables are the most appropriate ones on which to focus. Most appraisers agree that the primary financial variables to be considered are earnings, equity, dividends or dividend-paying capacity, asset quality and cash flow. In addition, in most instances, if not all, value is further tempered by non-financial factors such as marketability, voting rights or block size, history of past sales of the banking company's stock, the nature and relationship of the other shareholdings in the bank and special ownership or management considerations.

         Sheshunoff analyzed the total purchase price on a cash equivalent fair market value basis using the standard evaluation techniques (as discussed below), including comparable sales multiples, net present value, cash flow analysis, return on investment and the price equity index based on certain assumptions of projected growth, earnings and dividends and a range of discount rates from 10% to 15%.

         Net asset value is the value of the net equity of a bank including every kind of property and value. This approach normally assumes liquidation on the date of appraisal with the recognition of securities gains or losses, real estate appreciation or depreciation, adjustments to the loan loss reserve, discounts to the loan portfolio and changes in the net value of other assets. As such, it is not the best approach to use when valuing a going concern, because it is based on historical costs and varying accounting methods. Even if the assets and liabilities are adjusted to reflect prevailing prices and yields (which is often of limited accuracy because readily available data is often lacking), it still results in a liquidation value for the concern. Furthermore, because this method does not take into account the values attributable to the going concern such as the interrelationship among the company's assets and liabilities, customer relations, market presence, image and reputation, and staff expertise and depth, little weight is given by Sheshunoff to the net asset value method of valuation.

         Market value is generally defined as the price, established on an "arms-length" basis, at which knowledgeable, unrelated buyers and sellers would agree. The market value is frequently used to determine the price of a minority block of stock when both the quantity and the quality of the "comparable" data are deemed sufficient. However, the relative thinness of the specific market for the stock of the banking company being appraised may result in the need to review alternative markets for comparative pricing purposes.
The "hypothetical" market value for a small bank with a thin market for its stock is normally determined by comparison to the average price to earnings, price to equity and dividend yield of local or regional publicly-traded bank issues, adjusting for significant differences in financial performance criteria and for any lack of marketability or liquidity. The market value in connection with the evaluation of control of a bank is determined by the previous sales of banks in the state or region. In valuing a business enterprise, when sufficient comparable trade data is available, the market value deserves greater weighing than the net asset value and similar emphasis as the investment value as discussed below.

         Sheshunoff maintains substantial files concerning the prices paid for banking institutions nationwide. The database includes transactions involving Georgia banking organizations and banking organizations in the Southern region of the United States in 1994 and over the past five years. The database provides comparable pricing and financial performance data for banking organizations sold or acquired. Organized by different peer groups, the data presents averages of financial performance and purchase price levels, thereby facilitating a valid comparative purchase price analysis. In analyzing the transaction value of Security, Sheshunoff has considered the market approach and has evaluated price to equity and price to earnings multiples of Georgia and Southern banking organizations.

         Comparable Sales Multiples. Sheshunoff calculated an "Adjusted Book Value" of $18.14 per share, based on Security's December 31, 1994 equity and the average price to equity multiple of 1.77x for Georgia banking organizations sold in 1994. Sheshunoff calculated an "Adjusted Earnings Value" of $12.99 per share, based on Security's 1994 earnings and the average price to earnings multiple of 14.60x for Georgia banking organizations sold in 1994. The financial performance characteristics of the Georgia banking organizations vary, sometimes substantially, from those of Security. When the variance is significant for relevant performance factors, adjustments to the price multiples is appropriate when comparing them to the transaction value.

         The investment value is sometimes referred to as the income value or earnings value. One investment value method frequently used estimates the present value of an enterprise's future earnings or cash flow. Another popular investment value method is to determine the level of current annual benefits (earnings, cash flow, dividends, etc.), and then capitalize one or more of the benefit types using an appropriate capitalization rate such as an earnings or dividend yield. Yet another method of calculating investment value is a cash flow analysis of the ability of a banking company to service acquisition debt obligations (at a certain price level) while providing sufficient earnings for reasonable dividends and capital adequacy requirements. In connection with the cash flow analysis, the return on investment that would accrue to a prospective buyer at the transaction value is calculated. The investment value methods which were analyzed in connection with this transaction were the net present value analysis, the cash flow analysis and the return on investment analysis, which are discussed below.

         Net Present Value Analysis. The investment or earnings value of any banking organization's stock is an estimate of the present value of the future benefits, usually earnings, cash flow or dividends, which will accrue to the stock. An earnings value is calculated using an annual future earnings stream over a period of time of not less than ten years and the residual value of the earnings stream after ten years, assuming no earnings growth, and an appropriate capitalization rate (the net present value discount rate). Sheshunoff's computations were based on an analysis of the banking industry, the economic and competitive situations in Security's market area and Security's and its subsidiary bank's current financial condition and historical levels of growth and earnings. Using a net present value discount rate of 12%, an acceptable discount rate considering the risk-return relationship most investors would demand for an investment of this type as of the valuation date, the "Net Present Value of Future Earnings" equaled $12.69 per share.

         Cash Flow Analysis. The cash flow method assumes the formation of a bank holding company with maximum leverage according to Federal Reserve System guidelines and analyzes the ability of the bank to retire holding company acquisition debt within a reasonable period of time while maintaining adequate capital. Using this method, Sheshunoff arrived at a value of $16.80 per share.

         Return on Investment Analysis. Return on investment analysis (ROI) also assumes the formation of a bank holding company using maximum regulatory leverage and analyzes the ten year ROI of a 33.33% equity investment at the transaction value of $17.56 per share for Security compared to a liquidation at book value in the year 2004, and a sale at ten times projected earnings for the year 2004. This ROI analysis provides a benchmark for assessing the validity of the fair market value of a majority block of stock. The ROI analysis is one approach to valuing a going concern, and is directly impacted by the earnings stream, dividend payout levels and levels of debt, if any. Other financial and nonfinancial factors indirectly affect the ROI; however, these factors more directly influence the level of ROI an investor would demand from an investment in a majority block of stock of a specific bank at a certain point in time.
The ROI, assuming liquidation at book value in 2004, is 5.13%, and the ROI, assuming sale at ten times earnings in 2004, is 12.24%.

         Price Equity Index Analysis. Furthermore, a price level indicator, the equity index, may be used to confirm the validity of the transaction value. The equity index adjusts the price to equity multiple in order to facilitate a truer price level comparison with comparable banking organizations, regardless of the differing levels of equity capital. The equity index is derived by multiplying the price to equity multiple by the equity-to-asset ratio. In this instance, a transaction value of $17.56 per share results in an equity index of
22.98. The price equity index for banking organizations sold in Georgia in 1994 equaled 16.50.

         Finally, another test of appropriateness for the transaction value of a majority block of stock is the net present value- to-transaction value ratio. Theoretically, an earnings stream may be valued through the use of a net present value analysis. In Sheshunoff's experience with majority block community bank stock valuations, it has determined that a relationship does exist between the net present value of an "average" community banking organization and the transaction value of a majority block of the banking organization's stock. The net present value-to-transaction value ratio equals 72.27% for Security, which falls within Sheshunoff's expected range. There are many other factors to consider, when valuing a going concern, that do not directly impact the earnings stream and the net present value but that do exert a degree of influence over the fair market value of a going concern. These factors include, but are not limited to, the general condition of the industry, the economic and competitive situations in the market area and the expertise of the management of the organization being valued.

         When the net asset value, market value and investment value methods are subjectively weighed, using the appraiser's experience and judgment, it is Sheshunoff's opinion that the proposed transaction is fair.

         Sheshunoff considered this transaction as a merger rather than a purchase. Consideration was given to the levels of book value and earnings per share appreciation or dilution percentages between the merger partners over the next three to five years after consummation. A merger is usually completed with the hopes of realizing economies of scale and earnings enhancement opportunities, thereby providing a benefit to Security shareholders that otherwise might not be attainable. To justify the fairness of the transaction for Security shareholders, it is important to project, based upon realistic projections of future performance, a positive impact for Security shareholders. Sheshunoff projected that Security shareholders will have a higher level of earnings per share, equity per share and dividends per share after the Merger with Habersham than they would on a stand-alone basis. The primary focus has been on the short-term and long-term earnings per share and equity per share appreciation potential for Security shareholders.

         Neither Security nor Habersham imposed any limitations upon the scope of the investigation to be performed by Sheshunoff in formulating its Opinion. In rendering its Opinion, Sheshunoff did not independently verify the asset quality and financial condition of Security or Habersham, but instead relied upon the data provided by or on behalf of Security and Habersham to be true and accurate in all material respects.

         For its services as independent financial analyst for the Merger, including the rendering of its Opinion referred to above, Security has paid Sheshunoff aggregate fees of $11,000. Security also agreed to reimburse Sheshunoff for reasonable out-of-pocket expenses. Prior to being retained for this assignment, Sheshunoff has provided professional services and products to Habersham and Security.

MERGER CONSIDERATION

         Merger Consideration. The Merger Agreement provides that, at the effective time of the Merger, each outstanding share of Security Common Stock (excluding shares held by Security, Habersham or their subsidiaries and by shareholders who perfect their dissenters' rights) will cease to be outstanding and will be converted into and exchanged for the right to receive either shares of Habersham Common Stock or cash (the "Merger Consideration"), calculated in the manner described in the following paragraph. The Merger Consideration will be paid in either shares of Habersham Common Stock or cash at the election of each holder of shares of Security Common Stock surrendered in the Merger, subject to pro rata distribution under the circumstances described below.

         The Merger Consideration will be calculated by (i) multiplying 1.5 times the aggregate Book Value (as defined in the Merger Agreement) of the Security Common Stock at December 31, 1994 (which product equals $9,220,601) and (ii) dividing that product by the number of shares of Security Common Stock outstanding immediately prior to consummation of the Merger (presently 525,000 shares). If the Merger Consideration is to be paid in shares of Habersham Common Stock, the number of shares of Habersham Common Stock to be issued in exchange for a share of Security Common Stock will be calculated by dividing the Merger Consideration by the Book Value (as defined in the Merger Agreement) per share of Habersham Common Stock at December 31, 1994. Assuming consummation of Habersham's five-for-one stock split described herein (the "Stock Split") prior to consummation of the Merger, the $55.60 per share Book Value of the Habersham Common Stock at December 31, 1994 will be adjusted for purposes of this calculation to $11.12 per share. If the Stock Split is consummated, the 525,000 shares of Security Common Stock outstanding on the date hereof remain outstanding immediately prior to consummation of the Merger and no shareholders exercise their dissenters' rights with respect to the Merger, each outstanding share of Security Common Stock will be converted into the right to receive $17.56 in cash or 1.579 shares of Habersham Common Stock in the Merger. If the Stock Split is not consummated, but the other assumptions remain as stated, however, each outstanding share of Security Common Stock will be converted into the right to receive $17.56 in cash or
0.3158 shares of Habersham Common Stock in the Merger. See "SUMMARY -- Market for Common Stock and Related Shareholder Matters" and "CERTAIN DIFFERENCES IN THE RIGHTS OF HABERSHAM AND SECURITY SHAREHOLDERS -- Authorized Capital Stock" for a description of the terms and effects of the Stock Split.

         If the aggregate amount of cash elected to be received by Security shareholders plus the cash expected to be paid to any shareholders who elect to exercise their statutory right to dissent to the Merger pursuant to Article 13 of the Georgia Code ("Dissenting Shareholders") exceeds $4,610,300 (representing 50% of the total merger consideration) (the "Maximum Cash Value"), cash representing the Maximum Cash Value will be distributed as follows: first, to the Dissenting Shareholders, who will be paid in full in cash; and second, to the Security shareholders electing to receive cash in the Merger ("Electing Shareholders"), who will be paid cash on a pro rata basis.
In determining the pro rata amounts to be distributed, each share of Security Common Stock held by an Electing Shareholder will represent the right to receive (i) cash in an amount determined by dividing (x) the Maximum Cash Value less the amount payable to Dissenting Shareholders (the "Available Cash") by
(y) the number of shares of Security Common Stock ("Number of Cash Election Shares") held by Electing Shareholders; and (ii) the number of shares of Habersham Common Stock obtained by dividing (x) the difference between the aggregate amount of cash requested by Electing Shareholders and the Available Cash by (y) the Number of Cash Election Shares, and dividing the resulting amount by the Book value per share of Habersham Common Stock at December 31, 1994 (as adjusted, if applicable, to reflect the effect of the Stock Split).

STOCK OPTIONS

         Pursuant to the terms of the Option Agreements, Habersham, Security and each holder of Security Options have agreed that all Security Options will be cancelled in the Merger and replaced by one of the following forms of consideration:

                 (i) cash in an amount equal to the difference between the Book Value of a share of Security Common Stock as of December 31, 1994 (as adjusted, if applicable, to reflect the effect of the Stock Split) and the $10.00 per share exercise price of a Security Option (the "Appreciation"), multiplied by the number of shares of Security Common Stock subject to the Security Option;

                 (ii) that number of shares of Habersham Common Stock obtained by multiplying the Appreciation by the number of shares of Security Common Stock subject to the Security Option and dividing the result by the Book Value of a share of Habersham Common Stock as of December 31, 1994 (as adjusted, if applicable, to reflect the effect of the Stock Split); or

                 (iii) options to purchase Habersham Common Stock, with the number of shares subject to the new option being determined by multiplying the number of shares of Security Common Stock subject to the Security Option by
1.0531 (assuming the Stock Split has been consummated) or 0.2106115 (if the Stock Split has not been consummated), and the per share exercise price for the new options being the book value per share of Habersham Common Stock immediately following consummation of the Merger, excluding loan loss reserves.

FRACTIONAL SHARES

         Pursuant to the terms of the Merger Agreement, each holder of shares of Security Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Habersham Common Stock shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Habersham Common Stock multiplied by the Book Value per share of Habersham Common Stock at December 31, 1994 (as adjusted, if applicable, to reflect the effect of the Stock Split). No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

EFFECTIVE TIME

         If the Merger Agreement is approved by the requisite vote of Security shareholders, all other required governmental and other consents and approvals are received and the other conditions to the parties' obligations to consummate the Merger are satisfied or waived (as permitted), the Merger will be consummated and effected on the date and at the time Articles of Merger reflecting the Merger are filed with the Secretary of State of the State of Georgia (the "Effective Time"). Unless otherwise mutually agreed upon in writing by the chief executive officers of each of Habersham and Security, Habersham and Security have agreed to use their reasonable efforts to cause the Effective Time to occur on the last business day of the month in which occurs the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required consent of any regulatory authority having authority over and approving or exempting the Merger, and (ii) the date on which the shareholders of Security approve the Merger Agreement to the extent such approval is required by applicable law; or such later date as may be mutually agreed upon in writing by the chief executive officers of Habersham and Security. Assuming satisfaction of all conditions to consummation of the Merger, the Merger is expected to be made effective during the second quarter of 1995. Either Habersham or Security may terminate the Merger Agreement if the Merger has not been consummated by September 30, 1995. See "Conditions to Consummation" and "Amendment, Waiver, and Termination."

DISTRIBUTION OF HABERSHAM CERTIFICATES

         Promptly after the Effective Time, Habersham shall mail appropriate transmittal materials to each record holder of Security Common Stock for use in effecting the surrender and cancellation of those certificates in exchange for the Habersham Common Stock or cash to which such shareholder is entitled as a result of the Merger. The transmittal materials will contain an affidavit for lost or stolen stock certificates and shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Security Common Stock shall pass, only upon proper delivery of such certificates to Habersham by the former shareholders of Security. SECURITY SHAREHOLDERS SHOULD NOT SURRENDER THEIR CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE SUCH LETTER OF TRANSMITTAL AND INSTRUCTIONS. After the Effective Time, each holder of shares of Security Common Stock issued and outstanding at the Effective Time (other than shares as to which dissenters' rights have been perfected) shall surrender the certificate or certificates representing such shares to Habersham, and the certificates thus surrendered will be canceled. Unless otherwise designated by a Security shareholder on the transmittal letter, certificates representing shares of Habersham Common Stock issued to Security shareholders in connection with the Merger will be issued and delivered to the tendering Security shareholder at the address on record with the Security Common Stock transfer agent. Habersham shall not be obligated to deliver the consideration to which any former holder of Security Common Stock is entitled until such holder surrenders such holder's certificate or certificates representing such holder's shares for exchange. The certificate or certificates so surrendered shall be duly endorsed as Habersham may require. No party shall be liable to a holder of Security Common Stock for any property delivered in good faith to a public official pursuant to any applicable abandoned property law.

         After the Effective Time, holders of certificates will have no rights with respect to the shares of Security Common Stock represented thereby other than the right to surrender such certificates and receive in exchange therefor the shares of Habersham Common Stock or cash to which such holders are entitled, as described above. In addition, no dividend or other distribution payable to holders of record of Habersham Common Stock will be paid to the holder of any Security certificates until such holder surrenders such certificates for exchange as instructed. Subject to applicable law, upon surrender of the certificates, such holder will receive the cash or certificates representing the shares of Habersham Common Stock issuable upon the exchange or conversion of such shares of Security Common Stock, all withheld dividends or other distributions (without interest), and any withheld cash payments (without interest) to which such shareholder is entitled.

         If any certificate for Habersham Common Stock is to be issued in a name other than that in which the Security certificate surrendered for exchange is issued, the Security certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the certificates surrendered, shall provide funds for their purchase, or shall establish to the exchange agent's satisfaction that such taxes are not payable.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a discussion of the material federal income tax consequences of the Merger. This discussion is based on the provisions of the Code, the United States Department of the Treasury Regulations thereunder and rulings and court decisions as of the date hereof, all of which are subject to change, possibly retroactively. The discussion is included for general information purposes only, applies only to Security shareholders, if any, who hold their stock as a capital asset, and may not apply to Security shareholders, if any, who received their stock upon the exercise of employee stock options or otherwise as compensation. Habersham and Security have not requested a ruling from the Internal Revenue Service (the "Service"). A condition to consummation of the Merger is the receipt by Habersham and Security of an opinion of Powell, Goldstein, Frazer & Murphy, counsel to Habersham, as to the qualification of the Merger as a tax-free reorganization and certain other federal income tax consequences of the Merger.

         The Merger is intended to be a tax-free reorganization within the meaning of Section 368(a) of the Code. Among other things, the following discussion is based on Security shareholders maintaining sufficient equity ownership interest in Habersham after the Merger. The Service takes the position for purposes of issuing an advance ruling on reorganizations, that the shareholders of an acquired corporation (i.e., Security) must maintain a continuing equity ownership interest in the acquiring corporation (i.e., Habersham) equal, in terms of value, to at least 50% of their interest in such acquired corporation. For this purpose, shares of Security Common Stock exchanged for cash in lieu of fractional shares of Habersham Common Stock will be treated as outstanding shares of Security Common Stock at the Effective Time. Moreover, shares of Security Common Stock and Habersham Common Stock held by Security shareholders and otherwise sold, redeemed or disposed of prior or subsequent to such time are taken into account. In addition, management of Habersham has no plan or intention to cause Habersham to redeem or otherwise reacquire the shares of Habersham Common Stock issued in the Merger. In addition to the foregoing requirements certain additional matters must be true with respect to the Merger. Habersham believes that these additional factual matters will be satisfied.

         Assuming the Merger is treated as a reorganization as defined in
Section 368(a) of the Code, the following summarizes the federal income tax consequences to the Security shareholders:

                 (i) No gain or loss will be recognized for federal income tax purposes by Security shareholders upon the exchange of their shares of Security Common Stock for Habersham Common Stock.

                 (ii) The basis of the shares of Habersham Common Stock to be received by Security shareholders will be the same as the basis of the Security Common Stock surrendered in exchange therefor.

                 (iii) The holding period of the Habersham Common Stock to be received by Security shareholders will include the period during which the shares of Security Common Stock surrendered in exchange therefor had been held, provided such shares were held by such shareholders as a capital asset at the Effective Time.

                 (iv) Security shareholders who elect to receive cash in exchange for their shares of Security Common Stock or who dissent from the Merger will be treated as having received such payment as distributions in redemption of their shares of such stock, subject to certain limitations. Whether the redemption will be considered a distribution in full payment in exchange for shares or a dividend generally is determined under principles of Section 302 of the Code. If the redemption is considered a distribution in full payment in exchange for the shares of a shareholder, such shareholder will recognize gain or loss measured by the difference between the amount of cash received and such shareholder's adjusted basis in the stock surrendered. Generally, any gain or loss recognized upon exchange treatment will be capital gain or loss provided that the shares of Security Common Stock constitute a capital asset in the hands of the exchanging shareholder. Security shareholders electing to receive cash in the Merger or to exercise dissenters' rights should consult their own tax advisers as to the tax treatment in their particular circumstances.

                 (v) The payment of cash in lieu of fractional shares of Habersham Common Stock will be treated as if the fractional shares were issued as part of the exchange and then redeemed by Habersham. Whether these cash payments will be treated as having been received as distributions in full payment in exchange for the fractional shares of Habersham Common Stock redeemed or a dividend generally is determined under Section 302 of the Code. Generally, any gain or loss recognized upon exchange treatment will be capital gain or loss, provided the fractional share constitutes a capital asset in the hands of the exchanging shareholder.

         BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER AND OTHER FACTORS, EACH HOLDER OF SECURITY COMMON STOCK IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISER TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER (INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX
LAWS).

MANAGEMENT AND OPERATIONS AFTER THE MERGER

         Habersham will be the surviving corporation resulting from the Merger and will continue to be governed by the laws of the State of Georgia and operate in accordance with its Articles of Incorporation and Bylaws as in effect immediately prior to the Effective Time until otherwise amended or repealed after the Effective Time. The directors and officers of Habersham in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, will serve as the directors and officers of Habersham from and after the Effective Time in accordance with Habersham's Bylaws. At or as soon after the Effective Time as is possible, Habersham will increase the size of its Board of Directors to seven (7) and will select a member of the Security Board of Directors (as such Board existed immediately prior to the Effective Time) to fill the resulting vacancy.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         As of January 16, 1995, the directors and executive officers of Security beneficially owned an aggregate of 16,874 shares of Habersham Common Stock, representing approximately 4.9% of the then outstanding shares of Habersham Common Stock, and the directors and executive officers of Habersham owned an aggregate of 117,905 shares of Security Common Stock, representing 22.5% of the then outstanding Security Common Stock.

         David D. Stovall, the President of Habersham and a member of its Board of Directors, is also the Chairman of the Board of Directors of Security and owns approximately 5.8% of Security's outstanding Common Stock, and Thomas A. Arrendale, III, the Vice Chairman of the Board of Habersham, owns approximately 11.5% of Security's outstanding Common Stock. Habersham also owns 26,249 shares of Security Common Stock (representing approximately 5.0% of the outstanding shares), with respect to which voting and investment power is shared by the members of a proxy committee consisting of three Habersham directors other than Mr. Stovall and Mr. Arrendale, III.

Mr. Stovall participated in the negotiation of the terms of the Merger solely in his capacity as President and Chief Executive Officer of Habersham and did not vote on the Merger or participate in any discussions of its terms in his capacity as a Security director. Mr. Arrendale did not participate in any discussions or negotiations of the Merger with any member of Security's management or Board.

         Other than as described above, no director or executive officer of Habersham or Security, and no associate of any such person, has any substantial interest, direct or indirect, in the Merger, other than an interest arising from the ownership of Security Common Stock, in which case the director or officer receives no benefit not shared on a pro rata basis by all other holders of Security Common Stock.

CONTRACTS BETWEEN HABERSHAM AND SECURITY

         Habersham Bank provides auditing and data processing services to Security Bank and other financial institutions pursuant to the terms of a standard Data Processing Agreement. Fees are based on the type of system (e.g., deposit, loan, etc.) used and are calculated on a per-item or per-account basis. Security Bank pays approximately $4,000 per month for such services. Security's management believes these services are performed on terms as favorable to Security Bank as could have been obtained from other vendors.

INDEMNIFICATION

         The Merger Agreement provides that, for a period of six years after the Effective Time, Habersham will indemnify each person entitled to indemnification from Security or any of its subsidiaries to the full extent permitted under the laws of the State of Georgia and by Security's Articles and Bylaws, as in effect on the date of the Merger Agreement, with respect to matters occurring at or prior to the Effective Time.

         The Merger Agreement also provides that, for three years after the Effective Time, Habersham will use its reasonable efforts to maintain Security's existing directors' and officers' liability insurance policy (or a policy providing comparable coverage) on terms no less favorable than those in effect on the date of the Merger Agreement, provided that Habersham will not be obligated to make premium payments which exceed, for the portion relating to actions taken by Security's directors and officers prior to the Effective Time, 150% of the annual premium payment on Security's current policy in effect as of the date of the Merger Agreement. Habersham, Security and the members of Security's Board of Directors have entered into a Letter Agreement dated January 30, 1995 providing that the Security directors may pay any additional premiums necessary to maintain their existing directors' and officers' liability coverage in the event the premium for such coverage increases beyond 150% of the current premium for the three-year period described above.

POST ACQUISITION COMPENSATION AND BENEFITS

         The Merger Agreement provides that, after the Effective Time, Habersham will provide generally to officers and employees of Security and Security Bank, employee benefits under employee benefit plans (including the Habersham Bancorp Savings Investment Plan but excluding any stock option or other plan involving the potential issuance of Habersham Common Stock), on terms and conditions that, when taken as a whole, are substantially similar to those currently provided by Habersham and its subsidiaries to their similarly situated officers and employees. For purposes of participation and vesting under such employee benefit plans, service with Security or its subsidiaries prior to the Effective Time will be treated as service with Habersham or any subsidiary participating in such plans. The Merger Agreement also provides that Habersham will honor all provisions for vested amounts earned or accrued through the Effective Time under Security's benefit plans.

CONDITIONS TO CONSUMMATION

         The obligations of Security and Habersham to consummate the Merger are subject to the satisfaction or waiver (to the extent permitted) of the following conditions: (i) the Merger, the Merger Agreement and all other documents and instruments to be delivered in connection therewith shall have been approved by the shareholders of Security; (ii) the required regulatory approvals described under "Regulatory Approvals" shall have been received, generally without any conditions or requirements which would, in the reasonable judgment of the Board of Directors of either Habersham or Security, materially adversely affect the economic or business benefits of the transactions contemplated by the Merger Agreement so as to render inadvisable the consummation of the Merger; (iii) each party shall have received any required consents of third parties; (iv) no court or regulatory authority shall have taken any action prohibiting, restricting or making illegal the consummation of the transactions contemplated by the Merger Agreement; (v) the Registration Statement of which this Proxy Statement/Prospectus is a part shall have been declared effective by the Commission and shall not be subject to a stop order or any threatened stop order, and the shares of Habersham Common Stock issuable in connection with the Merger shall have been qualified, registered or otherwise approved for exchange under the securities laws of the various states in which such qualification, registration or approval is required; (vi) the Habersham Common Stock shall have been approved for listing on Nasdaq; (vii) Habersham and Security shall have received an opinion of Powell, Goldstein, Frazer & Murphy as to certain tax matters; (viii) the other party's representations and warranties shall remain accurate, and the other party shall have performed all of the agreements, covenants, acts and undertakings to be performed by it pursuant to the Merger Agreement, and shall have delivered certificates confirming satisfaction of the foregoing requirements; (ix) each party shall have received an opinion of the other party's counsel, dated the closing date, as to certain matters; (x) Habersham shall have received a letter from Deloitte & Touche LLP with respect to certain financial information regarding Security; (xi) Habersham shall have received a letter from each affiliate of Security relating to securities law compliance; (xii) Security, Habersham and the holders of Security Options shall have executed the Option Agreement; (xiii) not more than 52,500 shares of Security Common Stock shall have dissented from the Merger (unless a greater number is permitted by Habersham in its sole discretion); and (xiv) Security shall have received from Sheshunoff a letter, dated not more than five (5) business days prior to the date hereof, to the effect that, in the opinion of such firm, the consideration to be received by Security shareholders in connection with the Merger is fair, from a financial point of view, to such shareholders.

         No assurances can be provided as to when or if all of the conditions precedent to the Merger can or will be satisfied or waived by the appropriate party. As of the date of this Proxy Statement/Prospectus, the parties know of no reason to believe that any of the conditions set forth above will not be satisfied.

         The conditions to consummation of the Merger may be waived, in whole or in part, to the extent permissible under applicable law, by the party for whose benefit the condition has been imposed, without the approval of the Security shareholders. See "Amendment, Waiver, and Termination."

REGULATORY APPROVALS

         The Merger is subject to the prior approval of the Federal Reserve under the BHC Act and the DBF under the Financial Institutions Code of Georgia. Habersham has filed all applications required to be filed with the Federal Reserve and the DBF in connection with the Merger. The Merger may not be consummated until the thirtieth day after approval of the Merger by the Federal Reserve, during which time the United States Department of Justice, the Federal Trade Commission and other interested parties have the opportunity to file suit seeking to enjoin consummation of the Merger on antitrust grounds. The 30-day period referred to above may be reduced to 15 days if the Federal Reserve receives no adverse comments from the United States Department of Justice regarding the competitive factors of the Merger. There can be no assurance that the approval of the Federal Reserve or the DBF will be obtained (or as to the timing or conditions thereof).

AMENDMENT, WAIVER, AND TERMINATION

         To the extent permitted by law, Security and Habersham, with the approval of their respective Boards of Directors, may amend the Merger Agreement by written agreement at any time without the approval of the shareholders of Security, provided that after the approval of the Merger by Security's shareholders, no amendment may decrease the consideration to be received by Security shareholders without the requisite approval of Security shareholders.

         Prior to or at the Effective Time, either Security or Habersham, acting through its respective Board of Directors, chief executive officer or other authorized officer, may waive any default in the performance of any term of the Merger Agreement by the other party, may waive or extend the time for the fulfillment by the other party of any of its obligations under the Merger Agreement, and may waive any of the conditions precedent to the obligations of such party under the Merger Agreement, except any condition that, if not satisfied, would result in the violation of an applicable law or governmental regulation.

         The Merger Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time by mutual consent of the Boards of Directors of Security and Habersham. In addition, the Merger Agreement may be terminated, and the Merger abandoned, prior to the Effective Time by either Habersham or Security if: (i) the other party breaches and does not timely cure any representation, warranty, covenant or other agreement contained in the Merger Agreement and (other than representations and warranties relating to the capital stock of each of Habersham and Security) such breach, individually or in the aggregate, has a Material Adverse Effect (as defined in the Merger Agreement) on the non-breaching party; (ii) any consent or approval of certain regulatory authorities is denied by final nonappealable action of such authority; (iii) the Security shareholders fail to approve the Merger Agreement; (iv) any of the conditions precedent to the obligations of the terminating party to consummate the Merger cannot be satisfied or fulfilled by September 30, 1995; or (v) the Merger has not been consummated by September 30, 1995.

CONDUCT OF BUSINESS PENDING THE MERGER

         Security has agreed in the Merger Agreement, unless the prior consent of Habersham is obtained, and except as otherwise contemplated by the Merger Agreement, to operate its business only in the ordinary course, to preserve its business organization and assets, to use its reasonable efforts to cause its representations and warranties to be correct at all times and to maintain its rights and franchises and to take no action that would adversely affect either the ability of either party to perform its covenants and agreements under the Merger Agreement or the ability of either party to obtain any consents or approvals pursuant to any contract, law, order or permit that are required for the transactions contemplated by the Merger Agreement. In addition, the Merger Agreement contains certain other restrictions applicable to the conduct of the business of Security prior to consummation of the Merger, as described below.

         Security has agreed in the Merger Agreement not to take (or cause Security Bank to take) certain actions relating to the operation of its business until the earlier of the consummation of the Merger or the termination of the Merger Agreement without the prior approval of Habersham. Those actions generally include, without limitation: (i) amending the Articles of Incorporation, Bylaws or other governing instruments of Security or Security Bank; (ii) becoming responsible for any obligation for borrowed money in excess of an aggregate of $500,000, except in the ordinary course of the business consistent with past practices; (iii) acquiring or exchanging any shares of its capital stock or paying any dividend or other distribution in respect of its capital stock; (iv) issuing, selling or pledging additional shares of any Security capital stock, any rights to acquire any such stock or any security convertible into such stock, except pursuant to the exercise of outstanding stock options; (v) adjusting or reclassifying any of its capital stock; (vi) acquiring control over any other entity; (vii) granting any increase in compensation or benefits to its employees or officers (except as previously disclosed to Habersham or as required by law), paying any bonus (except as previously disclosed to Habersham or in accordance with any existing program or plan), entering into or amending any severance agreements with its officers;
(viii) granting any increase in compensation or other benefits to any of its directors (except as previously disclosed to Habersham); (ix) entering into or amending any employment contract that it does not have the unconditional right to terminate without certain liability, except for any amendment required by law; (x) adopting any new employee benefit plan or program or materially changing any existing plan or program;
(xi) making any significant changes in accounting methods, except for any change required by law; (xii) commencing any litigation other than in accordance with past practice or settling any litigation for money damages in excess of $250,000; or (xiii) materially amending or terminating any material contracts.

         In addition, Security has agreed not to solicit, directly or indirectly, any acquisition proposal from any other person or entity. Security also has agreed not to negotiate with respect to any such proposal, to provide information to any party making such a proposal or to enter into any agreement with to any such proposal except in compliance with its legal obligations or the fiduciary obligations of its Board of Directors. Security is also to use reasonable efforts to cause its advisors and other representatives not to engage in any of the foregoing activities.

         Pursuant to the Merger Agreement, Habersham has agreed that, prior to the Effective Time, it will continue to conduct its business and the business of its subsidiaries in a manner designed in its reasonable judgment to enhance the long-term value of the Habersham Common Stock and the business prospects of Habersham.

EXPENSES AND FEES

         The Merger Agreement provides that each party shall be responsible for its own costs and expenses incurred in connection with the negotiation and consummation of the transactions contemplated by the Merger Agreement, except that each of Habersham and Security shall pay one-half of the filing fees payable and printing costs incurred in connection with the Registration Statement and this Proxy Statement/Prospectus.

ACCOUNTING TREATMENT

         The Merger is anticipated to be accounted for on a purchase accounting basis. Under purchase accounting, the assets and liabilities of an acquired company as of the effective date of an acquisition accounted for as a purchase would be recorded at their respective fair values and added to those of the acquiring company. Financial statements issued after consummation of an acquisition accounted for as a purchase would reflect such values and would not be restated retroactively to reflect the historical financial position or results of operations of the acquired company.

RESALES OF HABERSHAM COMMON STOCK

         The shares of Habersham Common Stock issued in connection with the Merger will be freely transferable under the Securities Act, except for shares issued to any shareholder who may be deemed to be an "affiliate" (generally including, without limitation, directors, certain executive officers, and beneficial owners of 10% or more of any class of capital stock) of Security for purposes of Rule 145 under the Securities Act as of the date of the Special Meeting. Such affiliates may not sell their shares of Habersham Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act or other applicable exemption from the registration requirements of the Securities Act. Habersham may place restrictive legends on certificates representing Habersham Common Stock issued to all persons who are deemed to be "affiliates" of Security under Rule 145. In addition, as a condition to consummation of the Merger, each person or entity that is an "affiliate" of Security must enter into a written agreement in substantially the form attached to the Merger Agreement relating to such restrictions on sale or other transfer. This Proxy Statement/Prospectus does not cover resales of Habersham Common Stock received by any person who may be deemed to be an affiliate of Security.

DISSENTERS' RIGHTS

         Pursuant to the provisions of Article 13 of the Georgia Code, if the Merger is consummated, any holder of record of Security Common Stock who (i) gives to Security, prior to the vote at the Special Meeting with respect to the approval of the Merger Agreement, written notice of such holder's intent to demand payment for such holder's shares and (ii) does not vote in favor thereof, shall be entitled to receive, upon compliance with the statutory requirements summarized below, the fair value of such holder's shares as of the Effective Time.

         A record shareholder may assert dissenters' rights as to fewer than all of the shares registered in such holder's name only if such holder dissents with respect to all shares beneficially owned by any one beneficial shareholder and such holder notifies Security in writing of the name and address of each person on whose behalf such holder asserts dissenters' rights. The rights of such a partial dissenter are determined as if the shares as to which such holder dissents and such holder's other shares were registered in the names of different shareholders.

         The written objection requirement referred to above will not be satisfied under the Georgia Code by merely voting against approval of the Merger Agreement by proxy or in person at the Special Meeting. Any holder of Security Common Stock who returns a signed proxy but fails to provide instructions as to the manner in which such shares are to be voted will be deemed to have voted in favor of the Merger and will not be entitled to assert dissenters' rights of appraisal. In addition to not voting in favor of the Merger Agreement, a shareholder wishing to preserve the right to dissent and seek appraisal must give a separate written notice of such holder's intent to demand payment for such holder's shares if the Merger is effected, as hereinabove provided.

         Any written objection to the Merger Agreement satisfying the requirements discussed above should be addressed as follows: Security Bancorp, Inc., 1600 Marietta Highway, Canton, Georgia 30401, Attention: President.

         If the Merger is authorized at the Meeting, Security must deliver a written dissenters' notice (the "Dissenters' Notice") to all holders of Security Common Stock who satisfied the foregoing requirements. The Dissenters' Notice must be sent within ten days after the Effective Time and must (i) state where the demand for payment must be sent and where and when certificates for shares of Security Common Stock must be deposited, (ii) inform holders of uncertificated shares to what extent transfer of these shares will be restricted after the demand for payment is received, (iii) set a date by which Security must receive the demand for payment (which date may not be fewer than 30 nor more than 60 days after the Dissenters' Notice is delivered), and
(iv) be accompanied by a copy of Article 13 of the Georgia Code.

         A record shareholder who receives the Dissenters' Notice must demand payment and deposit such holder's certificates in accordance with the Dissenters' Notice. Such shareholder will retain all other rights of a shareholder until those rights are canceled or modified by the consummation of the Merger. A record shareholder who does not demand payment or deposit such holder's share certificates where required, each by the date set in the Dissenters' Notice, is not entitled to payment for such holder's shares under
Article 13 of the Georgia Code.

         Except as described below, the surviving corporation resulting from the Merger (the "Surviving Corporation") must, within ten days of the later of the Effective Time or receipt of a payment demand, offer to pay to each dissenting shareholder who complied with the payment demand and deposit requirements described above the amount the Surviving Corporation estimates to be the fair value of such holder's shares, plus accrued interest from the Effective Time. Such offer of payment must be accompanied by (i) certain recent Security financial statements, (ii) the Surviving Corporation's estimate of the fair value of the shares, (iii) an explanation of how the interest was calculated, (iv) a statement of the dissenter's right to demand payment under
Section 14-2-1327 of the Georgia Code, and (v) a copy of Article 13 of the Georgia Code. If the shareholder accepts the Surviving Corporation's offer by written notice to the Surviving Corporation within 30 days after the Surviving Corporation's offer, payment must be made within 60 days after the later of the making of the offer or the Effective Time.

         If the Merger is not effected within 60 days after the date set forth demanding payment and depositing share certificates, Security must return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. If, after such return and release, the Merger is effected, the Surviving Corporation must send a new Dissenters' Notice and repeat the payment demand procedure described above.

         Section 14-2-1327 of the Georgia Code provides that a dissenting shareholder may notify the Surviving Corporation in writing of such holder's own estimate of the fair value of such holder's shares and the interest due, and may demand payment of such holder's estimate, if (i) such holder believes that the amount offered by the Surviving Corporation is less than the fair value of such holder's shares or that the interest due has been calculated incorrectly, or (ii) Security, having failed to effect the Merger, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment. A dissenting shareholder waives such holder's right to demand payment under Section 14-2-1327 unless such holder notifies the Surviving Corporation of such holder's demand in writing within 30 days after the Surviving Corporation makes or offers payment for such holder's shares. If the Surviving Corporation does not offer payment within ten days of the later of the Effective Time or receipt of a payment demand, then (i) the shareholder may demand the financial statements and other information required to accompany the Surviving Corporation's payment offer, and the Surviving Corporation must provide such information within ten days after receipt of the written demand, and (ii) the shareholder may notify the Surviving Corporation of such holder's own estimate of the fair value of such holder's shares and the amount of interest due, and may demand payment of that estimate.

         If a demand for payment under Section 14-2-1327 remains unsettled, the Surviving Corporation must commence a nonjury equity valuation proceeding in the Superior Court of Habersham County, Georgia, within 60 days after receiving the payment demand and must petition the court to determine the fair value of the shares and accrued interest. If the Surviving Corporation does not commence the proceeding within those 60 days, it is required to pay each dissenting shareholder whose demand remains unsettled the amount demanded. The Surviving Corporation is required to make all dissenting shareholders whose demands remain unsettled parties to the proceeding and to serve a copy of the petition upon each dissenting shareholder. The court may appoint appraisers to receive evidence and to recommend a decision on fair value. Each dissenting shareholder made a party to the proceeding is entitled to judgment for the fair value of such holder's shares plus interest to the date of judgment.

         The court in an appraisal proceeding commenced under the foregoing provision must determine the costs of the proceeding, excluding fees and expenses of attorneys and experts for the respective parties, and must assess those costs against the Surviving Corporation, except that the court may assess the costs against all or some of the dissenting shareholders to the extent the court finds they acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 14-2-1327. The court also may assess the fees and expenses of attorneys and experts for the respective parties against the Surviving Corporation if the court finds the Surviving Corporation did not substantially comply with the requirements of specified provisions of Article 13 of the Georgia Code, or against either the Surviving Corporation or a dissenting shareholder if the court finds that such party acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by
Article 13 of the Georgia Code.

         If the court finds that the services of attorneys for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should be not assessed against the Surviving Corporation, the court may award those attorneys reasonable fees out of the amounts awarded the dissenting shareholders who were benefited. No action by any dissenting shareholder to enforce dissenters' rights may be brought more than three years after the Effective Time, regardless of whether notice of the Merger and of the right to dissent was given by Security or the Surviving Corporation in compliance with the Dissenters' Notice and payment offer requirements.

         The foregoing is a summary of the material rights of a dissenting shareholder of Security, but is qualified in its entirety by reference to
Article 13 of the Georgia Code, included in Appendix D to this Prospectus/Proxy Statement. Any Security shareholder who intends to dissent from approval of the Merger Agreement should carefully review the text of such provisions and should also consult with such holder's attorney. No further notice of the events giving rise to dissenters' rights or any steps associated therewith will be furnished to Security shareholders, except as indicated above or otherwise required by law.

         Any dissenting Security shareholder who perfects such holder's right to be paid the value of such holder's shares will recognize taxable gain or loss upon receipt of cash for such shares for federal income tax purposes. See "THE MERGER -- Certain Federal Income Tax Consequences."

                               HABERSHAM BANCORP
                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion sets forth the major factors that affect Habersham's results of operations and financial condition. These comments should be read in conjunction with the consolidated financial statements.

ORGANIZATION

Habersham owns all of the outstanding stock of Habersham Bank and The Advantage Group, Inc. ("Advantage"), a non-bank subsidiary. During 1994, Advantage engaged in the development and marketing of personal computer software and provided data processing services and management consulting advice to depository institutions. Habersham Bank is now the primary provider of such services, while Advantage continues to administer the Company's Kids Advantage banking program and to provide certain personal computer software marketing and development services. Advantage did not comprise a significant portion of the financial position, results of operations, or cash flows of Habersham. Management's discussion and analysis, which follows, relates primarily to Habersham Bank.

RESULTS OF OPERATIONS

Habersham's net income was $1,658,385, $1,557,718 and $1,410,497 for the years ended December 31, 1994, 1993 and 1992, respectively, with related earnings per common and common equivalent share of $4.91, $4.66 and $4.24, respectively.
Net income represents a return on average equity of 10.50% for 1994, 10.66% for 1993 and 10.70% for 1992. Habersham's net income per share of common stock rose 5.4% in 1994 to $4.91, up from $4.66 per share of common stock in 1993.

NET INTEREST INCOME

Net interest income is the largest single source of income for Habersham. Management strives to develop a level of earning asset growth while maintaining and developing a net yield on earning assets which will cover overhead and other costs and provide a reasonable return to shareholders. Net interest income for 1994 and 1993 was approximately $7.6 million compared to $7.3 million in 1992.

While average assets rose 5.23% in 1994 over 1993, net interest income for 1994 and 1993 remained relatively constant. The increase in interest income for 1994 of $104,584 over 1993 was offset by an increase in interest expense in 1994 over 1993 of $123,325. The increase in interest income for 1994 resulted from a net increase in interest income on investment securities and federal funds sold of approximately $568,000 offset by a decrease in interest income on loans of approximately $463,000. The average balance of loans for 1994 decreased by $5,604,363 from 1993 with the average interest rate on loans of 9.8% in 1994 and 9.7% in 1993. The average balance on investment securities and federal funds sold for 1994 increased 37.27% over 1993 with the average interest rate decreasing to 5.43% in 1994 from 5.95% in 1993.

The increase in interest expense for 1994 of $123,325 over 1993 results from an increase in interest on deposits and short-term and other borrowings. The average balance of deposits for 1994 increased 5.02% over 1993 with the average rate paid decreasing to 3.18% in 1994 from 3.27% in 1993. The average balance for short-term and other borrowings in 1994 increased 4.62% over 1993 as a result of Habersham's decision to use Federal Home Bank advances beginning in 1993.

Average assets for 1993 decreased $4.7 million or 3% from 1992, while net interest income increased $348,000 or 5% in 1993 over 1992.

The increase in net interest income for 1993 over 1992 resulted from a decrease in interest income of approximately $1,492,000 and a decrease in interest expense of approximately $1,850,000 between 1993 and 1992. A decrease in the average rates earned on loans and investment securities caused the decrease in total interest income between 1993 and 1992. A decrease in average rates paid on deposits created the decrease in total interest expense between 1993 and 1992.

The interest margin of Habersham, the spread between interest income and interest expense, was 5.08% in 1994, 5.39% in 1993 and 5.01% in 1992. Careful management of deposit and loan growth and pricing has allowed Habersham to average a net interest margin of approximately 5.2% over the last three years.

CONSOLIDATED AVERAGE BALANCES, INTEREST INCOME AND EXPENSE,
AND AVERAGE YIELDS EARNED AND RATES PAID

The following table sets forth the consolidated average balance sheets for Habersham, average rates paid on deposits, average rates earned on earning assets, and total interest paid on deposits and earned on earning assets. This information is presented for the years ended December 31, 1994 and 1993.

                                     1994          1993         1994       1993        1994          1993
                                    AVERAGE       AVERAGE      YIELD/     YIELD/      INCOME        INCOME
                                    BALANCE       BALANCE       RATES     RATES     (EXPENSE)      (EXPENSE)
 ASSETS
 Cash and due from banks        $  5,113,163   $  4,742,654
 Interest-bearing balances
    with other banks                 631,012        804,679     6.27%     4.82%     $    39,561   $    38,746
 Investment securities:
    Taxable                       30,554,176     19,628,106     5.33%     6.13%       1,628,829     1,165,243
    Non-taxable                   18,275,423     15,956,180     5.78%     6.33%       1,056,133     1,010,857
                                 -----------    -----------
    Total investment securities   48,829,599     35,584,286
 Federal funds sold                2,999,167      2,173,667     4.32%     3.30%         129,640        71,705
 Loans, net (taxable)(1)(2)       97,732,297    103,336,660     9.80%     9.72%       9,580,514    10,043,542
 Premises and equipment            3,138,724      3,471,295
 Other assets                      3,372,902      3,658,429
                                ------------   ------------                         -----------   -----------
    TOTAL                       $161,816,864   $153,771,670     8.28%     8.72%     $12,434,677   $12,330,093
                                ============   ============                         -----------   -----------

                                     1994          1993         1994       1993         1994             1993
                                    AVERAGE       AVERAGE      YIELD/     YIELD/       INCOME           INCOME
                                    BALANCE       BALANCE       RATES     RATES      (EXPENSE)         (EXPENSE)
 LIABILITIES
 Demand deposit accounts        $ 14,067,454   $ 14,808,391
 Money market and NOW             36,267,136     28,660,269     2.52%     2.68%     $  (913,911)    $   (769,086)
 Savings accounts                  5,247,192      4,927,940     2.82%     2.85%        (148,197)        (140,600)
 Certificates of deposit          86,130,065     86,639,094     4.22%     4.28%      (3,635,738)      (3,709,863)
 Short-term and other
   borrowings                      3,039,712      2,796,799     3.39%     2.08%        (103,086)         (58,058)
 Other liabilities                 1,276,447      1,328,921
                                ------------   ------------                         -----------     ------------
    TOTAL                        146,028,006    139,161,414     3.67%     3.80%     $ 4,800,932     $  4,677,607
                                                                                    -----------     ------------
 Shareholders' Equity             15,788,858     14,610,256
                                ------------   ------------

 TOTAL LIABILITIES &
 EQUITY                         $161,816,864   $153,771,670
                                ============   ============
 NET YIELD ON INTEREST
 EARNING ASSETS                                                 5.08%     5.39%     $ 7,633,745     $  7,652,486
                                                                                    ===========     ============

(1) Interest earnings on nonaccrual loans are included in the foregoing analysis to the extent that such interest earnings had been recorded during 1994 and 1993.

(2) Loan fees of $275,541 and $324,406 are included in interest income for the years ended December 31, 1994 and 1993, respectively.

The following table sets forth a summary of the changes in interest income and interest expense resulting from changes in volume and rates for the period indicated:

                                                    1994 as compared to 1993                 1993 as compared to 1992
                                                   Increase (Decrease) due to               Increase (Decrease) due to
                                               Net         Rate(1)     Volume(1)         Net        Rate(1)      Volume(1)
                                               ---------------------------------         ---------------------------------
INTEREST-BEARING ASSETS
Interest-bearing balances                    $     815    $   9,186    $  (8,371)    $    (4,060)  $   (22,573)   $   18,513
  with other banks
Investment securities:
  Taxable                                      463,586     (206,182)     669,768        (780,389)     (294,393)     (485,996)
  Non-taxable                                   45,276     (101,532)     146,808         (13,946)      (34,053)       20,107
                                             ---------    ---------    ---------     -----------   -----------    ----------
    Total investment securities                508,862     (307,714)     816,576        (794,335)     (328,446)     (465,889)

Federal funds sold                              57,935       30,693       27,242         (32,936)      (35,335)        2,399
Loans, gross (taxable)                        (463,028)      81,716     (544,744)       (661,506)     (889,512)      228,006
                                             ---------    ---------    ---------     -----------   -----------    ----------

    TOTAL INTEREST INCOME                      104,584     (186,119)     290,703      (1,492,837)   (1,275,866)     (216,971)
                                             ---------    ---------    ---------     -----------   -----------    ----------

                                               1994 as compared to 1993                 1993 as compared to 1992
                                              Increase (Decrease) due to               Increase (Decrease) due to
                                            Net        Rate(1)    Volume(1)          Net      Rate(1)     Volume(1)
                                            -------------------------------          ------------------------------
INTEREST-BEARING LIABILITIES
  Money market and NOW                    144,825      (59,039)    203,864            (5,848)    (140,244)      134,376
  Savings accounts                          7,597       (1,502)      9,099             2,929       (5,589)        8,518
  Certificates of deposit                 (74,125)     (52,339)    (21,786)       (1,875,743)  (1,233,528)     (642,215)
  Short-term and other borrowings          45,028       39,975       5,053            28,211      (30,850)       59,061
                                         --------    ---------   ---------       -----------  -----------   -----------

  TOTAL INTEREST EXPENSE                  123,325      (72,905)    196,230        (1,850,451)  (1,410,211)     (440,260)
                                         --------    ---------   ---------       -----------  -----------   -----------

NET INTEREST INCOME                      $(18,741)   $(113,214)  $  94,473       $   357,614  $   134,325   $   223,289
                                         ========    =========   =========       ===========  ===========   ===========

(1) The changes in interest income and/or expense not due solely to rate or volume have been allocated to the rate component.

OTHER INCOME AND OTHER EXPENSE

Noninterest income in 1994 increased approximately $290,000 or 31.52% as compared to 1993 and decreased approximately $131,000 or 12.48% as compared to 1992. The 1994 increase in other income results primarily from the gain on sale of other real estate of $104,000, gains on sale of securities of $25,000 and approximately $89,000 of income relating to sales of the guaranteed portion of loans guaranteed by the U.S. Small Business Administration. The 1993 decline in other income results primarily from the decrease in gains on securities of $206,000 offset somewhat by increases in service charges on deposit accounts and other income.

Other expenses increased by approximately $289,961 or 4.6% in 1994 as compared to 1993 and increased by approximately $249,000 or 4.1% in 1993. These increases are generally attributable to normal salary increases and higher occupancy expenses for each year.

PROVISION FOR LOAN LOSSES

Habersham Bank's provision for loan losses is intended to create an allowance for potential losses on outstanding loans at the end of each reporting period. The provision for loan losses was $208,096 in 1994 as compared to $249,765 in 1993 and $566,000 in 1992. Habersham's allowance for loan losses totaled $1,744,355 at December 31, 1994, which was 1.73% of year-end loans and 92% of total nonperforming loans.

At December 31, 1994, loans over 90 days past due and nonaccrual loans totaled $764,839 or .76% of gross outstanding loans, as compared to $960,289 or .92% at December 31, 1993.

As a result of the decline in nonaccrual loans and other factors management uses in determining its provision for loan losses, the provision for loan losses provided in 1994 was approximately $42,000 less than the amount provided in 1993 and the amount provided in 1993 was approximately $316,000 less than the amount provided in 1992.

Net charge-offs amounted to $65,663 in 1994, representing .07% of average loans, as compared to $351,455 in 1993, representing .34% of average loans in 1993.

The following table summarizes, for the years ended December 31, 1994 and 1993, selected information related to the allowance for loan losses:

                                                                        1994                  1993
                                                                        ----                  ----
Balance of allowance for loan
 losses at beginning of period                                     $ 1,601,902         $  1,703,592
                                                                   -----------         ------------
Loans charged off:
Commercial, financial and agricultural                                 (37,146)            (250,732)
Real estate -- construction
Real estate -- mortgage                                                (17,011)
Installment loans to individuals                                       (49,962)             (45,433)
Other                                                                  (21,025)             (80,262)
                                                                   -----------         ------------
   Total charged-off loans                                            (125,144)            (376,427)
                                                                   -----------         ------------
Recoveries:
Commercial, financial and agricultural                                   1,893
Real estate -- construction
Real estate -- mortgage                                                  4,772
Installment loans to individuals                                        15,387               11,917
Other                                                                   37,429               13,055
                                                                   -----------         ------------
   Total recoveries                                                     59,481               24,972
                                                                   -----------         ------------
Net charge-offs                                                        (65,663)            (351,455)

Additions to allowance                                                 208,096              249,765
                                                                   -----------         ------------
Balance of allowance for loan
 losses at end of period                                           $ 1,744,335         $  1,601,902
                                                                   ===========         ============
Average amount of loans                                            $97,723,297         $103,336,660
                                                                   ===========         ============

Ratio of net charge-offs during the period to
 average loans outstanding during the period                               .07%                 .34%

Ratio of allowance to year-end loans                                      1.73%                1.54%

Habersham's provision for loan losses is based upon management's continuing review and evaluation of the loan portfolio and is intended to create an allowance adequate to absorb losses on loans outstanding as of the end of each
reporting period.  For individually significant amounts, management's   review
consists of evaluations of the borrowers' strength, value of the related collateral and other factors. This evaluation is made by classifying loans based on values assigned to each of the aforementioned variables. These classifications are assigned by the loan review area and are reviewed by the Board of Directors. Totals by loan classification, along with related historical loss ratios, are used to determine the allowance required to provide for potential losses. The review of groups of loans, which are individually insignificant, is based upon delinquency status of the group, lending policies and previous collection experience of each category. The effects of current conditions on specific industries or classes of borrowers are also considered in determining allowance for loan loss requirements. Management believes such allowance is adequate to absorb future losses on loans outstanding at December 31, 1994.

The risk associated with loans varies with the creditworthiness of the borrower, the type of loan (consumer, commercial or real estate) and its maturity. Cash flows adequate to support a repayment schedule is an element considered for all types of loans. Real estate loans are impacted by market conditions regarding the value of the underlying property used as collateral. Commercial loans are also impacted by the management of the business as well as economic conditions.

The approximate anticipated amount of loan charge-offs by category during 1995 is as follows:

         Commercial, financial and agricultural                 $190,000
         Real estate - construction and mortgage                  50,000
         Installment loans to individuals                        110,000
                                                                --------
             Total                                              $350,000
                                                                ========

LOANS

Loan demand remained constant during 1994. The decrease in loans of approximately $3.3 million or 3.17% in 1994 when compared to 1993 is due primarily to the sale of loans related to poultry farms. This sale of loans was reflected in the commercial loans decline of $3.8 million in 1994 as compared to 1993. Loan demand remained flat during 1993, resulting in a decrease in loans of approximately $950,000 or a 1% decrease when compared to 1992. The composition of Habersham Bank's real estate loan portfolio changed during 1993. Construction loans decreased by approximately $1.3 million, or 20.7%, during 1993, but other real estate loans increased by approximately $2.6 million, or 3.9% as compared to 1992.

The amount of loans outstanding at December 31, 1994 and 1993 is set forth in the following table according to type of loan. Habersham had no foreign loans at December 31, 1994 and 1993.

                                                                          1994                1993
                                                                          ----                ----
            Commercial, financial and agricultural                   $ 13,653,109        $ 19,006,561
            Real Estate - construction                                  5,564,753           5,112,344
            Real Estate - mortgage                                     68,992,708          68,830,196
            Installment loans to individuals                           12,637,913          11,204,998
                                                                     ------------        ------------
                Total                                                $100,848,483        $104,154,099
                                                                     ============        ============

The following table sets forth the maturities and sensitivities of loans to changes in interest rates.

                                                               DUE AFTER
                                             DUE IN           ONE THROUGH         DUE AFTER
LOAN MATURITY:                              ONE YEAR          FIVE YEARS         FIVE YEARS          TOTAL
                                            --------          ----------         ----------          -----
Commercial, financial and agricultural   $ 10,347,246         $ 1,628,937        $ 1,676,926      $ 13,653,109
Real estate - construction                  4,875,804             635,466             53,483         5,564,753
                                         ------------         -----------        -----------      ------------
       TOTAL                             $ 15,223,050         $ 2,264,403        $ 1,730,409      $ 19,217,862
                                         ============         ===========        ===========      ============

LOAN INTEREST RATE
SENSITIVITY:

Selected loans with:
  Predetermined interest rates           $  8,689,055         $ 1,941,803        $ 1,730,409      $ 12,361,267
  Floating or adjustable interest rates     6,533,995             322,600                            6,856,595
                                         ------------         -----------        -----------      ------------
       TOTAL                             $ 15,223,050         $ 2,264,403        $ 1,730,409      $ 19,217,862
                                         ============         ===========        ===========      ============


NONPERFORMING ASSETS AND PAST DUE LOANS

Nonperforming assets consist of nonaccrual loans, restructured loans and other real estate owned. Nonperforming assets decreased $60,277 at December 31, 1994 or 1.93% from December 31, 1993.

The following table sets forth the totals of nonperforming assets, selected ratios and accruing loans past due 90 days or more at December 31, 1994 and 1993.

                                                                1994                 1993
                                                                ----                 ----
 Nonperforming accounts:
   Nonaccrual                                               $  568,822           $  763,425
   Restructured loans                                        1,318,790            1,169,987
   Other real estate owned                                   1,165,954            1,180,431
                                                            ----------           ----------
     Total Nonperforming assets                             $3,053,566           $3,113,843
                                                            ==========           ==========

 Ratios:
   Nonperforming assets to total loans                            3.03%                2.99%
   Nonperforming assets to total loans
     plus other real estate owned                                 2.99%                2.96%
   Allowance to nonperforming assets                             57.12%               51.44%
 Accruing loans past due 90 days or more                     $ 196,017            $ 196,864

Accrual of interest is discontinued when either principal or interest becomes 90 days past due, or earlier when, in management's opinion, collectibility of such interest is doubtful unless the loan is both well secured and in process of collection. Interest income that would have been recorded on these nonaccrual and restructured loans in accordance with their original terms totaled $181,640 in 1994 and $170,235 in 1993 compared with interest income recognized of $132,884 and $99,244, respectively.

At December 31, 1994, Habersham had no significant loans which management designated as potential problem loans which have not been disclosed above as nonaccrual or past due loans.

Habersham held a concentration of loans at December 31, 1994 which totaled approximately $22 million, and approximately 22.21% of total loans that consisted of mortgages for agribusiness purposes in the poultry industry.

INVESTMENT SECURITIES

Habersham has classified all investment securities as either available for sale or held to maturity depending upon whether Habersham has the intent and ability to hold the investment securities to maturity. The classification of certain investment securities as available for sale is consistent with Habersham's investment philosophy of maintaining flexibility to manage the securities portfolio. At December 31, 1994, approximately $28.5 million of investment securities were classified as available for sale. Approximately $1 million of unrealized loss was included in Shareholders' Equity related to the available for sale investment securities.

The following table sets forth the carrying amounts of investment securities at December 31, 1994 and 1993.

                                                           1994              1993
                                                           ----              ----
 Investment securities available for sale:
   U.S. Treasury                                        $ 5,671,680       $ 2,657,993
   U.S. Government agencies                              17,021,102        14,117,053
   States and political subdivisions                      5,192,169         5,702,768
   Other investments                                        644,728         1,475,399
                                                         ----------       -----------
     Total                                              $28,529,679       $23,953,213
                                                        ===========       ===========
 Investment securities held to maturity:
   U.S. Treasury                                        $   198,698
   U.S. Government agencies                               5,724,080       $ 4,660,364
   States and political subdivisions                     13,176,349        11,890,243
   Other investments                                      2,520,377         1,610,179
                                                        -----------       -----------
     Total                                              $21,619,504       $18,160,786
                                                        ===========       ===========

The following table sets forth the maturities of investment securities at December 31, 1994, and the weighted yields of such securities on the basis of book yield and on a tax equivalent basis (assuming a 34% tax rate).

                                                 One Year          1-5           5-10           After
                                                 or Less          Years          Years        10 Years
                                                 --------         -----          -----        --------
 Investment securities available for sale:

 Carrying Value:
   U.S. Treasury                                $1,428,863    $ 4,242,817
   U.S. Government agencies                        550,146     10,466,126     $4,011,032     $1,993,798
   States and political subdivisions               295,417      2,750,671      1,710,858        435,223

 Weighted average yields
   U.S. Treasury                                      4.29%          5.30%
   U.S. Government agencies                           5.20%          6.03%          6.01%          5.99%
   States and political subdivisions                  6.25%          9.95%          9.62%          9.93%

 Investment securities held to maturity:
 Carrying Value:
   U.S. Treasury                                              $   198,698
   U.S. Government agencies                     $  984,841      3,370,011     $  803,429     $  565,799
   States and political subdivisions               950,069      8,135,500      3,336,304        754,476

 Weighted average yields
   U.S. Treasury                                                     6.01%
   U.S. Government agencies                           4.41%          5.44%          6.53%          8.19%
   States and political subdivisions                  3.37%          7.98%          8.55%          9.80%

Other investments, which are not significant, are not included in the above maturity and weighted yields schedule. For financial reporting purposes, these investments have been included in the after ten years category.

No securities were held which represent a combined total for one issuer which is in excess of 10% of Habersham's equity capital at December 31, 1994.

At December 31, 1993, Habersham adopted the provisions of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" in which an unrealized gain on investment securities available for sale of approximately $.3 million was recorded in shareholders' equity.

OTHER ASSETS

The majority of increase in other assets at December 31, 1994, as compared to December 31, 1993, relates to the increase in the deferred tax asset of $781,000. The increase in deferred tax asset was due to the tax effect of the unrealized loss on investment securities available for sale.

The decrease in other assets of approximately $1.1 million at December 31, 1993, as compared to December 31, 1992, primarily reflects the decrease in other real estate resulting from the sale of a portion of the property for approximately $850,000. In connection with the sale of the other real estate in 1993, Habersham Bank granted loans totaling $600,100.

DEPOSITS

Average deposits increased $6.7 million and decreased $7.2 million during 1994 and 1993, respectively.

Habersham Bank's loan to deposit ratio based on average balances during each year was 68.19%, 75.8% and 70.6% in 1994, 1993 and 1992, respectively.
Management anticipates maintaining a loan to deposit ratio between 70% and 80% in 1995.

The following table sets forth the average amount of deposits for Habersham which exceed 10% of average total deposits for the years ended December 31, 1994 and 1993.

                                                              1994                               1993
                                                              ----                               ----
                                                   AVG. AMT.            AVE.           AVG. AMT.            AVG.
                                                  OUTSTANDING           RATE          OUTSTANDING           RATE
                                                  -----------           ----          -----------           ----
Interest-bearing demand deposits                  $36,267,136          2.52%          $28,660,269           2.68%
Noninterest-bearing demand deposits                14,067,454           N/A            14,808,391            N/A
Time certificates of deposits                      86,130,065          4.22%           86,639,094           4.28%


At December 31, 1994, time certificates of deposit of $100,000 or more totaled $21,165,754. The maturities of all time certificates of deposit over $100,000 are as follows:

          3 months or less                                   $10,676,622
          Over 3 through 6 months                              3,101,916
          Over 6 through 12 months                             4,046,727
          Over 12 months                                       3,340,489
                                                             -----------
                                                             $21,165,754
                                                             ===========
OTHER BORROWINGS

Other borrowings decreased $1.0 million from year-end 1994 to 1993 as a result of repayment of borrowings from the Federal Home Loan Bank. The increase in other borrowings of $2.5 million in 1993 resulted from borrowings from the Federal Home Loan Bank.

CAPITAL RESOURCES

Habersham Bank has consistently maintained capital ratios well above regulatory requirements. Banking regulators measure capital adequacy using a ratio of shareholders' equity, excluding any unrealized gain or loss on investment securities available for sale, to total risk weighted assets, Tier I requirement, and a ratio of shareholders' equity excluding any unrealized gain or loss of investment securities available for sale plus the allowance for possible loan losses to total risk weighted assets, total capital requirement. Additionally, the regulators have also established an additional capital adequacy guideline referred to as the Tier I leverage ratio that measures the ratio of shareholders' equity excluding any unrealized gain or loss on investment securities available for sale to average quarterly assets. The following table sets forth Habersham Bank's ratios.


                                                                                   Regulatory
                                               1994                1993            Requirement
                                               ----                ----            -----------
            Tier I Capital                    12.07%              11.58%              4%
            Total Capital                     13.32%              12.83%              8%
            Tier I Leverage Ratio              9.37%               9.10%              4%

Treasury stock activity consisted of 3,348 shares sold from the treasury at a per share price of $35.09 in 1994.

Treasury stock activity consisted of 2,330 shares sold from the treasury at a per share price of $36.93 in 1993.

Cash dividends were paid at a rate of $.40 per share for 1994, $.40 per share for 1993 and at $.375 per share for 1992. The Company declared a 2 for 1 stock split recorded in the form of a stock dividend effective November 1, 1992.

While management believes the current level of capital is sufficient for current and foreseeable needs of Habersham, capital needs are continually evaluated by management.

Management is not aware of any required regulatory changes, or any recommendation by any regulatory authority, which will have a material effect on Habersham's liquidity, capital or results of operations.

INTEREST RATE SENSITIVITY

The objective of asset and liability management is to maintain an optimum match of maturities and interest sensitivity between loans and investment securities and deposits. In order to obtain this optimum match, adjustable rate loans and maturity matched investments are used.

Habersham Bank's historical performance in various economic climates assists management in making long-term asset/liability decisions for the bank.

The interest rate sensitivity analysis below has a positive one-year gap of approximately $18 million (excess of earning assets repricing within one year to interest-bearing liabilities). However, Habersham Bank's experience has shown that NOW, IMMA and Savings deposits of approximately $39 million are not rate sensitive.

The time period indicated in the table represents the shorter of the time remaining before the asset or liability either matures or can be repriced. The principal amounts for each asset and liability are shown in the period in which it matures or reprices. The rate indicated represents the effective yield. Funds from loan principal payments and anticipated loan repayments are included in the period in which they are anticipated to be received. Savings, NOW and IMMA accounts have been included in due in one year.


INTEREST RATE SENSITIVITY ANALYSIS

                                                                    DUE AFTER         DUE AFTER
                                       YIELD/       DUE IN         ONE THROUGH      FIVE THROUGH      DUE AFTER
 EARNING ASSETS:                       RATE         ONE YEAR       FIVE YEARS        TEN YEARS        TEN YEARS         TOTAL
                                      ------------------------------------------------------------------------------------------
 Investment securities:
   Taxable investment securities
   and interest-bearing balances
   with other banks                   5.80%    $  4,511,850       $18,277,652      $  4,814,461     $4,176,702     $ 31,780,665
 States and political subdivisions    5.80%       1,245,486        10,886,171         5,047,162      1,189,699       18,368,518
 Loans                                9.41%      79,715,080        19,686,973         1,446,430                     100,848,483
 Federal funds sold                   5.62%       1,020,000                                                           1,020,000
                                      ----     ------------       -----------      ------------     ----------     ------------
    Total earning assets              8.19%      86,492,416        48,850,796        11,308,053      5,366,401      152,017,666
                                      ----     ------------       -----------      ------------     ----------     ------------
 INTEREST-BEARING
 LIABILITIES:

 Deposits:
  NOW and IMMA                        2.88%      33,653,457                                                          33,653,457
  Savings                             2.75%       5,504,444                                                           5,504,444
  Certificates of Deposit             4.54%      28,225,245        35,542,441        21,566,871         22,601       85,357,158
 Short-term borrowings                3.77%       1,001,742         1,500,000                                         2,501,742
                                      ----     ------------       -----------      ------------     ----------     ------------
    Total interest-bearing
    liabilities                       4.01%      68,384,888        37,042,441        21,566,871         22,601      127,016,801
                                      ----     ------------       -----------      ------------     ----------     ------------

 INTEREST RATE SPREAD                 4.42%
                                      ====
 Excess (deficiency) of earning
  assets over (to) interest-
  bearing liabilities                          $ 18,107,528       $11,808,355      $(10,258,818)    $ 5,343,800    $ 25,000,865
                                               ============       ===========     =============     ===========    ============

 Cumulative gap                                $ 18,107,528       $29,915,883      $ 19,657,065     $25,000,865

 Ratio of cumulative gap to
  total earning assets                                 11.9%             19.7%             12.9%           16.4%

 Ratio of earning assets to
  interest-bearing liabilities                          7.3%              1.3%             52.6%          237.4%


INFLATION

Habersham's assets and liabilities are generally monetary in nature.
Therefore, interest rates have a greater impact on Habersham's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or magnitude as the prices of goods and services.

ACCOUNTING PRONOUNCEMENT

Statement of Financial Accounting Standards ("SFAS") No. 114, entitled "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118, is not expected to have a significant effect on the consolidated financial statements when the Statement is adopted as of January 1, 1995.

LIQUIDITY

Habersham Bank's liquidity program is designed and intended to provide guidance in funding the credit and investment activities of the bank which at the same time ensuring that the deposit obligations of the bank are met on a timely basis. In order to permit active and timely management of assets and liabilities, these accounts are monitored regularly in regard to volume, mix and maturity. Habersham Bank's liquidity policy requires a minimum ratio of 20% of cash and certain short-term investments to net withdrawable deposit accounts. This liquidity ratio was 33.15% and 31.29% at December 31, 1994 and 1993, respectively.

                            SECURITY BANCORP, INC.
                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


GENERAL

        Security's subsidiary, Security Bank, opened for business on October 22, 1990, operating as a full service commercial bank in the city of Canton, Cherokee County, Georgia. Security Bank competes with other financial institutions in its service area, and, because of this competitive banking situation, has expanded its primary market area to include all of Cherokee and contiguous counties, including north Fulton, north Cobb, Forsyth, western Gwinnett, Bartow and Pickens counties.

        The following is a discussion and analysis of Security Bank's results of operations for the year ended December 31, 1994, compared to the year ended December 31, 1993, and its financial condition as of December 31, 1994, compared to its financial condition as of December 31, 1993. This information should be read in conjunction with the audited financial statements and related footnotes.

RESULTS OF OPERATIONS

        Net Income. Net income for the year ended December 31, 1994 was $467,602 or $.89 per share, compared to $680,493, or $1.30 per share, for the year ended December 31, 1993. This decrease was due to income tax expense of $278,509 during the year ended December 31, 1994 as compared to an income tax benefit of $112,305 for the year ended December 31, 1993.

        Interest Income. Interest income for the year ended December 31, 1994 was $3,610,089, compared with $3,073,902 for the year ended December 31, 1993, an increase of $536,187 or 17%. The largest component of this increase was interest and fees earned on the loan portfolio, totaling $3,180,363 compared with $2,635,497 for the year ended December 31, 1993, an increase of $544,866, or 21%. Interest income from investment securities and due from banks (time) decreased $6,812, and interest on federal funds sold also decreased $1,867 for the year ended December 31, 1994 as compared to the year ended December 31, 1993. The increase in interest income was due primarily to an increased volume of loans.

        Interest Expense. Interest expense for the year ended December 31, 1994 was $1,504,430, an increase of $197,606 or 15% over the year ended December 31, 1993. Interest expense consisted entirely of interest paid on deposits, the major source of Security Bank's loanable funds. The increase was due to a higher volume of time deposits under $100,000, savings deposits and interest bearing demand deposits.

        Net Interest Income. Net interest income for the year ended December 31, 1994 was $2,105,659, compared to $1,767,078 for the year ended December 31, 1993, an increase of 19%. The increase in net interest income from December 31, 1993 to December 31, 1994 was due to an 18% increase in average earning assets and an increase in net interest margin to 5.50% in 1994 from 5.46% in 1993. The increase in average earning assets was primarily due to an increase in loan volume and investment in securities. The increase in net interest margin was due to a higher volume of loans and a lower average cost of funds to fund those loans during 1994.

CONSOLIDATED AVERAGE BALANCES, INTEREST INCOME AND EXPENSE, AND AVERAGE YIELDS EARNED AND RATES PAID

The following table set forth the consolidated average balance sheets for Security, average rates paid on deposits, average rates earned on earning assets, and total interest paid on deposits and earned on earning assets. This information is presented for the years ended December 31, 1994 and 1993.


                                    1994             1993          1994         1993         1994           1993
                                   AVERAGE         AVERAGE         YIELD/       YIELD/       INCOME        INCOME
                                   BALANCE         BALANCE         RATES        RATES      (EXPENSE)      (EXPENSE)
 ASSETS
 Cash and due from banks         $ 1,041,948   $  1,024,205
 Due from Banks (time)               210,653        250,000         5.00%        4.35%     $   10,523    $    10,882
 Investment securities             5,534,498      5,442,340         5.71%        5.92%        315,883        322,336
 Federal funds sold                2,346,829      3,526,374         4.40%        2.98%        103,320        105,187
 Loans (1) (2)                    30,183,110     23,163,395        10.54%       11.38%      3,180,363      2,635,497
 (less loan loss allowance)         (542,049)      (332,042)
 Premises & equipment              1,880,069      1,936,737

 Interest Receivable                 299,025        236,754
 Other Assets                        635,307        158,410
                                 -----------    -----------       ------        -----      ----------    -----------
         TOTAL                   $41,589,390    $35,406,173         9.43%        9.49%     $3,610,089    $ 3,073,902
                                 ===========    ===========       ======        =====      ==========    ===========
 LIABILITIES

 Demand deposit accounts         $ 2,701,111    $ 1,907,283
 Money market & NOW                4,142,976      4,043,100         3.34%        3.50%     $  138,325    $   141,616
 Savings accounts                  1,421,141        882,898         3.47%        3.49%         49,287         30,807
 CD's $100,000 and over            2,733,267      3,667,460         4.71%        4.55%        128,722        166,717
 Less than $100,000               24,672,592     19,882,937         4.82%        4.87%      1,188,096        967,684
 Interest payable                    242,988        221,577
 Other liabilities                   356,323        125,017
                                 -----------    -----------       ------        -----      ----------    -----------
         TOTAL                    36,270,398     30,730,272         3.93%        4.04%     $1,504,430    $ 1,306,824
                                 -----------    -----------       ------        -----      ----------    -----------
 Shareholders' Equity              5,318,992      4,675,901
                                 -----------    -----------

 TOTAL LIABILITIES &
 EQUITY                          $41,589,390    $35,406,173
                                 ===========    ===========
 NET YIELD ON INTEREST
 EARNING ASSETS                                                     5.50%        5.46%     $2,105,659    $ 1,767,078
                                                                  ======        =====      ==========    ===========

(1)      Nonaccrual loans are included in the average balances.
(2) Loan fees included in interest income for 1994 are $302,926 and for 1993 are $369,896.

         The following rate/volume analysis details the changes in net interest income allocated on a pro rata basis to the changes in rate variance and the changes in volume variance at December 31, 1994.

                                                             1994 Over (Under) 1993
                                                             ----------------------
                                             Total                   Caused by              Caused by
                                           Variance                     Rate                  Volume
                                           --------                 -----------             ----------
Federal Funds Sold                         $ (1,867)                $  50,033               $ (51,900)
Due from Banks (time)                          (359)                    1,608                  (1,967)
Investment Securities                        (6,453)                  (11,715)                  5,262
Loans                                       544,866                  (195,012)                739,878
                                           --------                 ---------               ---------
  TOTAL INTEREST INCOME                     536,187                  (155,086)                691,273
                                           --------                 ---------               ---------

Interest Bearing Deposits
  Interest Bearing Demand                    (3,291)                   (6,627)                  3,336
  Savings                                    18,480                      (197)                 18,677
  Certificates of Deposit-
    $100,000 and Over                       (37,995)                    6,005                 (44,000)
    Less than $100,000                      220,412                   (10,449)                230,861
                                           --------                 ---------               ---------

  TOTAL INTEREST EXPENSE                    197,606                   (11,268)                208,874
                                           --------                 ---------               ---------

NET INTEREST INCOME                        $338,581                 $(143,818)              $ 482,399
                                           ========                 =========               =========

       The average yield on Federal funds sold increased to 4.40% from 2.98% for the years ended December 31, 1994 and December 31, 1993. The average balance invested in Federal funds was $2,346,829 for the year ended December 31, 1994 and $3,526,374 for year ended December 31, 1993. The average yield invested in due from banks for time deposits increased to 5.00% from 4.35% for the years ended December 31, 1994 and December 31, 1993. The average balance invested was $210,653 for the year ended December 31, 1994 and $250,000 for the year ended December 31, 1993. The average yield for investment securities for the year ended December 31, 1994 decreased to 5.71% from 5.92% for the same period last year. The average investment in securities for the year ended December 31, 1994 increased to $5,534,498 from $5,442,340 for the same period last year. The average yield on the loan portfolio decreased to 10.54% for the year ended December 31, 1994 from 11.38% for the year ended December 31, 1993 based on average balances of $30,183,110 and $23,163,395, respectively.

       The average rate paid on interest bearing demand deposits for the years ended December 31, 1994 and 1993 decreased to 3.34% from 3.50% based on average balances of $4,142,976 and $4,043,100 for the respective periods. The average rate paid on savings deposits decreased from 3.49% to 3.47% for the years ended December 31, 1993 and December 31, 1994 based on average balances of $882,898 for December 31, 1993 and $1,421,141 for December 31, 1994. The average rate paid on CD's $100,000 and over increased to 4.71% from 4.55% for the years ended December 31, 1994 and December 31, 1993 with average balances decreasing to $2,733,267 from $3,667,460 for the respective periods. The average rate paid on CD's less than $100,000 decreased to 4.82% for the year ended December 31, 1994 from 4.87% for the year ended December 31, 1993 with average balances increasing to $24,672,592 from $19,882,937, respectively. Security had no other borrowings for the years ended December 31, 1994 and December 31, 1993.

       The following rate/volume analysis details the changes in net interest income allocated on a pro rata basis to the changes in the rate variance and the changes in volume variance at December 31, 1993.

                                                                     1993 Over (Under) 1992
                                                                     ----------------------
                                                         Total              Caused by            Caused by
                                                       Variance               Rate                Volume
                                                       --------            ----------           --------
              Federal Funds Sold                     $    28,912          $    (6,126)          $    35,038
              Due from Banks (time)                       (3,352)              (3,352)                    0
              Investment Securities                       51,380              (30,657)               82,037
              Loans                                      820,197              (92,669)              912,866
                                                     -----------          -----------           -----------
              TOTAL INTEREST INCOME                      897,137             (132,804)            1,029,941
                                                     -----------          -----------           -----------

        Interest Bearing Deposits
              Interest Bearing Demand                     44,684              (18,689)               63,373
              Savings                                     18,393               (1,574)               19,967
              Certificates of Deposit-
               $100,000 and Over                        (145,570)             (60,143)              (85,427)
               Less than $100,000                        350,608             (102,051)              452,659
                                                     -----------          -----------           -----------

              TOTAL INTEREST INCOME                      268,115             (182,457)              450,572
                                                     -----------          -----------           -----------

        NET INTEREST INCOME                          $   629,022         $    49,653            $   579,369
                                                     ===========         ===========            ===========


        The average yield on Federal funds sold decreased to 2.98% from 3.24% for the years ended December 31, 1993 and December 31, 1992. The average balance invested in Federal funds was $3,526,374 for the year ended December 31, 1993 and $2,350,599 for year ended December 31, 1992. The average yield invested in due from banks for time deposits decreased to 4.35% from 5.69% for the years ended December 31, 1993 and December 31, 1992. The average balance invested remained $250,000 for the years ended December 31, 1993 and December 31, 1992. The average yield for investment securities for the year ended December 31, 1993 decreased to 5.92% from 6.68% for the same period last year. The average investment in securities for the year ended

December 31, 1993 increased to $5,442,340 from $4,056,577 for the same period last year. The average yield on the loan portfolio decreased to 11.38% for the year ended December 31, 1993 from 11.99% for the year ended December 31, 1992 based on average balances of $23,163,395 and $15,141,724, respectively.

        The average rate paid on interest bearing demand deposits for the years ended December 31, 1993 and 1992 decreased to 3.50% from 4.34% based on average balances of $4,043,100 and $2,232,441 for the respective periods. The average rate paid on savings deposits decreased from 3.99% to 3.49% for the years ended December 31, 1992 and December 31, 1993 based on average balances of $310,776 for December 31, 1992 and $882,898 for December 31, 1993. The
average rate paid on CD's $100,000 and over decreased to 4.55% from 5.63% for the years ended December 31, 1993 and December 31, 1992 with average balances decreasing to $3,667,460 from $5,544,967 for the respective periods. The average rate paid on CD's less than $100,000 decreased to 4.87% for the year ended December 31, 1993 from 5.83% for the year ended December 31, 1992 with average balances increasing to $19,882,937 from $10,588,093, respectively. Security had no other borrowings for the years ended December 31, 1993 and December 31, 1992.

OTHER INCOME AND OTHER EXPENSE

        Non-Interest Income. Non-interest income for the year ended December 31, 1994 was $306,404, compared to $198,079 in 1993, an increase of 55%, from the previous year. The increase was due to an increased volume of deposits and loans. Service charges on deposit accounts increased $27,609, from $112,906 for the year ended December 31, 1993. There were no sales of investment securities during the years ended December 31, 1994 and December 31, 1993. Security Bank had gains on sales of the guaranteed portion of Small Business Administration loans amounting to $139,128 for the year ended December 31, 1994, compared to $76,161 in 1993, an increase of 83%. Other income increased $17,749, to $26,761 for the year ended December 31, 1994, compared to $9,012 for the previous year.

        Non-Interest Expenses. Non-interest expenses for the year ended December 31, 1994 were $1,500,952, compared to $1,192,969 or an increase of 26%, for the year ended December 31, 1993. The largest component of this increase was due to an increase of $155,897 in salaries and employee benefits. Salaries and employee benefits made up 51% of total non-interest expense for the year ended December 31, 1994. The increase reflects normal salary increases and higher staff levels, which were required as Security Bank's level of activity in loans and deposits grew. Other non-interest expense items, such as occupancy expense, equipment expense, data processing and FDIC insurance premiums, increased as a result of the growth which the bank experienced.

        Provision for Loan Losses. As a de novo bank, regulatory agencies require that Security Bank maintain a loan loss reserve of no less than 1.0% of gross loans. Security Bank has elected to build a loan loss reserve in excess of that minimum in order that should loan losses occur, they could be charged against the reserve without impairing income. Security Bank's provision for possible loan losses was $165,000 for the year ended December 31, 1994, compared to $204,000 for the year ended December 31, 1993. This provision brings the loan loss reserve to 1.89% of outstanding loans as of December 31, 1994.

        Security Bank maintains an allowance for loan losses.   The balance for
this account was $578,044 as of December 31, 1994 compared to $468,190 as of December 31, 1993. The adequacy of this allowance is reviewed by management monthly, and the allowance has been increased as the loan portfolio has grown.

        An analysis of the activity in the Reserve for Loan Losses for the past two years ended December 31 is presented in the following table:

                                                                                   1994               1993
                                                                                   ----               ----
              Balance at beginning of period                                    $468,190            $247,639
                                                                                --------            --------
              Charge-offs:
                Commercial, industrial and agricultural                          (45,000)             (3,517)
                Real estate-construction                                         (19,358)
                Real estate-mortgages                                            ( 8,686)                ---
                Installment loans to individuals                                 ( 4,559                 ---
                                                                                --------            --------
              Total Charge-offs                                                  (77,603)             (3,517)
                                                                                --------            --------
              Recoveries
                Commercial, industrial and agricultural                              ---                 ---
                Real estate-construction                                          18,991              20,068
                Real estate-mortgages                                                ---                 ---
                Installment loans to individuals                                   3,466                 ---
                                                                                --------            --------
              Total Recoveries                                                    22,457              20,068
                                                                                --------            --------
              Net (Charge-offs) Recoveries                                       (55,146)             16,551
              Provision for possible loan losses                                 165,000             204,000
                                                                                --------            --------
              Balance at end of Period                                          $578,044            $468,190
                                                                                ========            ========
              Ratio of net charge-offs, (recoveries) during
              the period to average loans outstanding during
              the period                                                            0.18%              (0.07%)

                 The following table shows the allocation for the reserve for loan losses for the year ended December 31, 1994:

                                                                                                        Percent of
                                                                                                       Loans in Each
                                                                                                        Category to
                                                                                   1994                 Total Loans
                                                                                   ----                 -----------

              Commercial, industrial and agricultural                           $116,989                    15%
              Real estate-construction                                           259,985                    38%
              Real estate-mortgages                                              136,701                    36%
              Installment loans to individuals                                    64,369                    11%
                                                                                 -------                   ----

              Balance at end of period                                          $578,044                   100%
                                                                                ========                   ====

        The following table shows the allocation for the reserve for loan losses for the year ended December 31, 1993:

                                                                                                  Percent of
                                                                                                 Loans in Each
                                                                                                  Category to
                                                                             1993                 Total Loans
                                                                             ----                 -----------

        Commercial, industrial and agricultural                           $ 69,719                    12%
        Real estate-construction                                           228,500                    46%
        Real estate-mortgages                                              119,802                    33%
        Installment loans to individuals                                    50,169                     9%
                                                                           -------                   ----

        Balance at end of period                                          $468,190                   100%
                                                                           =======                   ====

LOAN PORTFOLIO

        The loan portfolio increased to $30,579,646 at December 31, 1994 from $28,652,646 at December 31, 1993. It is the practice of Security Bank to lend primarily in its trade area and, to a large extent, extend credit collateralized by real estate. The loan portfolio consists of a variety of loans to customers for residential and commercial mortgages, residential and commercial construction loans and commercial loans collateralized by real estate. These lending activities could be similarly affected by a downturn in the regional economy or in real estate values. Security Bank's loan customers consist of both small to medium size businesses and individuals.

        During 1994, the bank originated and sold the guaranteed portion of certain Small Business Administration loans. The total proceeds from the sale of these loans were $3,041,519 and $3,820,547 during 1994 and 1993, respectively.

        The following table shows the history of the loan portfolio for each of the last two years ended December 31:

                                                                             1994                     1993
                                                                             ----                     ----
Commercial, industrial and agricultural                                 $ 4,679,563              $ 3,474,452
Real estate-construction                                                 11,757,856               13,248,399
Real estate-mortgage                                                     11,121,340                9,584,146
Installment loans to individuals                                          3,218,455                2,522,282
                                                                        -----------              -----------
   Total loans  30,777,214                                               28,829,279
Unearned Loan Fees                                                          (12,339)                 (10,863)
Unearned Discounts on Loans                                                (185,229)                (165,770)
Reserve for Loan Losses                                                    (578,044)                (468,190)
                                                                        ------------             ------------
Total Net Loans                                                         $30,001,602              $28,184,456
                                                                        ===========              ===========

       The maturities and interest sensitivity of selected loan categories are presented below:

       MATURITIES                                             Within           1 Through          Over
       December 31, 1994                                      1 Year            5 Years         5 Years         Total
       -----------------                                      ------           ---------        -------         -----
       Commercial, industrial and agricultural              $ 2,137,931        $2,058,671       $482,961      $ 4,679,563
       Real estate-construction                              11,757,856             --             --          11,757,856
                                                            -----------        ----------       --------      -----------
       Total                                                $13,895,787        $2,058,671       $482,961      $16,437,419
                                                            ===========        ==========       ========      ===========


       SENSITIVITY
       December 31, 1994
       -----------------

       Loans with predetermined interest rates              $ 4,633,825        $1,857,800       $ 49,191      $ 6,540,816
       Loans with floating interest rates                     9,261,962           200,871        433,770        9,896,603
                                                            -----------        ----------       --------      -----------
       Total                                                $13,895,787        $2,058,671       $482,961      $16,437,419
                                                            ===========        ==========       ========      ===========

       The following table sets forth the aggregate amount of loans which were contractually past due 30 days or more and nonperforming assets as of the dates indicated.

                                                                   December 31,            December 31,
                                                                       1994                    1993
                                                                   ------------            ------------
Loans:

       Delinquent 30-89 days                                        $670,200                 $128,592
       Delinquent 90 days or more                                        ---                      ---
       Nonaccrual                                                     43,383                      ---
                                                                    --------                 --------

       Total                                                        $713,583                 $128,592
                                                                    ========                 ========

Nonperforming Assets:

       Nonaccrual loans                                             $ 43,383                 $    ---
       Real Estate Owned                                             231,174                  129,715
                                                                    --------                 --------

       Total                                                        $274,557                 $129,715
                                                                    ========                 ========

        Loans are placed on nonaccrual status when, in management's judgment, collection of interest or principal is questionable. Loans on which the accrual of interest has been discontinued or reduced due to the uncertainty of collection amounted to $43,383 at December 31, 1994. There were no loans on which the accrual of interest has been discontinued at December 31, 1993. If interest on such loans had been accrued, such income would have approximated $5,117 for 1994. Interest payments recorded in 1994 as interest income for such nonaccrual loans at December 31, 1994 were $4,871. There were no accruing loans which were contractually past due 90 days or more as to principal or interest payments at December 31, 1994 and 1993. There were no loans which were considered "trouble debt restructurings" as defined in Statement of Financial Accounting Standards No. 15 at December 31, 1994 and 1993.

        The following table summarizes Security Bank's classified assets as of the dates indicated.

                                       December 31, 1994       December 31, 1993
                                       -----------------       -----------------
        Substandard                         $512,358                $311,316
        Doubtful                                 ---                     ---
        Loss                                     ---                     ---
                                            --------                ---------

        Total                               $512,358                $ 311,316
                                            ========                =========


        Credit risk arises from credit extension including loans, and certain securities. At December 31, 1994, Security's credit risk was centered in its portfolio of loans which totaled $30,579,646 and represented 83% of total earning assets. The Board of Directors reviews monthly all loans past due thirty days or more and all loans determined to have a higher than normal degree of risk. Security Bank's loan policy requires that these high risk loans be classified as special mention, substandard, doubtful, or loss. Loans classified as substandard or doubtful may result in additional allocations to the allowance for loan losses if deemed appropriate. Loans classified loss will be charged off against the allowance or will carry a designated 100% allowance until charged off. As of Security's last FDIC examination, October 17, 1994, substandard loans totaled $494,000. At December 31, 1994, loans classified as substandard decreased to $450,713; in addition, $61,645 were classified internally substandard at December 31, 1994.

        Security's objective is to maintain a loan portfolio that is diverse in terms of type of loan, industry concentration, geographic distribution and borrower concentration in order to reduce the overall credit risk by minimizing the adverse impact of any single event or set of occurrences. Security Bank recognizes that it presently has a higher than normal concentration of residential construction loans than it would normally carry while maintaining a well diversified loan portfolio. This has been an essential part of the bank's short-term strategy to serve the credit needs of its expanded market area, while attaining, and maintaining, profitability. Consistent, however, with sound banking practices, in order to achieve more diversity, the bank plans to only nominally grow this portion of its loan portfolio in the future, while increasing the commercial and consumer segments of its loan portfolio. Credit risk management policies and procedures include an initial risk rating of loans by the originating lending officer. This rating is reviewed for appropriateness in the case of larger loans by higher level officers and by the Director's Loan Committee.

        Security receives collateral to support credit extension and commitments for which collateral is deemed necessary. The most significant categories of collateral are real estate, cash on deposit and marketable securities. Security also obtains real and personal property as security for some loans which are made on the basis of the general credit-worthiness of the borrower and whose proceeds were not used for real estate- related purposes. Security normally lends up to 75% of the appraised value of developed real estate and up to 90% of the cost of new automobiles and equipment.

        To determine the adequacy of the reserve level, management considers the delinquency status of loans and other factors. Management also establishes specific reserves for credits which management believes requires reserves greater than those allocated according to their classification or delinquent status. The adequacy of the allowance for loan losses is evaluated monthly, based upon a review of significant loans, with particular emphasis being placed upon past due loans and other loans that management believes require special attention. Management considers the year-end allowance appropriate and adequate to cover possible losses in the loan portfolio. Management's judgment, however, is based upon a number of assumptions about future events which are believed to be reasonable, but which may, or may not, prove valid. There can be no assurance, therefore, that charge offs in future periods will not exceed the allowance for loan losses, or that additional increases in the allowance for loan losses will not be required.

INVESTMENT SECURITIES

        The investments portfolio decreased $258,461, to $5,328,127 as of December 31, 1994, compared to $5,586,588 for the year ended December 31, 1993, or 4.6%. Approximately $403,673 of the decrease from 1993 to 1994 relates to a decline in the market value of securities available-for-sale. Mortgage backed securities totaled $1,181,574 at December 31, 1994 and $1,046,639 at December 31, 1993. The total market value of the investment portfolio was $5,324,689 at December 31, 1994 or 5.4% less than amortized cost.

        At December 31, 1993, Security implemented Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115). SFAS 115 classifies investment securities in three categories which include held-to-maturity, trading or available-for-sale. As of December 31, 1994, investment securities totaling $5,128,877 were classified as available-for-sale and $199,250 were classified as held-to-maturity. Investment securities classified as available-for-sale are reported at fair value with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity.

        The amortized cost and estimated market value in various categories of investment securities available-for-sale and held-to-maturity are shown in the following table for each of the two years ended December 31:

SECURITIES AVAILABLE-FOR-SALE:

                                                                                       1994
                                                                                       ----
                                                                               Gross          Gross          Estimated
                                                            Amortized       Unrealized      Unrealized         Market
                                                              Cost            Losses           Gains           Value
                                                           ----------       ----------      ----------       ---------
        U.S. Treasury                                      $  604,952        $ (10,592)      $    ---        $  594,360
        U.S. Government Agencies
          and Corporations                                  3,607,989         (255,046)           ---         3,352,943
        Mortgage Backed Securities                          1,216,175          (34,889)           288         1,181,574
                                                           ----------        ---------       --------        ----------
            Total                                          $5,429,116        $(300,527)      $    288        $5,128,877
                                                           ==========        =========       ========        ==========
SECURITIES HELD-TO-MATURITY:
        U.S. Government Agencies                           $  199,250        $  (3,438)      $    ---        $  195,812
                                                           ==========        =========       ========        ==========

SECURITIES AVAILABLE-FOR-SALE:

                                                                               1993
                                                                               ----

                                                                               Gross        Estimated
                                                            Amortized       Unrealized        Market
                                                              Cost             Gains          Value
                                                           ----------       -----------     ---------

        U.S. Treasury                                       $1,108,257        $ 18,798      $1,127,055
        U.S. Government Agencies
          and Corporations                                   3,379,370          33,524       3,412,894
        Mortgage Backed Securities                             995,527          51,112       1,046,639
                                                            ----------        --------      ----------
            Total                                           $5,483,154        $103,434      $5,586,588
                                                            ==========        ========      ==========

        The following table shows the investment portfolio for available-for-sale and held-to-maturity at amortized cost for maturity and weighted average rate data at December 31, 1994:

AVAILABLE FOR SALE:

                                               Under          1-5             5-10           Over 10
                                              1 Year         Years            Years           Years           Total
                                              ------         -----            -----          -------          -----
U.S. Treasury
  Carrying Value                             $350,457      $  254,495              --             --      $  604,952
  Yield                                          5.47%           5.49%             --             --            5.48%

U.S. Government
  Agencies and Corp.
  Carrying Value                                   --       2,857,989         750,000             --       3,607,989
  Yield                                            --            5.42%           6.48%            --            5.64%

Mortgage-backed
 Securities
  Carrying Value                                   --         187,699              --        1,028,476     1,216,175
  Yield                                            --            5.46%             --             6.13%         6.03%
                                             --------      ----------        --------       ----------    ----------

Total Carrying
 Value                                       $350,457      $3,300,183        $750,000       $1,028,476    $5,429,116
                                             ========      ==========        ========       ==========    ==========
Weighted Average
 Yield                                           5.47%           5.43%           6.48%            6.13%         5.71%
                                             ========      ==========        ========       ==========    ==========

SECURITIES HELD-TO-MATURITY:

                                              Under            1-5             5-10          Over 10
                                              1 Year          Years            Years          Years            Total
                                              ------          -----            -----         -------           -----
U.S. Government
  Agencies and Corp.
  Carrying Value                                           $  199,250
  Yield                                                          8.04%

ASSETS

        Total assets as of December 31, 1994 were $40,044,377, compared to $40,036,811 as of December 31, 1993, an increase of $7,566, or .02%. The loan portfolio accounted for 75% of total assets as of December 31, 1994, compared to 70% of total assets as of December 31, 1993. The investments portfolio accounted for 13% of total assets as of December 31, 1994, compared to 14% as of December 31, 1993.

LIABILITIES

        Total liabilities as of December 31, 1994 were $34,661,503 compared to $34,871,261 as of December 31, 1993, a decrease of $209,758, or .06%. This decrease is due primarily to the bank's efforts to allow deposits taken in at market rates from inside and outside the state of Georgia to roll off as they mature, replacing them with core deposits. During the year ended December 31, 1994 these deposits were reduced from $15,728,979 at December 31, 1993 to $9,794,970 as of December 31, 1994, a reduction of $5,934,009. An increase in core deposits during 1994 resulted in an overall decrease in total deposits of only $550,247 at December 31, 1994. Customer deposits were $33,980,731 as of December 31, 1994 compared to $34,530,978 at December 31, 1993. Interest payable on deposits was $327,027 as of December 31, 1994 and $225,425 as of December 31, 1993. The increase in interest payable is due to the increase in average rates paid on deposits.

        The following table shows the maturity distribution of time deposits of $100,000 and over at December 31, 1994:

                                                      Certificates
                                                       of Deposit
                                                      ------------
Three months or less                                   $  400,318
Over three months to six months                           200,000
Over six months to twelve months                          527,948
Over twelve months                                      1,017,373
                                                       ----------
     Total                                             $2,145,639
                                                       ==========


        The following table is a distribution of average balances and average rates paid on the deposit categories for the last two years ended December 31:

                                                       1994                             1993
                                                       ----                             ----
                                              Amount            Rate           Amount             Rate
                                              ------            ----           ------             ----
Demand--non-interest-bearing                $ 2,701,111                      $ 1,907,283
Demand--interest-bearing                      4,142,976         3.34%          4,043,100          3.50%
Savings                                       1,421,141         3.47%            882,898          3.49%
Time                                         24,672,592         4.82%         19,882,937          4.87%
Time over $100,000                            2,733,267         4.71%          3,667,460          4.55%
                                            -----------                      -----------
     Total                                  $35,671,087                      $30,383,678
                                            ===========                      ===========

STOCKHOLDERS' EQUITY

        Total stockholders' equity increased $217,324 to $5,382,874 as a result of the current year net income less changes in unrealized holding loss on securities available-for-sale. Stockholders' equity consisted of $525,000 for common stock, $4,725,000 for additional paid in capital, $319,023 for retained earnings and $(186,149) for unrealized loss on securities available-for-sale.

LIQUIDITY

        Liquidity management involves the matching of the cash flow requirements of customers who may be either depositors wanting to withdraw funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs and the ability of the bank to meet those needs. Security Bank seeks to meet liquidity needs primarily through short-term interest-bearing deposits with other banks, overnight investments, investment securities and the repayment of loans. In addition to these sources, the bank maintains relationships with several correspondent banks, which can provide short-term advances to the bank on short notice and which have agreed to purchase loan participations, if needed. Security Bank's management intends to closely monitor its liquid, short-term assets in an effort to maximize net interest margins. Management believes Security Bank's sources of liquidity are adequate to meet operating needs.

        Liquidity, as of December 31, 1994 and measured by the ratio of net cash, federal funds sold, and short-term marketable securities to total deposits, was 21.50%. The adjusted liquidity ratio which represents 50% of construction loans under contract that could be sold to one of Security Bank's correspondent banks was 27.29%. Security Bank's policy states liquidity should be maintained at a target ratio of 30%, with an acceptable range of plus or minus 5%. Management feels that this ratio was adequate to meet the liquidity needs of the bank.

        As of September 1992, Security Bank was required to begin filing the Report of Transaction Accounts, Other Deposits, and Vault Cash (FR2900) quarterly. During the reporting period for the year ended December 31, 1994, Security Bank was below the minimum requirement of $4.0 million in total reservable liabilities; therefore, no reserve requirement was maintained.

        The following interest rate gap analysis discloses major categories of interest earning assets and liabilities at December 31, 1994:


                                           0-3                   4-12                 1-5             Over
                                          Months                Months               Years          5 Years           TOTAL
                                          ------                ------               -----          -------           -----
ASSETS
Loans:
   Fixed Rate by
     Maturity                         $ 4,505,657          $ 4,067,149          $ 7,321,566      $   265,866       $16,160,238
   Floating Rate by
     Repricing Interval                14,616,976                  ---                  ---              ---        14,616,976

Securities:
   Fixed Rate by
     Maturity                                  --              350,457            1,942,550              ---         2,293,007
   Floating Rate by
     Repricing Interval                 1,717,214            1,317,906                  ---              ---         3,035,120

Interest-bearing
Balances                                   99,000                  ---              198,000              ---           297,000
Federal Funds Sold                        790,000                  ---                  ---              ---           790,000
                                      -----------          -----------          -----------      -----------       -----------

   Total                              $21,728,847          $ 5,735,512          $ 9,462,116      $   265,866       $37,192,341
                                      -----------          -----------          -----------      -----------       -----------

LIABILITIES
Transaction
   Accounts                           $ 2,318,265                  ---                  ---              ---       $ 2,318,265
Money Market
   Deposits Accounts                    2,611,801                  ---                  ---              ---         2,611,801
Other Savings
   Accounts                             1,412,859                  ---                  ---              ---         1,412,859
Other Time Deposits
   $100M and Over                         400,320              727,946            1,017,373              ---         2,145,639
Other Time Deposits
   Under $100M                          5,324,715            8,172,665            9,745,514              ---        23,242,894
                                      -----------          -----------          -----------      -----------       -----------

   Total                              $12,067,960          $ 8,900,611          $10,762,887      $       ---       $31,731,458
                                      -----------          -----------          -----------      -----------       -----------

Gap                                     9,660,887          $(3,165,099)         $(1,300,771)     $   265,866       $ 5,460,883
                                      ===========          ===========          ===========      ===========       ===========

Gap/Total Assets                           24.13%                (7.90)%              (3.25)%            .66%
                                      ==========           ===========          ===========      ===========

Cumulative Gap                        $ 9,660,887          $ 6,495,788          $ 5,195,017      $ 5,460,883
                                      ===========          ===========          ===========      ===========

Cumulative Gap/
   Total Assets                             24.13%               16.22%               12.97%           13.64%
                                      ===========          ===========          ===========      ===========




        An institution is considered to be liability sensitive, or as having a negative GAP, when the amount of its interest bearing liabilities maturing or repricing within a given time period exceeds the amount of its interest earning assets also maturing or repricing within that time period. Conversely, an institution is considered to be asset sensitive, or as having a positive GAP, when the amount of its interest bearing liabilities maturing or repricing is less than the amount of its interest earning assets also maturing or repricing during the same period. Generally, in a falling interest rate environment, a negative GAP should result in an increase in net interest income, and in a rising interest rate environment this negative GAP should adversely affect net interest income. The converse would be true for a positive GAP.

        However, shortcomings are inherent in a simplified GAP analysis that may result in an institution with a nominally negative GAP having interest rate behavior associated with an asset sensitive balance sheet. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Furthermore, repricing characteristics of certain assets and liabilities may vary substantially within a given time period. In the event of a change in interest rates, prepayment and early withdrawal levels could also deviate significantly from those assumed in calculating GAP.

        Due in part to the shortcomings of GAP analysis, the asset/liability committee of Security Bank believes that simulation modeling more accurately estimates the effects of and exposure to interest rate changes. During 1994, such modeling indicated that, given the bank's positive cumulative GAP position, Security Bank's balance sheet was asset sensitive and would experience increases in net interest income in a rising interest rate environment. The asset/liability committee felt that the bank was properly positioned from a GAP standpoint for the next twelve months.

CAPITAL

        There are two federal measures of capital adequacy for banks, risk-based capital guidelines and the leverage ratio. The risk-based capital guidelines developed by regulatory authorities assign weighted levels of risk to asset categories to measure capital adequacy. These guidelines establish a phase-in period beginning in 1991 at which time a minimum of 7.25% of total capital to risk-adjusted assets is required. One-half of 7.25% must consist of qualifying capital which includes common shareholders' equity and qualifying perpetual preferred stock (subject to certain limitations). At the end of 1992, this ratio must reach a minimum of 8% with 4% consisting of qualifying capital. In addition, banks must meet minimum leverage ratios. The Federal Deposit Insurance Corporation ("FDIC") has established a 3% minimum leverage ratio of Tier 1 capital to total assets. Tier 1 capital essentially consists of qualifying capital, and the minimum Tier 1 capital only applies to banks which have received the highest supervisory rating from their regulators. Institutions which have not received the highest rating, as well as institutions with supervisory, financial or operational weaknesses, and institutions anticipating significant growth are expected to operate well above minimum capital standards. For example, most such banks generally have operated at capital levels ranging from 1% to 2% above the stated minimums. Higher capital ratios could be required if warranted by the particular circumstances or risk profiles of individual banks. Thus, for all but the most highly rated banks meeting the conditions set forth above, the minimum Tier 1 leverage ratio is 3% plus an additional cushion of at least 1% to 2%.

        At December 31, 1994, Security Bank maintained capital ratios above regulatory requirements. Required regulatory minimum levels are 4.00% for the Tier 1 capital ratio, 8.00% for the total capital ratio, and 3.0 - 5.0% for the Tier 1 leverage ratio. Security Bank's risk-adjusted capital ratio and leverage ratio at December 31, 1994 were as follows:

        Risk adjusted capital ratio           18.14%
        Required capital ratio                 8.00%
        Tier 1 leverage ratio                 13.61%
        Required Tier 1 leverage ratio         3.00% - 5.00%

DISCLOSURE OF IMPACT OF ACCOUNTING CHANGES

        Security has not yet adopted the provisions of Statement of Financial Accounting Standards No. 107 regarding disclosures about the fair value of financial instruments and No. 114 regarding accounting for impairment of loans. These standards are expected to be adopted during the year ending December 31, 1995. Implementation of these standards is not expected to have a material effect on Security's financial statements.

                       PRO FORMA COMBINED FINANCIAL DATA

        The following pro forma financial data has been prepared based upon the historical financial statements of Habersham and Security. These pro forma statements assume that 75% of the Security shareholders will elect to receive Habersham Common Stock in the Merger and may not be indicative of the results that actually would have occurred if the Merger had been in effect when indicated or which may be obtained in the future. The pro forma balance sheet has been prepared assuming the Merger was consummated on December 31, 1994 and the pro forma income statement has been prepared assuming the Merger was consummated on January 1, 1994. These pro forma statements do not reflect any potential savings which may result from the consolidation of operations of Habersham and Security.

        The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements, including the notes thereto, of Habersham and Security appearing elsewhere herein. See "AVAILABLE INFORMATION" and "FINANCIAL STATEMENTS."

Habersham Bancorp
Pro forma Condensed Combined Consolidated Balance Sheet
As of December 31, 1994

                                                                    Historical
                                                           ---------------------------             Pro Forma            Pro Forma
                                                           Habersham          Security            Adjustments            Combined
                                                           ---------          --------            -----------           ---------
ASSETS

Cash and due from banks                                 $   4,450,912        $ 1,214,670         $(2,520,914)(1)      $  3,144,668
Federal funds sold                                          1,020,000            790,000                                 1,810,000
Investment securities available for sale                   28,529,679          5,128,877                                33,658,556
Investment securities held to maturity                     21,619,504            199,250                                21,818,754
Loans, net                                                 99,058,810         30,001,602                               129,060,412
Premises and equipment, net                                 2,947,889          1,836,773                                 4,784,662
Interest receivable                                         1,346,942            342,747                                 1,689,689
Other assets                                                2,353,248            530,458                                 2,883,706
Core deposit intangible                                                                              550,000 (2)           550,000
Goodwill                                                                                           3,503,491 (2)         3,503,491
                                                        ------------         -----------         -----------          ------------
Total Assets                                            $161,326,984         $40,044,377         $ 1,532,577          $202,903,938
                                                        ============         ===========         ===========          ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Non-interest bearing deposits                           $ 17,100,436         $ 2,249,273                              $ 19,349,709
Interest bearing deposits                                124,515,059          31,731,458                               156,246,517
Other borrowings                                           2,501,742                                                     2,501,742
Accrued interest payable                                   1,000,104             327,027                                 1,327,131
Other liabilities                                            359,056             353,745                                   712,801

                                                        ------------         -----------                              ------------
Total Liabilities                                        145,476,397          34,661,503                               180,137,900
                                                        ------------         -----------                              ------------

SHAREHOLDERS' EQUITY

Shareholders' Equity:
Common stock                                                 875,000             525,000         $  (214,052)(1)         1,185,948
Additional paid-in Capital                                 3,321,028           4,725,000           1,879,503 (1)         9,925,531
Retained Earnings                                         13,110,034             319,023            (319,023)(1)        13,110,034
Unrealized loss on investment securities                  (1,013,344)           (186,149)            186,149 (1)        (1,013,344)
Treasury stock, at cost                                     (442,131)                                                     (442,131)
                                                        ------------         -----------         -----------          ------------
Total Shareholders' Equity                                15,850,587           5,382,874           1,532,577            22,766,038
                                                        ------------         -----------         -----------          ------------

Total Liabilities and Shareholders' Equity              $161,326,984         $40,044,377         $ 1,532,577          $202,903,938
                                                        ============         ===========         ===========          ============


See notes to pro forma condensed combined consolidated financial statements.

Habersham Bancorp
Pro forma Condensed Combined Consolidated Income Statement
For the year ended December 31, 1994

                                                             Historical
                                                    -----------------------------        Pro Forma            Pro Forma
                                                    Habersham            Security        Adjustments          Combined
                                                    ---------            --------        -----------          --------
Interest income
 Loans                                             $ 9,580,514        $ 3,180,363                            $12,760,877
 Investments-taxable                                 1,798,030            429,726      $  (151,255) (3)        2,076,501
 Investments-non taxable                             1,056,133                                                 1,056,133
                                                   -----------        -----------      -----------           -----------
  Total interest income                             12,434,677          3,610,089         (151,255)           15,893,511
                                                   -----------        -----------      -----------           -----------

Interest expense
 Deposits                                            4,697,846          1,504,430                              6,202,276
 Borrowings                                            103,086                                                   103,086
                                                   -----------        -----------      -----------           -----------
  Total interest expense                             4,800,932          1,504,430                              6,305,362
                                                   -----------        -----------      -----------           -----------
Net interest income                                  7,633,745          2,105,659         (151,255)            9,588,149

Provision for loan losses                              208,096            165,000                                373,096
                                                   -----------        -----------      -----------           -----------
Net interest income after provision                  7,425,649          1,940,659         (151,255)            9,215,053
                                                   -----------        -----------      -----------           -----------

Non-interest income
 Service charges on deposits                           430,211            140,515                                570,726
 Other service charges and commissions                 232,887                                                   232,887
 Securities gains, net                                  25,128                                                    25,128
 Other income                                          518,889            165,889                                684,778
                                                   -----------        -----------      -----------           -----------
Total non-interest income                            1,207,115            306,404                              1,513,519
                                                   -----------        -----------      -----------           -----------


Non-interest expense
 Salaries and employee benefits                      3,152,261            768,348                              3,920,609
 Occupancy expenses                                    460,268            162,404                                622,672
 Furniture and equipment expenses                      447,983             98,493                                546,476
 Data processing                                       179,421             60,533                                239,954
 Goodwill amortization                                                                     131,509 (4)           131,509
 Other                                               2,379,972            411,174          110,000 (4)         2,901,146
                                                   -----------        -----------      ------------          -----------
Total non-interest expense                           6,619,905          1,500,952          241,509             8,362,366

                                                   -----------        -----------      -----------           -----------
Income before income taxes                           2,012,859            746,111         (392,764)            2,366,206

Income taxes                                           354,474            278,509          (51,427)(5)           581,556
                                                   -----------        -----------      -----------           -----------
Net income                                         $ 1,658,385        $   467,602      $  (341,337)          $ 1,784,650
                                                   ===========        ===========      ===========           ===========

Net income per common and common
 equivalent shares                                 $      4.91        $      0.89                            $      3.86
                                                   ===========        ===========      ===========           ===========

Weighted average number of common and
 common stock equivalent shares                        337,959            525,000                                462,338
                                                   ===========        ===========      ===========           ===========

See notes to pro forma condensed combined consolidated financial statements.

Habersham Bancorp
Notes to Pro Forma Condensed Combined Consolidated Financial Statements As of December 31, 1994 and for the year then ended



(1) Adjustments to cash and shareholders' equity to reflect the estimated purchase price of Security of $2,305,150 in cash and $6,915,451 in shares of Habersham Common Stock. It is assumed that 124,379 shares of Habersham Common Stock will be exchanged with Security's shareholders for 75% of their common stock and all of Security's outstanding stock options will be acquired for cash.

                           Cash paid to Security shareholders                    $ 2,305,150
                           Acquisition costs                                         100,000
                           Cash paid to Security's option holders                    115,764
                           Habersham stock issued:
                             Par value                                               310,948
                             Additional paid-in capital                            6,604,503
                                                                                 -----------
                           Total Estimated Purchase Price                        $ 9,436,365
                                                                                 -----------

(2) Adjustments to allocate purchase price to the fair market value of assets acquired and liabilities assumed. The following allocations are based upon current estimates which will be subsequently adjusted based upon final determination of the fair value of assets acquired and liabilities assumed as of the closing date. The purchase price has been allocated to the assets acquired and liabilities assumed as follows:

                           Net Assets - historical                               $ 5,382,874
                           Core Deposit Intangible                                   550,000
                           Goodwill                                                3,503,491
                                                                                 -----------
                           Total Estimated Purchase Price                        $ 9,436,365
                                                                                 -----------

         Amortization period for core deposit intangible and goodwill has been assumed to be five and twenty-five years, respectively.


(3) Estimated reduction in interest income as a result of the cash used to purchase Security stock and related acquisition costs.


(4) Estimated annual amortization of core deposit intangible of $550,000 over a five year life and goodwill of $3,503,491 over a twenty-five year life.


(5)      Estimated tax effect of the pro forma adjustments.

                 CERTAIN DIFFERENCES IN THE RIGHTS OF HABERSHAM
                           AND SECURITY SHAREHOLDERS

         At the Effective Time, Security shareholders who do not elect to receive cash in the Merger or perfect their dissenters' rights automatically will become shareholders of Habersham, and their rights as shareholders will be determined by Habersham's Articles and Bylaws. The following is a summary of the material differences in the rights of shareholders of Habersham and Security. Both Habersham and Security are Georgia corporations governed by the Georgia Code. Accordingly, except as set forth below, there are no material differences between the rights of an Habersham shareholder under Habersham's Articles and Bylaws and the Georgia Code, on the one hand, and the rights of a Security shareholder under Security's Articles and Bylaws and the Georgia Code, on the other hand. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the Georgia Code and the Articles and Bylaws of each corporation.

AUTHORIZED CAPITAL STOCK

         Habersham. Habersham is authorized to issue 1,000,000 shares of Habersham Common Stock, $2.50 par value, of which 335,051 shares were issued and outstanding as of the Record Date. Habersham's Board of Directors intends to seek shareholder approval of an increase in the number of authorized shares of Habersham Common Stock from 1,000,000 to 10,000,000 at its April 15, 1995 Annual Shareholders' Meeting and thereafter to effect a five-for-one stock split in the form of a 400% stock dividend with respect to its outstanding shares of Common Stock if such approval is obtained. The Board of Directors also plans to reduce the par value of the Common Stock from $2.50 to $1.00 per share. The foregoing actions will become effective at or prior to the Effective Time in order to qualify the Habersham Common Stock for listing on the Nasdaq National Market. If the shareholder approval of the proposed increase in authorized shares is not obtained, the Habersham Common Stock will not qualify for listing on the Nasdaq National Market, but will qualify for listing on the Nasdaq SmallCap Market.

         Security. Security is authorized to issue 5,000,000 shares of Security Common Stock, $1.00 par value, and 1,000,000 shares of preferred stock, $1.00 par value ("Security Preferred Stock"), of which 525,000 shares of Security Common Stock and no shares of Security Preferred Stock were issued and outstanding as of the Record Date. The Board of Directors has the authority to provide for the division and issuance of Security Preferred Stock in one or more series and to fix the voting powers, designation, number, and the dividend, redemption, liquidation, and conversion rights thereof, by adopting a resolution or resolutions creating and designating such series. The rights of the holders of Security Common Stock would be subject to any rights and preferences of any Security Preferred Stock or series thereof that the Board of Directors may issue.

SHAREHOLDER MEETINGS

         Habersham. Under Habersham's Bylaws, special meetings of the shareholders may be called at any time by the President, the Chairman of the Board or the Board of Directors. The holders of at least 25% of the votes entitled to be cast in an election of directors may also call a special meeting by delivering a written request to Habersham.

         Security. Under Security's Bylaws, special meetings of the shareholders may be called at any time by the Chairman of the Board or the Board of Directors. The Georgia Code, however, also allows the holders of at least 25% of the votes entitled to be cast on the issue to be considered at the proposed meeting to call a special meeting by delivering a written demand to the corporation stating the purpose of the meeting.

NUMBER OF DIRECTORS

         Habersham. Habersham's Bylaws state that the Board of Directors is to be composed of six persons. If the Board consists of more than nine directors (as a result of an amendment to the Bylaws increasing the size of the Board), the Articles of Incorporation require that the members of the Board serve in three classes for staggered three-year terms. Because the Habersham Board of Directors currently consists of only six members, however, each director serves until the next annual meeting of shareholders following his election and until his successor is duly elected and qualified.

         Security. Security's Bylaws state that the Board of Directors will be composed of five to fifteen directors, with the exact number of directors to be fixed by resolution of the Board. The Board has fixed the number of directors at ten, with each director serving until the next annual meeting of shareholders following his election and until his successor is elected and qualified.

DIRECTORS

         Habersham. Habersham's Articles of Incorporation and Bylaws state that a director may be removed from office (i) without cause only upon the affirmative vote of the holders of at least 2/3 of the issued and outstanding shares of Habersham Common Stock, and (ii) with cause only upon the affirmative vote of the holders of a majority of the issued and outstanding shares of Habersham Common Stock.

         Security. Security's Bylaws state that a director may be removed only for cause. Removal must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Security Common Stock at a meeting with respect to which notice of such purpose has been given.

VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS

         Habersham. Habersham's Articles of Incorporation require the affirmative vote of the holders of at least 2/3 of the issued and outstanding shares of Habersham Common Stock entitled to vote on the matter to approve:

       (i)     any merger of Habersham with or into any other entity, or

      (ii) any sale, lease, exchange or other disposition of all or substantially all of Habersham's assets,

if the other party to the transaction is the beneficial owner of at least 5% of the issued and outstanding shares of Habersham Common Stock entitled to vote in an election of directors. This requirement will not apply if 2/3 of Habersham's directors approved the transaction before the other party became the beneficial owner of more than 5% of the outstanding shares of Habersham Common Stock or before consummation of the transaction. Transactions between Habersham and any majority owned subsidiary are also exempt from this requirement.

   Security. Security's Articles of Incorporation require the affirmative vote of the holders of at least 75% of the issued and outstanding shares of Security Common Stock entitled to vote on the matter to approve:

       (i) any merger of Security or any of its subsidiaries with or into any other entity;

      (ii) any sale, lease, exchange or disposition of all or substantially all of the assets of Security or any of its subsidiaries; or

     (iii) the adoption of any plan or proposal for Security's liquidation or dissolution;

unless at least 67% of the members of the Board of Directors have approved the transaction. In that case, the affirmative vote of the holders of a majority of the outstanding shares of Security Common Stock will be required to approve the transaction.


                          SUPERVISION AND REGULATION

         As bank holding companies, Habersham and Security are subject to regulation under the BHC Act and its examination and reporting requirements. The following discussion sets forth certain of the material elements of the regulatory framework applicable to bank holding companies and provides certain specific information relevant to Habersham and Security.

         Bank holding companies and banks are extensively regulated under both federal and state law. The following is a brief summary of certain statutes, rules, and regulations affecting Habersham, Security and their respective subsidiaries. This summary is qualified in its entirety by reference to the particular statutory and regulatory provision referred to below and is not intended to be an exhaustive description of the statues or regulations applicable to Habersham's or Security's business. Supervision, regulation and examination of Habersham and Security and their subsidiary banks by the bank regulatory agencies are intended primarily for the protection of depositors rather than Habersham or Security shareholders.

BANK HOLDING COMPANY REGULATION

         Habersham and Security (the "Companies") are registered holding companies under the BHC Act and the Georgia Bank Holding Company Act (the "Georgia BHC Act") and are regulated under such acts by the Federal Reserve and by the DBF, respectively.

         As bank holding companies, the Companies are required to file annual reports with the Federal Reserve and the DBF and such additional information as the applicable regulator may require pursuant to the BHC Act and the Georgia BHC Act. The Federal Reserve and the DBF may also conduct examinations of the Companies to determine whether they are in compliance with both BHC Acts and the regulations promulgated thereunder.

         The BHC Act also requires every bank holding company to obtain prior approval from the Federal Reserve before acquiring direct or indirect ownership or control of more than 5% of the voting shares of any bank which is not already majority owned or controlled by that bank holding company. The Federal Reserve is prohibited, however, from approving the acquisition by a bank holding company of the voting shares of, or substantially all the assets of, any bank located outside Georgia, unless such acquisition is specifically authorized by the laws of the state in which the bank is located. Acquisition of any additional banks would require prior approval from both the Federal Reserve and the Georgia Department. Under current Georgia law, a holding company is authorized to acquire ownership or control of additional banks in Georgia, Alabama, the District of Columbia, Florida, Kentucky, Louisiana, Maryland, Mississippi, North Carolina, South Carolina, Tennessee and Virginia (collectively, the "Southeastern Compact"), provided such states enact reciprocal legislation and 80% of the deposits of the holding company are maintained in this region. As of December 31, 1994, reciprocal legislation was in effect in all of the aforementioned states. Florida, Georgia, North Carolina and Tennessee, however, have recently enacted legislation that will remove such states from the Southeastern Compact and will permit national interstate acquisitions by institutions located in Florida, Georgia, North Carolina and Tennessee in states which also permit national interstate acquisitions.

         On March 16, 1994, the Georgia legislature adopted the "Georgia Interstate Banking Act," which provides that Georgia will no longer be a member of the Southeastern Compact, effective July 1, 1995. Instead, (i) interstate acquisitions by institutions located in Georgia will be permitted in states which also allow national interstate acquisitions, and (ii) interstate acquisitions of institutions located in Georgia will be permitted by institutions located in states which also allow national interstate acquisitions; provided, however, that if the board of directors of a Georgia bank or bank holding company adopts a resolution to except such bank or bank holding company from being acquired pursuant to the provisions of the Georgia Interstate Banking Act and properly files a certified copy of such resolution with the Georgia Department, such Georgia bank or bank holding company may not be acquired by an institution located outside of the State of Georgia.

         In addition, the President of the United States signed into law the "Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994" on September 29, 1994 (the "Interstate Branching Act"). Under the Interstate Branching Act, effective June 1, 1997, (i) the regulatory agency responsible for any acquiring bank or bank holding company may approve an application by a bank to acquire a branch across state lines if both banks involved are adequately capitalized and the responsible regulatory agency determines that the resulting bank will continue to be adequately capitalized and that management of the bank has the necessary management skills to manage the extended operation, and (ii) a bank holding company which has subsidiaries in more than one state may, with the approval of the Federal Reserve, combine banks across state lines.

         The BHC Act and the Georgia BHC Act further provide that the Federal Reserve and the Georgia Department will not approve any acquisition, merger or consolidation (i) which would result in a monopoly, (ii) which would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States, (iii) the effect of which may be substantially to lessen competition or to tend to create a monopoly in any section of the country or (iv) which in any other manner would be in restraint of trade, unless the anticompetitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the community to be served.

         In addition to having the right to acquire ownership or control of other banks, a bank holding company is authorized to acquire ownership or control of nonbanking companies, provided the activities of such companies are so closely related to banking or managing or controlling banks that the Federal Reserve considers such activities to be proper to the operation and control of banks. Regulation Y, promulgated by the Federal Reserve, sets forth those activities which are regarded as closely related to banking or managing or controlling banks and, thus, are permissible activities for bank holding companies, subject to approval by the Federal Reserve in individual cases.

         Federal Reserve policy requires a bank holding company to act as a source of financial strength and to take measures to preserve and protect bank subsidiaries in situations where additional investments in a troubled bank may not be warranted. Under these provisions, a bank holding company may be required to loan money to its subsidiaries in the form of capital notes or other instruments which qualify for capital under regulatory rules. Any loans by the holding company to such subsidiary banks are likely to be unsecured and subordinated to such bank's depositors and perhaps to its other creditors.

FEDERAL SECURITIES LAWS

         Habersham and Security are subject to various federal securities laws, including the Securities Act of 1933 (the "1933 Act") and the Securities Exchange Act of 1934 (the "1934 Act"). The 1933 Act regulates the distribution or public offering of securities, while the 1934 Act regulates trading in securities that are already issued and outstanding. Both Acts provide civil and criminal penalties for misrepresentations and omissions in connection with the sale of securities, and the 1934 Act also prohibits market manipulation and insider trading.

         Pursuant to the 1934 Act, Habersham and Security file annual, quarterly and current reports with the Securities and Exchange Commission. In addition, Habersham and its directors, executive officers and 5% shareholders are subject to certain additional reporting requirements, including requirements governing the submission of proxy statements and reports of beneficial ownership of the Company's securities.

BANK REGULATION

         Habersham Bank and Security Bank (the "Banks") operate as banks organized under the laws of the State of Georgia subject to examination by the Georgia Department. The Georgia Department regulates all areas of each bank's commercial banking operations including reserves, loans, mergers, payment of dividends, interest rates, establishment of branches, and other aspects of operations.

         The Banks are also insured and regulated by the Federal Deposit Insurance Corporation (the "FDIC"). The major functions of the FDIC with respect to insured banks include paying depositors to the extent provided by law in the event an insured bank is closed without adequately providing for payment of the claims of depositors, acting as a receiver of state banks placed in receivership when so appointed by state authorities, and preventing the continuance or development of unsound and unsafe banking practices. In addition, the FDIC is authorized to examine insured banks which are not members of the Federal Reserve to determine the condition of such banks for insurance purposes. The FDIC also approves conversions, mergers, consolidations and assumption of deposit liability transactions between insured banks and noninsured banks or institutions to prevent capital or surplus diminution in such transactions where the resulting, continued or assumed bank is an insured non-member state bank.

         Subsidiary banks of a bank holding company are subject to certain restrictions imposed by the BHC Act on any extension of credit to the bank holding company or any of its subsidiaries, on investment in the stock or other securities of the bank holding company or its subsidiaries, and on the taking of such stock or securities as collateral for loans to any borrower. In addition, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit or provision of any property or services.

         Under Georgia law, a bank must obtain the approval of the Georgia Department before cash dividends may be paid if (i) the total classified assets at the most recent examination of such bank exceeded 80% of the equity capital,
(ii) the aggregate amount of dividends declared or anticipated to be declared in the calendar year exceeds 50% of the net profits, after taxes but before dividends, for the previous calendar year or (iii) the ratio of equity capital to adjusted assets is less than 6%.

         The Banks are also subject to the provisions of the Community Reinvestment Act of 1977, which requires the FDIC, in connection with its regular examination of a bank, to assess the bank's record in meeting the credit needs of the communities served by the bank, including low- and moderate-income neighborhoods.

CAPITAL REQUIREMENTS

         Regulatory agencies measure capital adequacy with a framework that makes capital requirements sensitive to the risk profile of the individual banking institutions. The guidelines define capital as either Tier 1 or Core capital (primarily shareholders equity) or Tier 2 capital (certain debt instruments and a portion of the reserve for loan losses). There are two measures of capital adequacy for bank holding companies and their subsidiary banks: the leverage ratio and the risk-based capital requirements. Bank holding companies and their subsidiary banks must maintain a minimum Tier 1 leverage ratio of 4%. In addition, Tier 1 capital must equal 4% of risk-weighted assets, and total capital (Tier 1 plus Tier 2) must equal 8% of risk-weighted assets. These are minimum requirements, however, and institutions experiencing internal growth or making acquisitions, as well as institutions with supervisory or operational weaknesses, will be expected to maintain capital positions well above these minimum levels.

PROMPT CORRECTIVE ACTION

         The Federal Deposit Insurance Corporation Improvement Act of 1991 (the "FDIC Act") imposes a regulatory matrix which requires the federal banking agencies to take prompt corrective action to deal with depository institutions that fail to meet their minimum capital requirements or are otherwise in a troubled condition. The prompt corrective action provisions require undercapitalized institutions to become subject to an increasingly stringent array of restrictions, requirements and prohibitions, as their capital levels deteriorate and supervisory problems mount. Should these corrective measures prove unsuccessful in recapitalizing the institution and correcting its problems, the FDIC Act mandates that the institution be placed in receivership.

         Pursuant to regulations promulgated under the FDIC Act, the corrective actions that the banking agencies either must or may take are tied primarily to an institution's capital levels. In accordance with the framework adopted by the FDIC Act, the banking agencies have developed a classification system, pursuant to which all banks and thrifts will be placed into one of five categories: well-capitalized institutions, adequately capitalized institutions, undercapitalized institutions, significantly undercapitalized institutions and critically undercapitalized institutions. The capital thresholds established for each of the categories are as follows:


  ========================================================================================================
                                                  Total               Tier 1 Risk-
   Capital Category      Tier 1 Capital    Risk-Based Capital         Based Capital             Other
  =========================================================================================================
  Well Capitalized       5% or more           10% or more              6% or more            Not subject
                                                                                             to a capital
                                                                                             directive

  Adequately             4% or more           8% or more               4% or more                   --
  Capitalized

  Undercapitalized       less than 4%         less than 8%             less than 4%                 --

  Significantly          less than 3%         less than 6%             less than 3%                 --
  Undercapitalized

  Critically             2% or less                     --                      --                  --
  Undercapitalized       tangible equity

         The undercapitalized, significantly undercapitalized and critically undercapitalized categories overlap; therefore, a critically undercapitalized institution would also be an undercapitalized institution and a significantly undercapitalized institution. This overlap ensures that the remedies and restrictions prescribed for undercapitalized institutions will also apply to institutions in the lowest two categories.

         An institution that falls into any of the three undercapitalized categories automatically becomes subject to a number of supervisory sanctions, which, among other things, (1) require the institution to submit a capital restoration plan within forty-five (45) days after becoming undercapitalized;
(2) prohibit growth in the institution's average total assets from quarter to quarter, unless its capital plan has been accepted and the increase in assets is consistent with the plan and its capital levels are increasing at a rate that will enable it to become adequately capitalized within a reasonable time; and (3) prohibit the institution from making any acquisition, opening any branch office or engaging any new line of business, unless its capital plan has been accepted, the institution is in compliance with its plan, and the proposed action has been approved by the appropriate banking agency and the FDIC.

         The down-grading of an institution's category is automatic in two situations: (1) whenever an otherwise well-capitalized institution is subject to any written capital order or directive, and (2) where an undercapitalized institution fails to submit or implement a capital restoration plan or has its plan disapproved. The federal banking agencies may treat institutions in the well-capitalized, adequately capitalized and undercapitalized categories as if they were in the next lower capital level based on safety and soundness considerations relating to factors other than capital levels.

         All insured institutions regardless of their level of capitalizations are prohibited by the FDIC Act from paying any dividend or making any other kind of capital distribution or paying any management fee to any controlling person if following the payment or distribution the institution would be undercapitalized. While the prompt corrective action provisions of the FDIC Act contain no requirements or restrictions aimed specifically at adequately capitalized institutions, other provisions of the FDIC Act and the agencies' regulations relating to deposit insurance assessments, brokered deposits, and interbank liabilities treat adequately capitalized institutions less favorably than those that are well-capitalized.

         The FDIC has adopted or currently proposes to adopt other rules pursuant to the FDIC Act that include: (1) real estate lending standards for banks, which would provide guidelines concerning loan-to-value ratios for various types of real estate loans; (2) revision to the risk-based capital rules to account for interest rate risk, concentration of credit risk and the risks proposed by "non-traditional activities"; (3) rules requiring depository institutions to develop and implement internal procedures to evaluate and control credit and settlement exposure to their correspondent banks; (4) a rule restricting the ability of depository institutions that are not well capitalized from accepting brokered deposits; (5) rules addressing various "safety and soundness" issues, including operations and managerial standards for asset quality, earnings and stock valuations, and compensation standards for the officers, directors, employees and principal shareholders of the depository institutions; (6) rules mandating enhanced financial reporting and audit requirements; and (7) rules restricting the ability of a state bank, or a subsidiary thereof, to engage as principal in activities not permissible for a national bank or make any investment not permissible for a national bank.

AUDIT AND REPORTING REQUIREMENTS

         Effective January 1, 1993, all insured depository institutions having total assets of $150 million or greater must be audited annually by independent public accountants. In addition to certifying financial statements, the auditor must attest to a report prepared by the institution's management on matters including internal control structures and compliance with safety and soundness requirements. The auditor must also report separately on these matters. If an auditor subsequently ceases to be the depository institution's accountant, both the auditor and the institution must notify the FDIC. Insured depository institutions also must establish audit committees composed entirely of outside directors independent of the institution's management.

         In the case of a depository institution that is a subsidiary of a holding company, most of these FDIC requirements may be satisfied if services and functions comparable to those required under the FDIC Act are provided at the holding company level and the depository institution meets certain other qualifications, including having a rating from its primary regulator of "1" or "2" on its most recent examination.

         In addition, management is required to make annual reports on its responsibility for preparing financial statements and establishing and maintaining an internal control structure for financial reporting and compliance.

         As of December 31, 1994, Habersham Bank had total consolidated assets of more than $150 million and Security Bank had total consolidated assets of less than $150 million.

FAIR LENDING

         Effective April 15, 1994, ten federal agencies, including the federal bank agencies, issued an "Interagency Policy Statement on Discrimination in Lending" to provide guidance on what may be considered discrimination in the offering of housing credit. The policy statement applies to all financial institutions and sets forth three bases for discrimination cases: (i) overt discrimination, (ii) disparate treatment (treating credit applicants differently because of race or one of the other prohibited factors), and (iii) disparate impact (neutral policies that have a discriminatory effect not justified by business necessity).

ANTI-TYING RESTRICTIONS EASED

         The Federal Reserve has adopted amendments to Regulation Y that allow a bank or bank holding company to offer a discount on traditional bank products (loans, deposits, trust services, etc.) and securities brokerage services without violating anti-tying restrictions. This exemption from the anti-tying provisions is conditioned on (1) the customer's obtaining a traditional bank product from an affiliate, and (2) the traditional bank or brokerage product's being available separately to customers.

         In addition, the Federal Reserve has adopted amendments to Regulation Y that permit a bank holding company or its nonbank subsidiary to offer a discount on its product or service on condition that a customer obtain any other product or service from that company or from any of its nonbank affiliates. These amendments generally remove Federal Reserve-imposed restrictions on tying when no bank is involved in the arrangement and the products are separately available for purchase by the customer.

COMMUNITY DEVELOPMENT AND REGULATORY IMPROVEMENT

         The Riegle Community Development and Regulatory Improvement Act became effective on September 23, 1994. The Act reduces much of the red-tape with which insured banks and thrifts have had to contend and facilitates the establishment of community development financial institutions.

         The Act provides for more than 50 means of reducing the current administrative requirements imposed by previously enacted legislation. Among the regulatory relief provisions are the following:

(1) Coordinated Exams. Federal and state regulators must coordinate their exams and develop a system for naming a lead agency to conduct a unified exam.

(2) Exam Schedules Extended. All CAMEL 1 banks under $250 million in assets and CAMEL 2 banks under $100 million will be examined every 18 months rather than every year.

(3) Audit Requirements. Holding companies with less than $5 billion in assets, and CAMEL 1 or 2-rated institutions with more than $5 billion in assets, may satisfy the FDIC Act audit requirements with a consolidated holding company audit.

(4) Guidelines vs. Rules. Regulators may now issue guidelines -- instead of rules -- for asset quality, earnings and stock valuations. Holding companies will be exempt from these standards.

(5) Capital Rules. Regulators must take into account the size and activities of a bank in issuing capital rules on interest rate risk, concentration of credit risk and nontraditional activities risk.

(6) Loans to Insiders. Certain extensions of credit to insiders will not require the prior approval of the board of directors, and current lending limits to insiders will be less restrictive if the insider does not participate in policy-making for the bank.

(7) Holding Company Activities. The Act will streamline the application process for bank holding company formations, reorganizations and new activity requests.

         (a) Applications and Notices. The Act requires the regulatory agencies to work together to eliminate overlapping or unnecessary information requested in the application process and to harmonize publication and notice requirements. The bank regulatory agencies must take final action on applications within a year of receiving a completed application, unless the applicant waives this limit.

         (b) Competitive Factors of Mergers. Under the Act, if the Federal Reserve or the FDIC has not received any adverse comments from the Justice Department regarding the competitive factors of the merger, bank holding companies need wait only 15 days after approval to complete a merger transaction. In addition, reports on the competitive effects of merger transactions will not be required if the responsible regulatory agency informs the other agencies involved before the applicable date that the report is not necessary.

         (c) New Activities. Bank holding companies must provide at least 60 days' notice before engaging in a non-banking activity or acquiring shares or control of a company that engages in non-banking activities.


         The Act also provides for the establishment of a Community Development Financial Institutions Fund, which will have $382 million in funding available over four years. The Fund may provide financial assistance through equity investments, deposits, credit union shares, grants and technical assistance to a Community Development Financial Institution ("CDFI"). However, the Fund may not own more than 50% of the equity of a CDFI and cannot control its operations. Furthermore, if the Fund deposits money in a CDFI, it may not require collateral or security. A CDFI is any entity with the primary mission of promoting community development, serving an investment area or targeted population, that provides development services or equity investments and loans through an affiliate or community partnership. One-third of the $382 million authorized for CDFI is earmarked for the Bank Enterprise Act, under which banks could receive a 5% to 15% rebate on their deposit insurance premiums for their community development work in low- to moderate-income neighborhoods.

         Additionally, the Act provides for new consumer protections with respect to high cost mortgages, i.e., credit transactions secured by the consumer's home (such as a second mortgage or home equity loan), with an annual percentage yield 10 points higher than Treasury securities of comparable maturity or with total points and fees that exceed 8% of the loan amount or $400.

         Furthermore, the Act amends securities, banking, pension and tax laws to encourage securitization of small business loans and the development of a secondary market for pools of such loans. Federally chartered banks, thrifts, credit unions and federal- or state-chartered government corporations will be permitted to invest in these small business related securities. Institutions that are well-capitalized (or adequately capitalized, with regulatory permission) will qualify for favorable accounting, reserve, and capital treatment of small business loans sold into the secondary market.

         Finally, lenders may participate in capital access programs, designed to encourage lenders to make loans to small- and medium-sized businesses. For each loan enrolled in the program, the borrower and lender pay a premium into a loan loss reserve fund, and the state matches that contribution. Participating lenders assume the risk of loss on their loans, if the losses exceed the total contributions in the reserve fund. Federal funds of up to $50 million are authorized to match state contributions to these programs.

INTERSTATE BANKING AND BRANCHING

         The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, which took effect on September 29, 1994, greatly broadens the scope of permissible interstate banking. The following are highlights of the Act:

(1) Acquisitions by Holding Companies. The Act authorizes a bank holding company or a foreign bank, one year after the Act is signed into law, to acquire a bank holding company or bank located in any state upon approval of the Federal Reserve Board. State banks will not be able to "opt out" of interstate banking.

(2) State Prohibitions Against Interstate Branching. The Act allows states to enact laws by June 1, 1997, prohibiting all out-of-state banks from acquiring a branch in that state. A national bank whose home state has "opted out" may not acquire or establish a branch located in any other state.

(3) De Novo Branches. The Act prohibits a bank from establishing a de novo branch in a host state unless the host state adopts a law permitting all out-of-state banks to establish de novo branches.

(4) Time Periods for Bank Acquisitions. The Act upholds state laws that establish a time period for which an in-state bank must be in existence before an out-of-state bank or bank holding company may acquire it.

(5) Anti-Trust Provision. The Act prohibits an acquirer from controlling more than 10% of the insured deposits nationwide or 30% of the deposits in the state after the acquisition is completed.

(6) Regulatory Approval. Beginning June 1, 1997, the regulatory agency responsible for an acquiring bank or bank holding company may approve an application by a bank to acquire a branch across state lines if:

         (a)     each bank involved is adequately capitalized, and

         (b) the responsible regulatory agency determines that the resulting bank will continue to be adequately capitalized and that the management of the bank has the necessary management skills to manage the extended operation.

(7) Combination of Banks. Beginning June 1, 1997, a bank holding company which has bank subsidiaries in more than one state may, with the approval of the Federal Reserve Board, combine banks across state lines.

(8) Community Reinvestment. Under the Act, national bank branches are subject to state laws in the areas of community reinvestment, consumer protection, fair lending, and intrastate branching.

(9) Branch Closings. The Act requires regulators to consult with community organizations before permitting an interstate institution to close a branch in a low-income area.

FUTURE REQUIREMENTS

         Statute and regulations are regularly proposed which contain wide-ranging proposals for altering the structures, regulations, and competitive relationships of the nation's financial institutions. It cannot be predicted whether or what form any proposed statute or regulation will be adopted or the extent to which the business of the Companies may be affected by such statute or regulation.


                                    EXPERTS

         The consolidated financial statements of Habersham at December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, included in this Proxy Statement/Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements of Security at December 31, 1994 and for each of the three years then ended, appearing elsewhere in this Proxy Statement/Prospectus, have been audited by Joseph Decosimo and Company, independent auditors, as set forth in their report thereon included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

         The legality of the shares of Habersham Common Stock being offered hereby is being passed upon for Habersham by Powell, Goldstein, Frazer & Murphy, Atlanta, Georgia.

         Powell, Goldstein, Frazer & Murphy, Atlanta, Georgia, counsel for Habersham, will opine as to certain federal income tax consequences of the Merger. See "THE MERGER -- Certain Federal Income Tax Consequences."


                                 OTHER MATTERS

         As of the date of this Proxy Statement/Prospectus, Security's Board of Directors knows of no matters that will be presented for consideration at the Special Meeting other than as described in this Proxy Statement/Prospectus. However, if any other matter shall come before the Special Meeting or any adjournments or postponements thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by such proxy as to any such matters that fall within the purposes set forth in the Notice of Special Meeting as determined by a majority of the Board of Directors.

                               HABERSHAM BANCORP
                        HISTORICAL FINANCIAL STATEMENTS

INDEPENDENT AUDITORS' REPORT

Habersham Bancorp,
Its Shareholders and Directors:

We have audited the accompanying consolidated balance sheets of Habersham Bancorp and its subsidiaries (the "Company") as of December 31, 1994 and 1993, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company and its subsidiaries at December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in the notes to the consolidated financial statements, in 1993 the Company changed its methods of accounting for income taxes and investment securities.




DELOITTE & TOUCHE LLP

Atlanta, Georgia
January 27, 1995

                               HABERSHAM BANCORP
                          CONSOLIDATED BALANCE SHEETS
                           December 31, 1994 and 1993

                                                                                               1994                   1993
                                                                                          -------------          -------------
ASSETS
Cash and due from banks                                                                   $   4,450,912          $   4,125,961
Federal funds sold                                                                            1,020,000              3,944,000
Investment securities available
  for sale, at market value (Note 3)                                                         28,529,679             23,953,213

Investment securities held to maturity, at cost
  (estimated market value of $21,092,769 in
  1994 and $18,777,353 in 1993 (Note 4)                                                      21,619,504             18,160,786

Loans (Notes 5 and 13)                                                                      100,848,483            104,154,099
  Less:  Unearned income                                                                        (45,338)               (74,959)
         Allowance for loan losses (Note 5)                                                  (1,744,335)            (1,601,902)
                                                                                          --------------         -------------
      Loans, net                                                                             99,058,810            102,477,238

                                                                                          --------------         -------------
Premises and equipment, net (Note 6)                                                          2,947,889              3,362,505
Interest receivable                                                                           1,346,942              1,336,574
Other assets                                                                                  2,353,248              1,496,014

                                                                                          --------------         --------------
      TOTAL ASSETS                                                                        $ 161,326,984          $ 158,856,291

                                                                                          ==============         =============
LIABILITIES

Deposits (Note 13)
  Demand                                                                                  $  17,100,436          $  13,565,089
  Money market and NOW accounts                                                              33,653,457             33,459,658
  Savings                                                                                     5,504,444              5,162,956
  Time ($100,000 and over)                                                                   21,165,754             22,260,745
  Other time                                                                                 64,191,404             64,010,552

                                                                                          --------------         -------------
      Total Deposits                                                                        141,615,495            138,459,000
Short-term borrowings (Note 7)                                                                1,001,742              1,259,424
Other borrowings (Note 7)                                                                     1,500,000              2,500,000
Accrued interest payable                                                                      1,000,104                951,050
Other liabilities                                                                               359,056                140,511

                                                                                          --------------         -------------
      TOTAL LIABILITIES                                                                     145,476,397            143,309,985

                                                                                          --------------         -------------
SHAREHOLDERS' EQUITY (Notes 9 and 13)

Common stock, $2.50 par value, 1,000,000 shares
  authorized; 350,000 shares issued                                                             875,000                875,000
Additional paid-in capital                                                                    3,321,028              3,300,000
Retained earnings                                                                            13,110,034             11,584,709
Unrealized gain (loss) on investment securities
  available for sale                                                                         (1,013,344)               325,184
Treasury stock, at cost                                                                        (442,131)              (538,587)
                                                                                          --------------         -------------
      SHAREHOLDERS' EQUITY -- NET                                                            15,850,587             15,546,306

                                                                                          --------------         -------------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                          $ 161,326,984          $ 158,856,291
                                                                                          =============          =============

See notes to consolidated financial statements.

                               HABERSHAM BANCORP
                       CONSOLIDATED STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                                                              1994                 1993              1992
                                                                           -----------         -----------        -----------
INTEREST INCOME

Loans                                                                      $ 9,580,514         $10,043,542        $10,705,048
Investments:
  U.S. Treasury and Government agencies                                      1,531,470           1,031,171          1,788,165
  States and political subdivisions
    (exempt from federal income tax)                                         1,056,133           1,010,857          1,024,803
Other investment securities                                                    136,920             172,818            200,273
Federal funds sold                                                             129,640              71,705            104,641
                                                                           -----------         -----------        -----------
     TOTAL INTEREST INCOME                                                  12,434,677          12,330,093         13,822,930
                                                                           -----------         -----------        -----------
INTEREST EXPENSE

Time deposits, $100,000 and over                                               947,826           1,027,779          1,949,457
Other deposits                                                               3,750,020           3,591,770          4,548,754
Short-term and other borrowings                                                103,086              58,058             29,847
                                                                           -----------         -----------        -----------
     TOTAL INTEREST EXPENSE                                                  4,800,932           4,677,607          6,528,058
                                                                           -----------         -----------        -----------
NET INTEREST INCOME                                                          7,633,745           7,652,486          7,294,872
Provision for loan losses (Note 5)                                             208,096             249,765            566,000
                                                                           -----------         -----------        -----------
NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                                            7,425,649           7,402,721          6,728,872
                                                                           -----------         -----------        -----------
NON INTEREST INCOME

Service charges on deposit accounts                                            430,211             426,088            393,787
Other service charges and commissions                                          232,887             224,532            261,669
Securities gains, net                                                           25,128                                205,551
Other income                                                                   518,889             267,207            187,732
                                                                           -----------         -----------        -----------
     TOTAL NON INTEREST INCOME                                               1,207,115             917,827          1,048,739
                                                                           -----------         -----------        -----------
NON INTEREST EXPENSE

Salaries and employee benefits (Note 10)                                     3,152,261           3,053,726          2,992,255
Occupancy expenses                                                             460,268             447,818            499,639
Furniture and equipment expenses                                               447,983             466,997            403,311
Data processing                                                                179,421             226,285            204,312
Other operating expenses (Note 11)                                           2,379,972           2,135,118          1,981,309
                                                                           -----------         -----------        -----------
     TOTAL NON INTEREST EXPENSE                                              6,619,905           6,329,944          6,080,826
                                                                           -----------         -----------        -----------
INCOME BEFORE INCOME TAXES AND CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                                   2,012,859           1,990,604          1,696,785
Provision for income taxes (Note 8)                                            354,474             345,886            286,288
INCOME BEFORE CUMULATIVE EFFECT OF                                         -----------         -----------        -----------
  CHANGE IN ACCOUNTING PRINCIPLE                                             1,658,385           1,644,718          1,410,497

Cumulative effect of change in accounting principle (Note 8)                                       (87,000)
                                                                           -----------         -----------        -----------

NET INCOME                                                                 $ 1,658,385         $ 1,557,718        $ 1,410,497
                                                                           ===========         ===========        ===========
PER COMMON AND COMMON EQUIVALENT SHARE:
  Income before cumulative effect of change in accounting
    principle                                                              $      4.91         $      4.92        $      4.24
  Cumulative effect of change in accounting principle (Note 8)                                        (.26)
                                                                           -----------         -----------        -----------
NET INCOME PER SHARE (Note 9)                                              $      4.91         $      4.66        $      4.24
                                                                           ===========         ===========        ===========
WEIGHTED AVERAGE NUMBER OF COMMON AND
COMMON EQUIVALENT SHARES OUTSTANDING (Note 9)                                  337,959             334,413            332,734
                                                                           ===========         ===========        ===========

See notes to consolidated financial statements.

                               HABERSHAM BANCORP
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              For the years ended December 31, 1994, 1993 and 1992

CASH FLOWS FROM OPERATING ACTIVITIES:                                         1994               1993             1992
                                                                           -----------       -----------       -----------
Net income                                                                 $ 1,658,385       $ 1,557,718       $ 1,410,497
 Adjustments to reconcile net income to net
   cash provided by operating activities:
       Provision for loan losses                                               208,096           249,765           566,000
       Provision for other real estate                                         120,000            19,988            31,281
       Depreciation and amortization                                           509,334           540,635           465,824
       Cumulative effect of change in accounting principle                                        87,000
       Loss (gain) on sale of premises and equipment                             1,040                                (195)
       Gain on sale of securities                                              (25,128)                           (205,551)
       Gain on sale of other real estate                                      (103,830)
       Changes in assets and liabilities
         (Increase) decrease in interest receivable                            (10,368)           66,226           309,162
         (Increase) decrease in other assets                                  (182,201)           46,355          (100,931)
         Increase (decrease) in interest payable                                49,054          (206,707)         (554,524)
         Increase (decrease) in other liabilities                              218,545          (111,820)         (786,957)
                                                                           -----------       -----------       -----------
 Net cash provided by operating activities                                   2,442,927         2,249,160         1,134,606
                                                                           -----------       -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Investment securities available for sale:
    Proceeds from maturity                                                   6,440,949         9,299,503        16,063,258
    Proceeds from sales                                                      4,212,461                          14,383,467
    Purchases                                                              (17,232,821)      (18,394,548)      (19,992,301)
 Investment securities held to maturity:
    Proceeds from maturity                                                   2,522,864
    Purchases                                                               (5,981,582)
 Net decrease (increase) in loans                                            3,045,041         1,214,619          (864,751)
 Purchases of premises and equipment                                          (143,525)         (430,546)         (615,999)
 Proceeds from sale of premises and equipment                                   47,767                              17,275
 Proceeds from sale of other real estate                                       163,633           228,449            16,888
                                                                           -----------       -----------       -----------
 Net cash used in investing activities                                      (6,925,213)       (8,082,523)        9,007,837
                                                                           -----------       -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:

 Net increase (decrease) in deposits                                         3,156,495         4,008,441        (9,780,987)
 Net increase (decrease) in short-term borrowings                             (257,682)          190,875           306,063
 Advances from Federal Home Loan Bank                                       (1,000,000)        2,500,000
 Purchase of treasury stock                                                                                       (606,548)
 Proceeds from sale of treasury stock                                          117,484            86,047            69,843
 Cash dividends                                                               (133,060)         (132,520)         (122,953)
                                                                           -----------       -----------       -----------
 Net cash provided by (used in) financing activities                         1,883,237         6,652,843       (10,134,582)
                                                                           -----------       -----------       -----------
Increase (decrease) in cash and cash equivalents                            (2,599,049)          819,480             7,861

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                               8,069,961         7,250,481         7,242,620
                                                                           -----------       -----------       -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                   $ 5,470,912       $ 8,069,961       $ 7,250,481
                                                                           ===========       ===========       ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid during the year for:
    Interest                                                               $ 4,659,814       $ 4,884,605       $ 7,082,582
    Income taxes                                                               367,089           343,697           468,376

SUPPLEMENTAL DISCLOSURE OF NON CASH INVESTING
 ACTIVITY:
  Other real estate acquired through loan foreclosures                     $   290,495                         $    30,989
  Loans granted to facilitate the sale of other real estate                    125,204       $   600,100           351,000
  Unrealized gain (loss) on investment securities
    available for sale, net of tax effect                                   (1,338,528)          325,184

See notes to consolidated financial statements.

                               HABERSHAM BANCORP
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                                                                         UNREALIZED GAIN (LOSS) ON
                                                                                                INVESTMENT
                                                          ADDITIONAL                            SECURITIES
                                          COMMON           PAID IN            RETAINED        AVAILABLE FOR        TREASURY
                                          STOCK            CAPITAL            EARNINGS             SALE              STOCK
Balance at December 31, 1991             $875,000         $3,300,000        $ 8,873,859        $                  $ (89,821)
Net income                                                                    1,410,497
Cash dividends, $.375 per
  share                                                                        (122,953)
Purchase of 20,396 shares of
  Treasury Stock                                                                                                   (606,548)
Sale of 2,423 shares of
  Treasury Stock                                                                 (1,892)                             71,735
                                         --------         ----------        -----------        -----------        ---------
Balance at December 31, 1992              875,000          3,300,000         10,159,511                            (624,634)
Net income                                                                    1,557,718
Cash dividends, $.40 per share                                                 (132,520)
Sale of 2,330 shares of
  Treasury Stock                                                                                                     86,047
Unrealized gain on investment
  securities available for sale                                                                    325,184
                                         --------         ----------        -----------        -----------        ---------
Balance at December 31, 1993              875,000          3,300,000         11,584,709            325,184         (538,587)
Net income                                                                    1,658,385
Cash dividends, $.40 per share                                                 (133,060)
Sale of 3,348 shares of
  Treasury Stock                                              21,028                                                 96,456
Unrealized loss on investment                                                                   (1,338,528)
  securities available for sale          --------         ----------        -----------        -----------        ---------
Balance at December 31, 1994             $875,000         $3,321,028        $13,110,034        $(1,013,344)       $(442,131)
                                         ========         ==========        ===========        ===========        =========



See notes to consolidated financial statements.

                              HABERSHAM BANCORP
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the years ended December 31, 1994, 1993 and 1992


1.   ORGANIZATION AND BASIS OF PRESENTATION

     The consolidated financial statements of Habersham Bancorp (the
     "Company") include the financial statements of Habersham Bank (the "Bank") and The Advantage Group, Inc., which are wholly-owned subsidiaries of the Company. All intercompany transactions have been eliminated.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting and reporting policies of the Company conform with generally accepted accounting principles and with general practice within the banking industry. The following is a summary of the more significant accounting policies:

     CASH AND CASH EQUIVALENTS
     For purposes of the Statements of Cash Flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold.

     INVESTMENT SECURITIES AVAILABLE FOR SALE
     At December 31, 1993, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Accordingly, the Company classified certain additional investments as available for sale. Investments available for sale are carried at market value. The related unrealized gain (loss), net of tax, is included as a separate component of shareholders' equity. Gains and losses from dispositions are based on the net proceeds and the adjusted carrying amounts of the securities sold, using the specific identification method.

     INVESTMENT SECURITIES HELD TO MATURITY
     Investment securities held to maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts which are recognized as adjustments to interest income. The Company has the intent and ability to hold these investment securities to maturity.

     ALLOWANCE FOR LOAN LOSSES
     The allowance for loan losses is maintained at a level considered adequate to provide for potential losses in the loan portfolio. Management determines the adequacy of the allowance based upon reviews of individual loans, recent loss experience, current economic conditions, the risk characteristics of the various categories of loans and other pertinent factors. Loans deemed uncollectible are charged to the allowance. Provisions for loan losses and recoveries on loans previously charged off are added to the allowance.

     OTHER REAL ESTATE OWNED
     Other real estate owned includes real estate acquired through foreclosure. Other real estate owned is carried at the lower of its recorded amount at date of foreclosure or fair value. Any expense incurred in connection with holding such real estate or resulting from any write-downs subsequent to foreclosure is included in other non interest expense.

     PREMISES AND EQUIPMENTS
     Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using primarily the straight-line method over the estimated useful lives of the assets.

     INTEREST INCOME ON LOANS
     Interest on loans is recorded generally over the term of the loan based on the unpaid principal balance. Accrual of interest is discontinued when either principal or interest becomes 90 days past due, or when in management's opinion, collectibility of such interest is doubtful.

     LOAN ORIGINATION FEES AND COSTS
     Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield on the related loan.

     INCOME TAXES
     Provisions for income taxes are based upon amounts reported in the statements of income (after exclusion of non taxable income such as interest on state and municipal securities) and include deferred taxes on temporary differences between financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

     EARNINGS PER SHARE
     Earnings per share are computed based on the weighted average number of common and common equivalent shares outstanding during the year.

     ACCOUNTING PRONOUNCEMENT
     Statement of Financial Accounting Standards ("SFAS") No. 114, entitled "Accounting by Creditors for Impairment of a Loan" as amended by SFAS No. 118 is not expected to have a significant effect on the consolidated financial statements when the Statement is adopted as of January 1, 1995.

     RECLASSIFICATIONS
     Certain reclassifications have been made to the 1993 and 1992 financial statements to conform to the 1994 presentation.

3.   INVESTMENT SECURITIES AVAILABLE FOR SALE

     Amortized cost, estimated market values and gross unrealized gains and losses of investment securities available for sale are as follows:

                                            Gross Unrealized      Estimated
                             Amortized     -----------------        Market
                                Cost       Gains      Losses        Value
     December 31, 1994:
      U.S. Treasury ......  $ 5,833,003             $  161,323    $ 5,671,680
      U.S. Government
        agencies .........   18,399,626  $     47    1,378,571     17,021,102
      States and political
        subdivisions .....    5,082,420   124,952       15,203      5,192,169
      Other investments ..      750,000                105,272        644,728
                            -----------  --------   ----------    -----------
                            $30,065,049  $124,999   $1,660,369    $28,529,679
                            ===========  ========   ==========    ===========


     December 31, 1993:
      U.S. Treasury ......  $ 2,646,674  $ 11,319                 $ 2,657,993
      U.S. Government
        agencies .........   14,050,692   150,338     $ 83,977     14,117,053
      States and political
        subdivisions .....    5,263,750   439,018                   5,702,768
      Other investments ..    1,499,394    11,984       35,979      1,475,399
                            -----------  --------     --------    -----------
                            $23,460,510  $612,659     $119,956    $23,953,213
                            ===========  ========     ========    ===========


     During 1994, there were realized gains of $37,664 and realized losses of $12,536 from sales of securities. During 1993, there were no sales of securities.

     The amortized cost and estimated market values of securities available for sale at December 31, 1994, by contractual maturity, are shown as follows. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Callable securities and mortgage-backed securities are included in the year of their final original maturity. Equity investments are included in the due after ten years category.

                                                               Estimated
                                              Amortized Cost  Market Value
       Due in one year or less................. $ 2,310,830   $ 2,274,426
       Due after one year through five years...  18,274,026    17,459,614
       Due after five years through ten years..   6,353,103     5,721,890
       Due after ten years.....................   3,127,090     3,073,749
                                                -----------   -----------
       Total................................... $30,065,049   $28,529,679
                                                ===========   ===========


     Securities available for sale with market value of approximately $10,689,270 were pledged as collateral at December 31, 1994 for public deposits and other deposits, as required by law.

4.   INVESTMENT SECURITIES HELD TO MATURITY

     Amortized cost, estimated market values and gross unrealized gains and losses of investment securities held to maturity are as follows:

                                              Gross Unrealized      Estimated
                               Amortized     -----------------        Market
     December 31, 1994:          Cost        Gains      Losses        Value
     U.S. Treasury .......... $   198,698             $  3,760     $   194,938
     U.S. Government
      agencies...............   5,724,080   $  8,215   344,909       5,387,386
     States and political
      subdivisions...........  13,176,349    158,482   344,763      12,990,068
     Other investments.......   2,520,377                            2,520,377
                              -----------   --------  --------     -----------
       Total................. $21,619,504   $166,697  $693,432     $21,092,769
                              ===========   ========  ========     ===========

     December 31, 1993:

     U.S. Government
      agencies............... $ 4,660,364  $  26,165  $ 52,614     $ 4,633,915
     States and political
      subdivisions...........  11,890,243    653,175    10,159      12,533,259
     Other investments.......   1,610,179                            1,610,179
                              -----------  ---------  --------     -----------
       Total................. $18,160,786  $ 679,340  $ 62,773     $18,777,353
                              ===========  =========  ========     ===========

     The amortized cost and estimated market values of securities held to maturity at December 31, 1994, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Callable securities and mortgage-backed securities are included in the year of their final original maturity. Equity investments are included in the due after ten years category.

                                                               Estimated
                                            Amortized Cost    Market Value
     Due in one year or less................. $ 3,482,904     $  3,438,992
     Due after one year through five years...  11,704,209       11,400,033
     Due after five years through ten years..   4,139,733        3,977,565
     Due after ten years.....................   2,292,658        2,276,179
                                              -----------     ------------
     Total................................... $21,619,504     $ 21,092,769
                                              ===========     ============

     Securities held to maturity with market value of approximately $7,855,621 were pledged as collateral at December 31, 1994 for public deposits and other deposits, as required by law.

5.   LOANS

     At December 31, 1994 and 1993, loans are summarized as follows:

                                                     1994          1993
     Real Estate:
       Construction.........................    $  5,564,753  $  5,112,344
       Other................................      68,992,708    68,830,196
     Commercial.............................      13,170,219    17,044,658
     Installment............................      12,637,913    11,204,998
     Other..................................         482,890     1,961,903
                                                ------------  ------------
         Total..............................    $100,848,483  $104,154,099
                                                ============  ============

     Changes in the allowance for loan losses are as follows:

                                         1994        1993          1992
     Balance, January 1.............. $1,601,902  $1,703,592  $  1,265,939
     Provision for loan losses.......    208,096     249,765       566,000
     Loans charged off...............   (125,144)   (376,427)     (157,328)
     Recoveries......................     59,481      24,972        28,981
                                      ----------  ----------  ------------
     Balance, December 31............ $1,744,335  $1,601,902  $  1,703,592
                                      ==========  ==========  ============


     Nonaccrual loans and restructured loans totaled $1,887,612 and $1,933,412 at December 31, 1994 and 1993, respectively. Interest income that would have been recorded on nonaccrual loans and restructured loans in accordance with their original terms totaled $181,640 in 1994 and $170,235 in 1993, compared with amounts recognized of $132,884 and $99,244, respectively.

     At December 31, 1993, the outstanding principal balance of loans sold with recourse totaled $255,811. There were no loans sold with recourse at December 31, 1994.

     The Company is a party to financial instruments with off-balance-sheet risk in the normal course of its lending activities to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making these commitments as it does for on-balance-sheet instruments and evaluates each customer's creditworthiness on a case-by-case basis. At December 31, 1994, the Company had outstanding loan commitments of $10,614,313 and standby letters of credit of $4,580,341. The amount of collateral obtained, if deemed necessary, for these commitments by the Company, upon extension of credit, is based on management's credit evaluation of the customer. Collateral held, if any, varies but may include inventory, equipment, real estate, or other property. As of December 31, 1994, the Bank's loans to customers for agribusiness purposes in the poultry industry were approximately $22 million.

6.   PREMISES AND EQUIPMENT

     Premises and equipment are summarized as follows:

                                         1994          1993
     Land..........................  $  233,750    $  233,750
     Buildings.....................   2,956,097     2,956,097
     Furniture and equipment.......   2,799,730     3,548,658
                                     ----------    ----------
       Total.......................   5,989,577     6,738,505
     Less accumulated depreciation    3,041,688     3,376,000
                                     ----------    ----------
     Premises and equipment, net...  $2,947,889    $3,362,505
                                     ==========    ==========

     Habersham Bank has entered into lease agreements for equipment through 1999. Approximate minimum rentals under noncancellable operating leases are as follows:

                                1995        $93,128
                                1996         81,547
                                1997         59,841
                                1998          8,093
                                1999          1,018

     Rental expense was approximately $85,939 in 1994, $108,000 in 1993 and $55,000 in 1992.

7.   SHORT-TERM AND OTHER BORROWINGS

     Short-term borrowings of $1,001,742 and $1,259,424 at December 31, 1994 and 1993, respectively, consist of customers' deposits of withholding taxes held for the U. S. Treasury on a note option basis and bear interest at 1/4 of 1% less than the federal funds rate.

     Other borrowings at December 31, 1994 consist of a $1,500,000 Federal Home Loan Bank advance with an adjustable rate using three months' LIBOR minus eleven basis points. Other borrowings at December 31, 1993 consist of a $1,000,000 Federal Home Loan Bank advance bearing interest at 3.65% and $1,500,000 with an adjustable rate using three months' LIBOR minus eleven basis points.

     The average interest rates for other borrowings during 1994 and 1993 were 4.13% and 3.48%, respectively. The advance at December 31, 1994 matures in 1996.

8.   INCOME TAXES

     Effective January 1, 1993, the Company adopted SFAS No. 109,
     "Accounting for Income Taxes." Previously, the Company had accounted for its income tax expense in accordance with Accounting Principles Board Opinion No. 11. SFAS No. 109 requires the Company to provide deferred income taxes based on temporary differences between financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the temporary differences are expected to reverse. The cumulative effect of the adoption of this pronouncement on the Company's financial statements was to decrease net income by $87,000 ($.26 per share) for the year ended December 31, 1993.

     The provision for income taxes for the years ended December 31, 1994, 1993 and 1992 are as follows:

                                      1994       1993        1992
     Current....................   $445,818   $302,036    $521,428
     Deferred...................    (91,344)    43,850    (235,140)
                                   --------   --------    --------
       Total....................   $354,474   $345,886    $286,288
                                   ========   ========    ========

     At December 31, 1994 and 1993 the significant components of the Company's net deferred tax assets and liabilities are as follows:

     Deferred Tax Assets:                        1994        1993
        Unrealized loss on investment
          securities available for sale      $  522,000
        Allowance for possible loan losses      424,000    $376,000
        Deferred loan fees                       57,000      35,000
        Other                                    28,000      27,000
                                             ----------    --------
                                              1,031,000     438,000
                                             ----------    --------
     Deferred Tax Liabilities:
        Unrealized gain on investment
          securities available for sale                    (168,000)
        Accumulated depreciation                (52,000)    (71,000)
        Other assets                            (41,000)    (42,000)
                                             ----------    --------
                                                (93,000)   (281,000)
                                             ----------    --------
     Net Deferred Tax Asset Before
       Valuation Allowance                      938,000     157,000
     Valuation Allowance
                                             ----------    --------
     Net Deferred Tax Asset                  $  938,000    $157,000
                                             ==========    ========

     The provision for income taxes is less than that computed by applying the federal statutory rate of 34% to income before income taxes as indicated by the following:

                                         1994        1993        1992
     Income tax at statutory rate...  $684,372    $676,805    $576,907
     Effect of tax-exempt income....  (317,126)   (300,195)   (291,747)
     Other..........................   (12,772)    (30,724)      1,128
                                      --------    --------    --------
     Provision for income taxes.....  $354,474    $345,886    $286,288
                                      ========    ========    ========

9.   SHAREHOLDERS' EQUITY

     Effective November 1, 1992, the Company declared a 2 for 1 stock split recorded in the form of a stock dividend. Retroactively, common stock was credited and undivided profits were charged for the amount of par value of the additional shares issued of $437,500. All references to the number of common shares and per common share amounts have been restated to reflect the stock split.

     The approval of the Georgia Department of Banking and Finance is required if dividends declared by the Bank to the Company in any year will exceed 50% of the net income of the Bank for the previous calendar year. The Bank is also required to maintain minimum amounts of capital to total "risk weighted" assets, as defined by the banking regulators. At December 31, 1994, the Bank is required to have minimum Tier I and Total Capital ratios of 4% and 8%, respectively. The Bank's actual ratios at that date were 12.07% and 13.32%, respectively. Additionally, the Bank is required to maintain a leverage ratio (Tier I Capital to total assets) of at least 4%. The Bank's leverage ratio at December 31, 1994 was 9.37%.

     At December 31, 1994 and 1993, the Company held 15,349 shares and 18,697 shares, respectively, in Treasury Stock.

10.  EMPLOYEE BENEFIT AND STOCK OPTION PLANS

     The Company has a contributory profit sharing plan under Internal
     Revenue Code Section 401(k) (the "401K Plan"). The 401K Plan covers substantially all employees. Employees may contribute up to 15% of their annual salaries up to the amount allowed by the IRS. The Company will contribute amounts as specified in the plan agreement. The Company's contribution to the plan totaled $67,938 in 1994, $70,925 in 1993 and $68,079 in 1992.

     The Company's Incentive Stock Option Plan provides that officers and certain employees of the Company and its subsidiaries may be granted options to purchase shares of common stock of the Company at an amount equal to the fair market value of the stock at the date of grant. The options, which may be exercised immediately, expire five years from the date of grant. The Plan limits the total number of shares which may be purchased under the Plan to 35,000, which have been reserved for the Plan. Stock option activity is summarized as follows:

                                            Number of     Option Price
                                              Options       per Share
                                             ---------     ------------
     Balance outstanding, December 31, 1991    18,000    $25.00 to $37.35
     Granted                                    8,000     41.68
     Exercised                                   (400)    25.00
                                               ------
     Balance outstanding, December 31, 1992    25,600     31.26 to  41.68
     Granted                                    8,000     45.94
                                               ------
     Balance outstanding, December 31, 1993    33,600     31.26 to  45.94
     Granted                                    2,400     50.39
     Exercised                                 (2,000)    31.26
                                               ------
     Balance outstanding, December 31, 1994    34,000     33.98 to  50.39
                                               ======

     Effective January 21, 1995, the Company's Board of Directors adopted, subject to shareholder approval, an Outside Director Stock Option Plan. Under the plan, 70,000 shares of common stock have been reserved for issuance. The plan initially granted as of January 21, 1995 the option to purchase 5,000 shares of common stock to outside directors who were Company board members on April 16, 1994 at an amount equal to the fair market value of the stock at that date. The options are fully vested on the date of grant and exercisable six months from date of grant.

11.  OTHER OPERATING EXPENSES

     Items comprising other operating expenses for the years ended December 31, 1994, 1993 and 1992 are as follows:

                                           1994        1993        1992
     Outside services................. $  714,538  $  627,931  $  678,921
     Advertising and public relations.    489,952     471,758     389,011
     Office supplies..................    287,565     286,524     271,459
     Other............................    887,917     748,905     641,918
                                       ----------  ----------  ----------
       Total.......................... $2,379,972  $2,135,118  $1,981,309
                                       ==========  ==========  ==========


12.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                                                              1994
                                                -----------------------------
                                                   Carrying          Fair
                                                    Amount           Value
                                                -------------   -------------
     Assets:
      Cash and due from banks..................  $  4,450,912    $  4,450,912
      Federal funds sold.......................     1,020,000       1,020,000
      Investment securities available for sale.    28,529,679      28,529,679
      Investment securities held to maturity...    21,619,504      21,092,769
      Loans....................................    99,058,810      99,780,771

     Liabilities:
      Deposits.................................   141,615,495     140,741,928
      Short-term borrowings....................     1,001,742       1,001,742
      Other borrowings.........................     1,500,000       1,500,000


                                                             1993
                                                 -----------------------------
                                                    Carrying          Fair
                                                     Amount           Value
                                                 -------------   -------------
     Assets:
      Cash and due from banks..................  $  4,125,961    $  4,125,961
      Federal funds sold.......................     3,944,000       3,944,000
      Investment securities available for sale.    23,953,213      23,953,213
      Investment securities held to maturity...    18,160,786      18,777,353
      Loans....................................   102,477,238     103,846,464

     Liabilities:
      Deposits.................................   138,459,000     139,330,059
      Short-term borrowings....................     1,259,424       1,259,424
      Other borrowings.........................     2,500,000       2,500,000

     The carrying amounts of cash and due from banks, federal funds sold, and short-term borrowings are a reasonable estimate of their fair value due to the short-term nature of these financial instruments. The fair value of investment securities available for sale and investment securities held to maturity is based on quoted market prices and dealer quotes. The fair value of loans and deposits is estimated by discounting the future cash flows using interest rates currently charged by the Bank for such financial instruments.

     As required by the Statement, demand deposits are shown at their face value. No value has been ascribed to core deposits, which generally bear a low rate of or no interest and do not fluctuate in response to changes in interest rates.

     The fair value of commitments to extend credit and standby letters of credit is estimated to approximate the amount outstanding (see Note 5). The fair value has been estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties.

     The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1994. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

13.  RELATED PARTY TRANSACTIONS

     Certain directors and executive officers of the Company, including their associates, were loan customers of the Bank. Total loans to these persons at December 31, 1994, 1993 and 1992 totaled $4,162,599, $4,868,492 and $4,440,957, respectively.

     An analysis of the activity during 1994, 1993 and 1992 of loans to executive officers, directors and principal shareholders is as follows:

                                       1994         1993         1992
     Balance, January 1, .......... $4,868,492   $4,440,957  $ 2,607,749
     Amounts advanced..............  7,726,038    5,423,152   10,495,275
     Repayments.................... (8,431,931)  (4,995,617)  (8,662,067)
                                    ----------   ----------  -----------
     Balance, December 31, ........ $4,162,599   $4,868,492   $4,440,957
                                    ==========   ==========   ==========

     During February 1992, the Company purchased 20,000 shares of its common stock from a related party at a cost of approximately $594,000.

     At December 31, 1994, time deposits of $1,160,000 of a business controlled by the principal shareholders of the Company were pledged as collateral for loans of $1,160,000 made to unrelated parties.

14.  SUBSEQUENT EVENT

     On January 21, 1995, the Company's Board of Directors signed an agreement to acquire all of the outstanding stock of Security Bancorp, Inc. ("Security"). The approximate purchase price of Security is expected to be $9.4 million, which is payable in cash and the issuance of shares of common stock of the Company.

     The acquisition will be accounted for using the purchase method of accounting. At December 31, 1994, Security's total assets were approximately $40.0 million and shareholders' equity was approximately $5.4 million. Securitys' net income for the year ended December 31, 1994 was approximately $468,000.

15.  CONDENSED FINANCIAL STATEMENTS OF COMPANY (PARENT ONLY)

     The condensed financial statements of the Company (parent only) are presented below:

     CONDENSED BALANCE SHEETS

                                                        December 31
     ASSETS:                                         1994          1993
     Cash..................................... $   938,523   $   198,234
     Investment in subsidiaries...............  14,633,519    15,069,527
     Other investments........................     275,649       275,649
     Other assets.............................       2,896         2,896
                                               -----------   -----------
     Total assets............................. $15,850,587   $15,546,306
                                               ===========   ===========

     SHAREHOLDERS' EQUITY:
     Common stock............................. $   875,000   $   875,000
     Additional paid-in Capital...............   3,321,028     3,300,000
     Retained earnings........................  13,110,034    11,584,709
     Unrealized gain (loss) on investment
      securities available for sale ..........  (1,013,344)      325,184
     Treasury stock, at cost..................    (442,131)     (538,587)
                                               -----------   -----------
     Shareholders' equity - net............... $15,850,587   $15,546,306
                                               ===========   ===========

     CONDENSED STATEMENTS OF INCOME AND RETAINED EARNINGS
     For the years ended December 31, 1994, 1993 and 1992

                                           1994          1993       1992
     INCOME
     Dividends from subsidiary........ $   760,000  $   140,000  $   657,500
     Other income - management fees
      from subsidiary.................     321,533      293,334      326,411
                                       -----------  -----------  -----------
     Total Income.....................   1,081,533      433,334      983,911

     EXPENSES - General and
      administrative..................     327,074      299,558      331,720
                                       -----------  -----------  -----------

     Income before income taxes and
      equity in undistributed earnings
      of subsidiaries.................     754,459      133,776      652,191
     Income tax credit................       1,406        1,579        1,347
                                       -----------  -----------  -----------
     Income before equity
      in undistributed earnings.......     755,865      135,355      653,538
     Equity in undistributed earnings
      of subsidiaries.................     902,520    1,422,363      756,959
                                       -----------  -----------  -----------

     Net Income.......................   1,658,385    1,557,718    1,410,497

     RETAINED EARNINGS AT
     BEGINNING OF YEAR ...............  11,584,709   10,159,511    8,873,859
      Cash dividends on common stock..    (133,060)    (132,520)    (122,953)
      Loss on Treasury Stock..........                                (1,892)
                                       -----------  -----------  -----------

     RETAINED EARNINGS AT
      END OF YEAR .................... $13,110,034  $11,584,709  $10,159,511
                                       ===========  ===========  ===========

     CONDENSED STATEMENTS OF CASH FLOWS
     For the years ended December 31, 1994, 1993 and 1992

     CASH FLOWS FROM OPERATING ACTIVITIES:     1994        1993        1992
       Net Income.......................... $1,658,385  $1,557,718  $1,410,497

       Equity in undistributed
         earnings of subsidiaries..........   (902,520) (1,422,362)   (756,959)
                                            ----------  ----------  ----------
       Net cash provided by
         operating activities..............    755,865     135,356     653,538
                                            ----------  ----------  ----------


     CASH FLOWS FROM FINANCING ACTIVITIES:

       Payment of cash dividends...........   (133,060)   (132,520)   (122,953)
       Purchase of Treasury Stock..........                           (606,548)
       Proceeds from sale of
         Treasury Stock....................    117,484      86,047      69,843
                                            ----------  ----------  ----------

       Net cash used by
        financing activities...............    (15,576)    (46,473)   (659,658)
                                            ----------  ----------  ----------

     Increase (decrease) in cash...........    740,289      88,883      (6,120)

     CASH AT BEGINNING OF YEAR.............    198,234     109,351     115,471
                                            ----------  ----------  ----------

     CASH AT END OF YEAR................... $  938,523  $  198,234  $  109,351
                                            ==========  ==========  ==========

                     SECURITY BANCORP, INC. AND SUBSIDIARY

              CONSOLIDATED FINANCIAL STATEMENTS AND AUDIT REPORT

                               December 31, 1994

                     SECURITY BANCORP, INC. AND SUBSIDIARY
                                   CONTENTS
________________________________________________________________________________





REPORT OF INDEPENDENT ACCOUNTANTS                                                         1

CONSOLIDATED BALANCE SHEETS                                                               2

CONSOLIDATED STATEMENTS OF INCOME                                                         3

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY                                            4

CONSOLIDATED STATEMENTS OF CASH FLOWS                                                   5/6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                             7/18

                   [JOSEPH DECOSIMO AND COMPANY LETTERHEAD]


                      MEMBER AICPA DIVISION FOR CPA FIRMS
________________________________________________________________________________
PRIVATE COMPANIES PRACTICE SECTION                          SEC PRACTICE SECTION




                       REPORT OF INDEPENDENT ACCOUNTANTS



Board of Directors and Stockholders
Security Bancorp, Inc.
Canton, Georgia

We have audited the accompanying consolidated balance sheets of Security Bancorp, Inc. and subsidiary as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994. These consolidated financial statements are the responsibility of the corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Security Bancorp, Inc. and subsidiary as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

The corporation changed its methods of accounting for income taxes and debt securities during 1993.





                                                     JOSEPH DECOSIMO AND COMPANY


Atlanta, Georgia
January 19, 1995

                     SECURITY BANCORP, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                          December 31, 1994 and 1993

________________________________________________________________________________________________________________________



                                                                                    1994                   1993

          ASSETS

Cash and Due from Banks                                                          $    917,670           $    868,152
Federal Funds Sold                                                                    790,000              2,643,000
                                                                                 ------------           ------------
                                                                                    1,707,670              3,511,152
                                                                                 ------------           ------------

Due from Banks (Time)                                                                 297,000                250,000
                                                                                 ------------           ------------
Investment Securities Available-for-Sale -
  U.S. Treasury and Agencies                                                        3,947,303              4,539,949
  Mortgage-Backed Securities                                                        1,181,574              1,046,639
                                                                                 ------------           ------------
                                                                                    5,128,877              5,586,588
                                                                                 ------------           ------------
Investment Securities to be Held to Maturity                                          199,250                   -
Loans - less allowance for loan losses
  of $578,044 for 1994 and $468,190 for 1993                                       30,001,602             28,184,456
Bank Premises and Equipment, net                                                    1,836,773              1,914,025
Interest Receivable                                                                   342,747                259,224
Deferred Income Taxes                                                                 209,726                103,000
Real Estate Owned                                                                     231,174                129,715
Other Assets                                                                           89,558                 98,651
                                                                                 ------------           ------------

TOTAL ASSETS                                                                     $ 40,044,377           $ 40,036,811
                                                                                 ============           ============

          LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Deposits                                                                       $ 33,980,731           $ 34,530,978
  Interest Payable                                                                    327,027                225,425
  Income Taxes Payable                                                                193,735                 30,000
  Other Liabilities                                                                   160,010                 84,858
                                                                                 ------------           ------------

          Total Liabilities                                                        34,661,503             34,871,261
                                                                                 ------------           ------------

STOCKHOLDERS' EQUITY
  Preferred Stock - $1 par value - 1,000,000
    shares authorized; none issued                                                       -                      -
  Common Stock - $1 par value - 5,000,000 shares
    authorized; 525,000 issued and outstanding                                        525,000                525,000
  Paid-In Capital                                                                   4,725,000              4,725,000
  Retained Earnings (Deficit)                                                         319,023            (   148,579)
  Unrealized Holding Gain (Loss) on
    Securities Available-for-Sale, net of tax
    of $(114,090) and $39,305                                                     (   186,149)                64,129
                                                                                 ------------           ------------

          Total Stockholders' Equity                                                5,382,874              5,165,550
                                                                                 ------------           ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                       $ 40,044,377           $ 40,036,811
                                                                                 ============           ============


    The accompanying notes are an integral part of the financial statements.

                     SECURITY BANCORP, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                  Years Ended December 31, 1994, 1993 and 1992

____________________________________________________________________________________________________________________________________

                                                                            1994                   1993                   1992

INTEREST INCOME
  Loans                                                                  $ 3,180,363            $ 2,635,497            $ 1,815,300
  Investment Securities Available-for-Sale -
    U.S. Treasury                                                             40,609                 99,747                118,773
    U.S. Government Agencies                                                 273,902                222,589                152,183
  Investment Securities to be Held to Maturity                                 1,372                   -                      -
  Deposits in Banks                                                           10,523                 10,882                 14,234
  Federal Funds Sold                                                         103,320                105,187                 76,275
                                                                         -----------            -----------            -----------

     Total Interest Income                                                 3,610,089              3,073,902              2,176,765

INTEREST EXPENSE
  Interest on Deposits                                                     1,504,430              1,306,824              1,038,709
                                                                         -----------            -----------            -----------

  Net Interest Income                                                      2,105,659              1,767,078              1,138,056
  Provision for Loan Losses                                                  165,000                204,000                154,000
                                                                         -----------            -----------            -----------

     Net Interest Income After
       Provision for Loan Losses                                           1,940,659              1,563,078                984,056
                                                                         -----------            -----------            -----------

NONINTEREST INCOME
  Service Charges on Deposit Accounts                                        140,515                112,906                 75,013
  Gain on Sale of Investment Securities                                         -                      -                    37,449
  Gain on Sale of Loans                                                      139,128                 76,161                   -
  Other Income                                                                26,761                  9,012                  7,512
                                                                         -----------            -----------            -----------

     Total Noninterest Income                                                306,404                198,079                119,974
                                                                         -----------            -----------            -----------

NONINTEREST EXPENSE
  Salaries and Employee Benefits                                             768,348                612,451                550,727
  Equipment Expense                                                           98,493                 88,458                 41,950
  Occupancy Expense                                                          162,404                154,396                 99,537
  Advertising                                                                 45,590                 24,741                 27,586
  Data Processing                                                             60,533                 49,319                 40,354
  Supplies                                                                    39,474                 37,317                 28,961
  Legal and Professional                                                      68,454                 59,503                 43,615
  Telephone                                                                   20,606                 18,659                 14,136
  FDIC Insurance Premiums                                                     90,114                 61,175                 35,665
  Amortization                                                                19,899                 19,899                 19,899
  Other Expense                                                              127,037                 67,051                 53,141
                                                                         -----------            -----------            -----------

     Total Noninterest Expense                                             1,500,952              1,192,969                955,571
                                                                         -----------            -----------            -----------

INCOME BEFORE INCOME TAX PROVISION
 (BENEFIT) AND EXTRAORDINARY ITEM                                            746,111                568,188                148,459

  Income Tax Provision (Benefit)                                             278,509               (112,305)                41,383
                                                                         -----------            -----------            -----------

INCOME BEFORE EXTRAORDINARY ITEM                                             467,602                680,493                107,076

  Tax Benefit of Net Operating Loss Carryforward                                -                      -                    41,383
                                                                         -----------            -----------            -----------

NET INCOME                                                               $   467,602            $   680,493            $   148,459
                                                                         ===========            ===========            ===========

NET INCOME PER SHARE OF COMMON STOCK
  Income Before Extraordinary Item                                       $       .89            $      1.30            $       .20
  Extraordinary Item                                                             .-                     .-                     .08
                                                                         -----------            -----------            -----------
  Net Income                                                             $       .89            $      1.30            $       .28
                                                                         ===========            ===========            ===========

Weighted Average Number of Shares of
  Common Stock                                                               525,000                525,000                525,000
                                                                         ===========            ===========            ===========


    The accompanying notes are an integral part of the financial statements.

                     SECURITY BANCORP, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                 Years Ended December 31, 1994, 1993 and 1992

___________________________________________________________________________________________________________________________________


                                                                                                                       UNREALIZED
                                                                                                                      HOLDING GAIN
                                                                                                                       (LOSS) ON
                                                                                                     RETAINED          SECURITIES
                                                          COMMON STOCK             PAID-IN           EARNINGS          AVAILABLE-
                                                     SHARES         AMOUNT         CAPITAL           (DEFICIT)         FOR-SALE
BALANCE - December 31, 1991                         525,000        $ 525,000     $ 4,725,000        $(977,531)       $     -

  Net Income                                                                                          148,459
                                                    -------        ---------     -----------        ---------        ---------

BALANCE - December 31, 1992                         525,000          525,000       4,725,000         (829,072)            -

  Net Income                                                                                          680,493

  Unrealized Holding Gain on
    Securities  Available-for-Sale                                                                                      64,129
                                                    -------        ---------     -----------        ---------        ---------

BALANCE - December 31, 1993                         525,000          525,000       4,725,000         (148,579)          64,129

  Net Income                                                                                          467,602

  Net Change in Unrealized Holding Gain
    (Loss) on Securities Available-for-Sale                                                                           (250,278)
                                                    -------        ---------     -----------        ---------        ---------

BALANCE - December 31, 1994                         525,000        $ 525,000     $ 4,725,000        $ 319,023        $(186,149)
                                                    =======        =========     ===========        =========        =========


    The accompanying notes are an integral part of the financial statements.

                     SECURITY BANCORP, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  Years Ended December 31, 1994, 1993 and 1992

______________________________________________________________________________________________________________________

                                                                    1994                 1993                  1992

CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income                                                    $   467,602         $    680,493           $   148,459
  Adjustments to Reconcile Net Income to
    Net Cash Provided by Operating Activities -
    Depreciation                                                    102,592              108,733                45,600
    Amortization and Accretion                                        5,089               50,452                46,880
    Provision for Loan Losses                                       165,000              204,000               154,000
    Deferred Income Taxes                                            50,773             (142,305)                 -
    Gain on Sale of Real Estate                                     (16,640)                -                     -
    Gain on Sale of Investments                                        -                    -                  (37,449)
    Gain on Sale of Loans                                          (139,128)             (76,161)                 -
    Proceeds from Sale of Loans                                   3,041,519            3,820,547                  -
    Loans Originated for Sale                                    (2,862,160)          (3,578,616)                 -
    Changes in Operating Assets
      and Liabilities -
      Increase in -
        Interest Receivables                                        (83,523)             (88,613)               (1,647)
        Other Assets                                                (10,806)             (10,067)               (7,503)
      Increase in -
        Interest Payable                                            101,602               30,261                53,979
        Income Taxes Payable                                        163,735               30,000                  -
        Other Liabilities                                            75,152               22,325                32,390
                                                                -----------         ------------           -----------

       NET CASH PROVIDED BY
         OPERATING ACTIVITIES                                     1,060,807            1,051,049               434,709
                                                                -----------         ------------           -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from Sales of Investment
    Securities                                                         -                    -                1,917,234
  Proceeds from Maturities of Investment
    Securities Available-for-Sale                                 1,933,020              923,256             1,258,444
  Purchase of Investment Securities
    Available-for-Sale                                           (1,889,049)          (1,851,687)           (3,988,943)
  Purchase of Investment Securities Held
    to Maturity                                                    (199,250)                -                     -
  Net Increase in Loans                                          (2,281,707)         (11,498,289)           (7,453,913)
  Acquisition of Premises and
    Equipment                                                       (25,340)             (49,986)              (21,980)
  Cash Additions to Real Estate Owned                              (146,548)                -                     -
  Proceeds from Sale of Real Estate                                 341,832                 -                     -
  Net Increase in Certificates of Deposit                           (47,000)                -                     -
                                                                -----------         ------------           -----------

       NET CASH USED BY INVESTING ACTIVITIES                     (2,314,042)         (12,476,706)           (8,289,158)
                                                                -----------         ------------           -----------


    The accompanying notes are an integral part of the financial statements.

                     SECURITY BANCORP, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 Years Ended December 31, 1994, 1993 and 1992

_____________________________________________________________________________________________________________________

                                                                  1994                 1993                   1992

CASH FLOWS FROM FINANCING ACTIVITIES
  Net Increase in Demand, Interest
    Bearing Demand and Savings Deposits                        $  1,247,343         $  1,461,981          $  3,519,555
  Net Increase (Decrease) in Certificates
    of Deposit                                                   (1,797,590)           8,785,911             7,643,384
                                                               ------------         ------------          ------------

       NET CASH PROVIDED (USED) BY
         FINANCING ACTIVITIES                                      (550,247)          10,247,892            11,162,939
                                                               ------------         ------------          ------------

NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                                           (1,803,482)          (1,177,765)            3,308,490

CASH AND CASH EQUIVALENTS -
    beginning of year                                             3,511,152            4,688,917             1,380,427
                                                               ------------         ------------          ------------

CASH AND CASH EQUIVALENTS -
    end of year                                                $  1,707,670         $  3,511,152          $  4,688,917
                                                               ============         ============          ============


SUPPLEMENTAL DISCLOSURE OF CASH
  FLOW INFORMATION
  Cash Paid for Interest                                       $  1,402,828         $  1,276,563          $    984,730
  Income Taxes Paid                                            $     68,104         $       -             $       -


NONCASH INVESTING ACTIVITIES
  Additions to Real Estate Owned                               $    443,191         $    129,715          $       -
  Sale of Real Estate Owned Financed
    by the Bank                                                $    173,224         $       -             $       -
  Unrealized Gain (Loss) on Securities
    Available-for-Sale, net of tax                             $   (250,278)        $     64,129          $       -





    The accompanying notes are an integral part of the financial statements.

                     SECURITY BANCORP, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies and practices followed by the corporation are as follows:

DESCRIPTION OF BUSINESS - The corporation is a one-bank holding company, incorporated on November 22, 1988, primarily conducting business in Cherokee and surrounding counties in Georgia.

CONSOLIDATED FINANCIAL STATEMENTS - The accompanying consolidated financial statements include the accounts of the corporation's wholly-owned subsidiary, Security State Bank. All intercompany transactions and balances have been eliminated in the consolidated financial statements.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS - For purposes of cash flows, the corporation considers Federal Funds Sold to be cash equivalents. Security State Bank maintains at various financial institutions cash and cash equivalent accounts which may at times exceed federally insured amounts.

INVESTMENT SECURITIES - Investment securities are recorded in accordance with the provisions of SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities." Investment securities are classified in three categories which include held-to-maturity, trading or available-for-sale. Investment securities classified as held-to-maturity are reported at amortized cost, trading are reported at fair value with unrealized gains and losses included in earnings, and available-for-sale are reported at fair value with unrealized gains and losses excluded from earnings and reported in a separate component of stockholders' equity.

The cost, adjusted for amortization of premiums and for accretion of discount, of specific securities sold is used to compute gains or losses on sales of securities.

RESERVE FOR LOAN LOSSES - The corporation provides for loan losses on a reserve basis and includes in operating expenses an estimated amount for credit losses determined by management based on loan loss experience and evaluation of potential loss in the current loan portfolio.

INTEREST INCOME ON LOANS - Loans are stated at the principal amount outstanding, net of deferred loan fees and costs. Income is accrued on the principal amount outstanding. Accrual of interest is discontinued when, in management's judgment, collection of interest or principal is questionable. Upon such discontinuance, all unpaid accrued interest is reversed.

LOANS AND LOAN ORIGINATION FEES - Loan origination fees and related direct incremental loan origination costs are offset and the resulting net amount is deferred and taken into income as a loan yield adjustment using a method which approximates the level yield method.

                     SECURITY BANCORP, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

LOAN SALES - When loans are sold, the recorded investment in the loans is allocated between the portion of the loans sold and the portion retained based on the relative fair values of those portions on the date the loans were acquired. For purposes of recording the gain or loss on the sale of loans, the difference between the recorded amount of and fair value of the portion of the loans retained, is recorded as a discount and accreted to interest income over the expected life of the loans.

BANK PREMISES AND EQUIPMENT - Bank premises and equipment are stated at cost less accumulated depreciation. Expenditures for repairs, maintenance and minor improvements are charged to expense as incurred. Additions and improvements that significantly extend the lives of assets are capitalized. As assets are retired or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the respective accounts and any gain or loss is reflected in operations.

Depreciation is computed on the straight-line method and is charged to operating expense over the estimated useful lives of the depreciable assets.

REAL ESTATE OWNED - Real estate owned acquired through, or in lieu of, loan foreclosure, is initially recorded at fair value at the date of foreclosure, establishing a new cost basis. After foreclosure, real estate is carried at the lower of cost or appraised value minus estimated costs to sell.

INCOME TAXES - Income taxes are computed based on the provisions of SFAS 109, "Accounting for Income Taxes." Deferred tax assets and liabilities are recognized for the estimated future tax effects attributed to temporary differences between book and tax bases of assets and liabilities and for carryforward items. The measurement of current and deferred tax assets and liabilities is based on enacted tax law. Deferred tax assets are reduced, if necessary, by a valuation allowance for the amount of tax benefits that may not be realized.

The corporation and its subsidiary file a consolidated income tax return. The subsidiary provides for income taxes based on its contribution to income taxes (benefits) of the consolidated group.

COMMON STOCK DATA - Income per share is computed by dividing the net income for the period by the weighted average number of common and common stock equivalent shares outstanding during the period. Common stock equivalents are omitted from the computation if the effect of including the equivalents is anti-dilutive or the dilutive effect is less than three percent.

OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS - In the ordinary course of business, the corporation has entered into off-balance-sheet financial instruments consisting of commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

RECLASSIFICATIONS - Certain reclassifications have been made to prior years' financial statements to conform with the current year presentation.

                     SECURITY BANCORP, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
_______________________________________________________________________________


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

NEW ACCOUNTING PRONOUNCEMENTS - The corporation has not yet adopted the provisions of Statements of Financial Accounting Standards No. 107 regarding disclosures about the fair value of financial instruments and No. 114 regarding accounting for impairment of loans. These standards are expected to be adopted during the year ending December 31, 1995. Implementation of these standards is not expected to have a material effect on the financial statements of the corporation.


NOTE 2 - INVESTMENT SECURITIES

The amortized cost and estimated market value of debt securities as of December 31, 1994 and 1993, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                         1994
                                                                                 GROSS           GROSS
                                                               AMORTIZED       UNREALIZED      UNREALIZED      ESTIMATED
                                                                 COST            LOSSES          GAINS        MARKET VALUE

SECURITIES AVAILABLE-FOR-SALE

  U.S. Treasury -
    Maturing within one year                                 $   350,457       $  (1,332)     $    -        $   349,125
    Maturing after one year but
      within five years                                          254,495          (9,260)          -            245,235
                                                             -----------       ---------      ---------     -----------
                                                                 604,952         (10,592)          -            594,360
                                                             -----------       ---------      ---------     -----------
  U.S. Government Agencies -
    Maturing after one year
      but within five years                                    2,857,989        (199,634)          -          2,658,355
    Maturing after five years
      but within ten years                                       750,000         (55,412)          -            694,588
                                                             -----------       ---------      ---------     -----------
                                                               3,607,989        (255,046)          -          3,352,943
                                                             -----------       ---------      ---------     -----------
  Mortgage-Backed Securities -
    Maturing after one year but
      within five years                                          187,699          (9,952)          -            177,747
    Maturing after ten years                                   1,028,476         (24,937)           288       1,003,827
                                                             -----------       ---------      ---------     -----------
                                                               1,216,175         (34,889)           288       1,181,574
                                                             -----------       ---------      ---------     -----------

TOTAL INVESTMENT SECURITIES AVAILABLE-FOR-SALE               $ 5,429,116       $(300,527)     $     288     $ 5,128,877
                                                             ===========       =========      =========     ===========

                                                                                                1994
                                                                                                GROSS
                                                                              AMORTIZED       UNREALIZED     ESTIMATED
                                                                                COST            LOSS        MARKET VALUE

SECURITIES TO BE HELD TO MATURITY
  U.S. Government Agencies -
    Maturing after one year but within five years                            $   199,250      $  (3,438)    $   195,812
                                                                             ===========      =========     ===========

                                                                                                  1993
                                                                                                  GROSS
                                                                               AMORTIZED        UNREALIZED    ESTIMATED
                                                                                 COST             GAINS      MARKET VALUE

SECURITIES AVAILABLE-FOR-SALE
  U.S. Treasury -
    Maturing within one year                                                 $   499,776      $   4,676     $   504,452
    Maturing after one year but
      within five years                                                          608,481         14,122         622,603
                                                                             -----------      ---------     -----------
                                                                               1,108,257         18,798       1,127,055
                                                                             -----------      ---------     -----------
  U.S. Government Agencies -
    Maturing after one year
      but within five years                                                    2,105,288          9,280       2,114,568
    Maturing after five years
      but within ten years                                                     1,274,082         24,244       1,298,326
                                                                             -----------      ---------     -----------
                                                                               3,379,370         33,524       3,412,894
                                                                             -----------      ---------     -----------
  Mortgage-Backed Securities -
    Maturing after one year but
      within five years                                                          223,207          2,212         225,419
    Maturing after ten years                                                     772,320         48,900         821,220
                                                                             -----------      ---------     -----------
                                                                                 995,527         51,112       1,046,639
                                                                             -----------      ---------     -----------

TOTAL INVESTMENT SECURITIES AVAILABLE-FOR-SALE                               $ 5,483,154      $ 103,434     $ 5,586,588
                                                                             ===========      =========     ===========


There were no pledged securities at December 31, 1994 and 1993.

There were no sales of investment securities during 1994 and 1993. Proceeds from sales of investment securities during 1992 were $1,917,234. Gross gains of $37,449 were realized on the sale of these securities during 1992.

                     SECURITY BANCORP, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

_______________________________________________________________________________


NOTE 3 - LOANS

Loans by type are summarized as follows:

                                                                                   1994                   1993

Real Estate - Construction                                                        $ 11,757,856          $ 13,248,399
Real Estate - Mortgage                                                              11,121,340             9,584,146
Commercial, Industrial and Agricultural Loans                                        4,679,563             3,474,452
Installment Loans to Individuals for Household,
  Family and Other Consumer Expenditures                                             3,218,455             2,522,282
                                                                                  ------------          ------------
     Total Loans                                                                    30,777,214            28,829,279
Unearned Loan Fees                                                                     (12,339)              (10,863)
Unearned Discounts on Loans                                                           (185,229)             (165,770)
Reserve for Loan Losses                                                               (578,044)             (468,190)
                                                                                  ------------          ------------
                                                                                  $ 30,001,602          $ 28,184,456
                                                                                  ============          ============

It is the practice of the bank to lend primarily in its trade area and, to a large extent, extend credit collateralized by real estate. This includes residential and commercial mortgages, residential and commercial construction loans and commercial loans collateralized by real estate. These lending activities could be similarly affected by a downturn in the regional economy or in real estate values. With respect to real estate construction loans, the corporation generally does not lend over 75% of the appraised value of the property. In addition, the corporation generally obtains personal guarantees of partial or full repayment from the borrowers for such loans and disburses the proceeds of construction loans only as work progresses on the related project.

At December 31, 1994, loans on which accrual of interest has been discontinued totaled $43,383. There were no loans on which accrual of interest had been discontinued at December 31, 1993. If interest on such loans had been accrued, such income would have approximated $5,117 for 1994 and $2,200 for 1993.

During 1994 and 1993, the bank originated and sold the guaranteed portion of certain Small Business Administration loans. The total proceeds from the sale of these loans were $3,041,519 and $3,820,547 during 1994 and 1993, respectively. The gross realized gains on these loan sales were $139,128 and $76,161 during 1994 and 1993, respectively.

                   SECURITY BANCORP, INC. AND SUBSIDIARY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________


NOTE 4 - RESERVE FOR LOAN LOSSES

Transactions in the reserve for loan losses are summarized as follows:

                                                           1994                    1993                   1992

Reserve for Loan Losses -
  beginning of year                                       $ 468,190               $ 247,639             $ 100,826
Provision for Loan Losses                                   165,000                 204,000               154,000
Loans Charged-Off                                           (77,603)                 (3,517)               (8,879)
Recoveries                                                   22,457                  20,068                 1,692
                                                          ---------               ---------             ---------

Reserve for Loan Losses - end of year                     $ 578,044               $ 468,190             $ 247,639
                                                          =========               =========             =========



NOTE 5 - BANK PREMISES AND EQUIPMENT

Bank premises and equipment consist of the following:

                                                                                      1994                 1993

Land                                                                                $   262,905          $   262,905
Buildings                                                                             1,410,720            1,410,720
Furniture and Equipment                                                                 524,073              498,733
                                                                                    -----------          -----------
                                                                                      2,197,698            2,172,358
Accumulated Depreciation                                                               (360,925)            (258,333)
                                                                                    -----------          -----------
                                                                                    $ 1,836,773          $ 1,914,025
                                                                                    ===========          ===========


NOTE 6 - DEPOSITS

Deposits consist of the following classifications:

                                                                                   1994                   1993

Demand                                                                            $  2,249,273          $  2,266,088
Interest Bearing Demand                                                              4,930,066             4,021,464
Savings                                                                              1,412,859             1,057,303
Certificates of Deposit -
  $100,000 and Over                                                                  2,145,639             3,133,651
  Less than $100,000                                                                23,242,894            24,052,472
                                                                                  ------------          ------------
                                                                                  $ 33,980,731          $ 34,530,978
                                                                                  ============          ============

                     SECURITY BANCORP, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________


NOTE 7 - PROVISION FOR INCOME TAXES

During 1993, the corporation implemented Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 establishes standards for financial accounting and reporting for income taxes that are currently payable and for provisions for deferred income taxes. The standard requires a change from the deferred method to the asset and liability method of accounting for income taxes. There was no cumulative effect of the change in accounting method for the adoption of SFAS 109 because the corporation had sustained losses from operations and established a valuation allowance against the previously unrecognized tax benefits of these losses.

The provision for income taxes consists of the following:

                                                                   1994                1993                1992

CURRENT PROVISION
  Federal Income Tax                                              $ 226,412           $  30,000            $     -
  State Income Tax                                                    1,324                -                     -
DEFERRED (BENEFIT) PROVISION
  Federal Income Tax                                                 (2,562)            (83,305)                 -
  State Income Tax                                                   53,335             (59,000)                 -
                                                                  ---------           ---------            ---------
                                                                  $ 278,509           $(112,305)           $     -
                                                                  =========           =========            =========

Reconciliation of the provision (benefit) for income taxes is as follows:

                                                                   1994                1993                  1992

Federal Income Tax at Statutory Rate                              $ 253,678           $ 193,000            $  50,476
State Income Taxes, net                                              24,831                -                    -
Effect of Using AMT Rate                                               -                 30,000                 -
Reduction of Valuation Allowance                                       -               (328,000)                -
Utilization of Net Operating Loss
  Carryforward                                                         -                   -                 (41,383)
Effect of Graduated Rate                                               -                   -                  (9,093)
Other                                                                  -                 (7,305)                -
                                                                  ---------           ---------            ---------
                                                                  $ 278,509           $(112,305)           $    -
                                                                  =========           =========            =========

                     SECURITY BANCORP, INC. AND SUBSIDIARY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________


NOTE 7 - PROVISION FOR INCOME TAXES - continued

The components of the deferred income tax asset are as follows:

                                                                                         1994                 1993

DEFERRED TAX ASSET
  Federal                                                                             $ 273,971            $ 175,000
  State                                                                                  47,488               76,000
                                                                                      ---------            ---------
                                                                                        321,459              251,000
                                                                                      ---------            ---------

DEFERRED TAX LIABILITY
  Federal                                                                               (97,395)            (130,000)
  State                                                                                 (14,338)             (18,000)
                                                                                      ---------            ---------
                                                                                       (111,733)            (148,000)
                                                                                      ---------            ---------

NET DEFERRED TAX ASSET                                                                $ 209,726            $ 103,000
                                                                                      =========            =========

The tax effects of each type of significant item that gave rise to deferred taxes are as follows:

                                                                                         1994                  1993

Net Operating Loss and AMT Carryforward                                               $    -               $  71,000
Net Unrealized Loss (Gain) on Securities
  Available-for-Sale                                                                    114,091              (39,000)
Loan Loss Reserve                                                                       181,975              130,000
Depreciation                                                                            (85,137)             (65,000)
Deferred Start-Up Costs                                                                    -                  19,000
Other                                                                                    (1,203)             (13,000)
                                                                                      ---------            ---------
                                                                                      $ 209,726            $ 103,000
                                                                                      =========            =========

The activity in the valuation allowance for the year ended December 31, 1993, was as follows:

                                                                                        FEDERAL              STATE

Valuation Allowance - beginning of year                                               $ 247,869           $   80,190
Adjustments for a Change in Circumstances
  Concerning Future Realizability                                                      (247,869)             (80,190)
                                                                                      ---------           ----------
Valuation Allowance - end of year                                                     $    -              $     -
                                                                                      =========           ==========

The adjustments for changes in circumstances concerning future realizability of net deferred assets relate to the realization of net operating loss carryforwards in 1993. It is more likely than not that the deferred tax assets that existed as of December 31, 1993, would be realized in future periods.

                     SECURITY BANCORP, INC. AND SUBSIDIARY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________


NOTE 8 - STOCK OPTION PLANS

In 1988, the corporation established an Employee Stock Option Plan. Under the plan, the corporation can grant to key personnel options for an aggregate of 50,000 shares of common stock at not less than the fair market value of such shares on the date the option is granted. If the employee owns shares of the corporation representing more than 10% of the combined voting power, then the price shall not be less than 110% of the fair market value of such shares on the date the option is granted. No options may be granted under the plan after November 21, 1998.

During 1993, the corporation established a Directors Stock Option Plan. Under the plan, the corporation can grant members of the board of directors options for an aggregate of 125,000 shares of common stock. The option exercise price is the greater of $10 per share or the book value per share as of the end of the year for which the option was granted. No options may be granted under the plan after April 19, 1998.

Stock option activity is summarized as follows:

                                                                                      NUMBER OF SHARES
                                                                           1994             1993             1992
Outstanding at Beginning
  of Period                                                                 57,750            7,750            9,250
  Granted                                                                   10,000           50,000             -
  Exercised                                                                   -                -                -
  Canceled                                                                    -                -              (1,500)
                                                                           -------          -------           ------
Outstanding at End of Period                                                67,750           57,750            7,750
                                                                           =======          =======           ======

Exercisable at End of Period                                                67,750           57,750            7,750
                                                                           =======          =======           ======

Available to Grant at End of Period                                        107,250          117,250           42,250
                                                                           =======          =======           ======

For all stock options granted, the option price is $10 per share which represents the fair value of the options at the date of grant. The stock options for the purchase of 2,500, 5,250, 50,000 and 10,000 shares expire July 1, 1995, January 2, 1997, April 19, 2003 and January 15, 2004, respectively.

In conjunction with the proposed merger discussed in Note 14, an option agreement was signed on January 16, 1995, whereby option holders can receive cash equal to the amount by which the book value per share of the corporation, without considering the loan loss reserve or unrealized loss on Securities Available-for-Sale, exceeds the option price of $10 per share.

                   SECURITY BANCORP, INC. AND SUBSIDIARY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

NOTE 9 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND
CONCENTRATION OF CREDIT RISK

The corporation is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financial needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve to varying degrees elements of credit risk in excess of the amount recognized in the balance sheet. The contractual or notional amounts of those instruments express the extent of involvement the corporation has in particular classes of financial instruments.

The corporation's exposure to credit loss from nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The corporation uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

The corporation generally requires collateral or security to support financial instruments with off-balance-sheet credit risk.

                                                                             CONTRACT OR NOTIONAL AMOUNT
                                                                                  AS OF DECEMBER 31,
                                                                              1994                 1993

Financial Instruments Whose Contracts
  Represent Credit Risk -
  Commitments to Extend Credit                                           $ 20,065,765          $ 22,859,962
  Less:  Funded Portion of Commitments
    to Extend Credit                                                      (13,904,297)          (14,343,527)
                                                                         ------------          ------------
                                                                            6,161,468             8,516,435
  Standby Letters of Credit                                                    56,267                61,200
                                                                         ------------          ------------
                                                                         $  6,217,735          $  8,577,635
                                                                         ============          ============

Commitments to extend credit are legally binding agreements to lend to customers. Commitments generally have fixed expiration dates or other termination clauses and may require payment of fees. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future liquidity requirements. The corporation evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the corporation on extension of credit, is based on management's credit assessment of the counterparty. Collateral held varies but may include real estate, accounts receivable, inventory, property, plant and equipment, and existing income producing commercial properties.

                   SECURITY BANCORP, INC. AND SUBSIDIARY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________


NOTE 9 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND CONCENTRATIONS OF CREDIT RISK - continued

Standby letters of credit are conditional commitments issued by the corporation guaranteeing performance by a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The extent of collateral held for those commitments varies.

Concentrations of credit risk exist due to a significant percentage of loans secured by real estate. These loans represent 74% of total outstanding loans as of December 31, 1994.


NOTE 10 - RELATED PARTY TRANSACTIONS

Certain directors and executive officers of the corporation and companies of which they are principal owners were loan customers of the bank during 1994. In the opinion of management, such loans are made in the ordinary course of business at normal credit terms including interest rate and collateralization. As of December 31, 1994, $444,561 of these loans were outstanding. During 1994, $274,257 of loans were made and repayments totaled $154,128. As of December 31, 1993, $324,432 of these loans were outstanding.

A company, which is a shareholder in the corporation, provides data processing and internal auditing services to the bank. Total fees paid to this company were $50,882 for 1994, $60,787 for 1993 and $33,503 for 1992.

Certain directors of the corporation received fees related to appraisal services and loan closings. These fees were collected from loan customers. Management believes the services obtained from these directors were on terms as favorable to the bank as could have been obtained from unaffiliated parties.


NOTE 11 - SHORT TERM BORROWINGS

At December 31, 1994, $3,750,000 of unused unsecured lines of credit from nonaffiliated banks were available to the corporation.


NOTE 12 - REGULATORY MATTERS

Banking regulations limit the amount of dividends that may be paid without prior approval of the bank's regulatory agency. At December 31, 1994, no dividends have been paid without prior approval.

                   SECURITY BANCORP, INC. AND SUBSIDIARY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________


NOTE 13 - PROPOSED MERGER

Habersham Bancorp, Cornelia, Georgia, and the corporation have signed a letter of intent to combine the two corporations. The combination is expected to be a merger in which Habersham Bancorp common stock or cash will be issued for the corporation's common stock, at the election of the corporation's stockholders. Habersham Bancorp will pay 1.5 times the corporation's book value, as defined, at December 31, 1994. The corporation's book value, which for purposes of the proposed transaction is total stockholders' equity, excluding unrealized losses on securities, plus the allowance for loan losses, is $6,147,067 at December 31, 1994. The proposed merger is subject to the approval of regulatory authorities and stockholders of the corporation.


NOTE 14 - CONDENSED PARENT COMPANY FINANCIAL STATEMENTS

Condensed financial statements of Security Bancorp, Inc. are summarized as follows:

CONDENSED BALANCE SHEETS
                                                                                     1994                   1993

     ASSETS

  Cash                                                                            $       677           $       592
  Investment in Subsidiary*                                                         5,382,197             5,164,958
                                                                                  -----------           -----------

TOTAL ASSETS                                                                      $ 5,382,874            $ 5,165,550
                                                                                  ===========            ===========

STOCKHOLDERS' EQUITY                                                              $ 5,382,874            $ 5,165,550
                                                                                  ===========            ===========

*Eliminated in consolidation

CONDENSED STATEMENTS OF OPERATIONS

                                                                       1994                1993                1992
INCOME                                                               $     100           $     200           $    -

EXPENSE                                                                     15               2,827               3,117
                                                                     ---------           ---------           ---------

INCOME (LOSS) BEFORE EQUITY
  IN UNDISTRIBUTED INCOME
  OF SUBSIDIARY                                                             85              (2,627)             (3,117)

  Equity in Undistributed Income of Subsidiary                         467,517             683,120             151,576
                                                                     ---------           ---------           ---------

NET INCOME                                                           $ 467,602           $ 680,493           $ 148,459
                                                                     =========           =========           =========

                     SECURITY BANCORP, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________


NOTE 14 - CONDENSED PARENT COMPANY FINANCIAL STATEMENTS - continued


CONDENSED STATEMENTS OF CASH FLOWS

                                                                      1994                 1993               1992

CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income                                                         $ 467,602           $ 680,493           $ 148,459

  Adjustments to Reconcile Net Income to
    Net Cash Provided (Used) by Operating
    Activities -
    Undistributed Income of Subsidiary                                (467,517)           (683,120)           (151,576)
                                                                     ---------           ---------           ---------

       CASH PROVIDED (USED) BY OPERATING
          ACTIVITIES                                                        85              (2,627)             (3,117)

CASH FLOWS FROM INVESTING ACTIVITIES                                      -                   -                   -

CASH FLOWS FROM FINANCING ACTIVITIES                                      -                   -                   -
                                                                     ---------           ---------           ---------

NET INCREASE (DECREASE) IN
  CASH AND CASH EQUIVALENTS                                                 85              (2,627)             (3,117)

CASH AND CASH EQUIVALENTS -
  beginning of year                                                        592               3,219               6,336
                                                                     ---------           ---------           ---------

CASH AND CASH EQUIVALENTS -
  end of year                                                        $     677           $     592           $   3,219
                                                                     =========           =========           =========

                                                                APPENDIX A
                                                                ----------

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                               HABERSHAM BANCORP

                                      AND

                             SECURITY BANCORP, INC.



                          DATED AS OF JANUARY 16, 1995

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
     Preamble . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

     ARTICLE 1   TRANSACTIONS AND TERMS OF MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.1     Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.2     Time and Place of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.3     Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

     ARTICLE 2   TERMS OF MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         2.1     Articles of Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         2.2     Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         2.3     Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

     ARTICLE 3   MANNER OF CONVERTING SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         3.1     Conversion of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         3.2     Anti-Dilution Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         3.3     Shares Held by Security or Habersham . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         3.4     Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         3.5     Conversion of Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

     ARTICLE 4   EXCHANGE OF SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         4.1     Exchange Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         4.2     Rights of Former Security Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

     ARTICLE 5   REPRESENTATIONS AND WARRANTIES OF SECURITY . . . . . . . . . . . . . . . . . . . . . . . . .    6
         5.1     Organization, Standing, and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         5.2     Authority; No Breach By Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         5.3     Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         5.4     Security Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         5.5     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         5.6     Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         5.7     Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         5.8     Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         5.9     Allowance for Possible Loan Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         5.10    Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         5.11    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         5.12    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         5.13    Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         5.14    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         5.15    Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         5.16    Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         5.17    Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         5.18    Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

                                                                                                               Page
                                                                                                               ----
         5.19    Accounting Tax and Regulatory Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         5.20    Charter Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

     ARTICLE 6   REPRESENTATIONS AND WARRANTIES OF HABERSHAM  . . . . . . . . . . . . . . . . . . . . . . . .   16
         6.1     Organization, Standing, and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         6.2     Authority; No Breach By Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         6.3     Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         6.4     Habersham Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         6.5     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         6.6     Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         6.7     Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         6.8     Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         6.9     Allowance for Possible Loan Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         6.10    Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         6.11    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         6.12    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         6.13    Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         6.14    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         6.15    Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         6.16    Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         6.17    Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         6.18    Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         6.19    Accounting, Tax and Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         6.20    Charter Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

     ARTICLE 7   CONDUCT OF BUSINESS PENDING CONSUMMATION . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         7.1     Affirmative Covenants of Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         7.2     Negative Covenants of Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         7.3     Covenants of Habersham . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         7.4     Adverse Changes in Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         7.5     Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

     ARTICLE 8   ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         8.1     Registration Statement; Proxy Statement; Shareholder Approval  . . . . . . . . . . . . . . .   29
         8.2     Listing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         8.3     Applications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         8.4     Filings with State Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         8.5     Agreement as to Efforts to Consummate  . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         8.6     Investigation and Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         8.7     Press Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         8.8     Certain Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         8.9     Accounting and Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         8.10    Charter Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         8.11    Agreement of Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32


                                                                                                               Page
                                                                                                               ----
         8.12    Employee Benefits and Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         8.13    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

     ARTICLE 9   CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE  . . . . . . . . . . . . . . . . . . . . .   34
         9.1     Conditions to Obligations of Each Party  . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         9.2     Conditions to Obligations of Habersham . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         9.3     Conditions to Obligations of Security  . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

     ARTICLE 10  TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         10.1    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         10.2    Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         10.3    Non-Survival of Representations and Covenants  . . . . . . . . . . . . . . . . . . . . . . .   39

     ARTICLE 11  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         11.1    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         11.2    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         11.3    Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         11.4    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         11.5    Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         11.6    Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         11.7    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         11.8    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         11.9    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         11.10   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         11.11   Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         11.12   Enforcement of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         11.13   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49


                                LIST OF EXHIBITS

EXHIBIT NUMBER        DESCRIPTION
     1.               Form of Letter Agreement between Habersham and holders of Security Options (Section  3.5).

     2.               Form of agreement of affiliates of Security.  (Section  8.11).

     3.               Matters as to which Counsel for Security will opine.  (Section  9.2(d)).

     4.               Matters as to which Powell, Goldstein, Frazer & Murphy will opine.  (Section  9.3(d)).


                 "PREVIOUSLY DISCLOSED" REFERENCES

SECTION NUMBER        DESCRIPTION

    5.3               Capital Stock (Security)

    5.5               Financial Statements (Security)

    5.10              Assets (Security)

    5.14              Employee Benefit Plans (Security)

    5.15              Material Contracts (Security)

    6.3(b)            Capital Stock (Habersham)

    6.10              Assets (Habersham)

    6.5               Financial Statements (Habersham)

    6.14              Employee Benefit Plans (Habersham)

    6.15              Material Contracts (Habersham)

    7.2(d)(g)         Negative Covenants of Security

    8.11              Agreement of Affiliates (Security)

    8.12              Employee Benefits and Contracts (Habersham)

   11.1               Definitions


                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of January 16, 1995 by and between HABERSHAM BANCORP ("Habersham"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Cornelia, Georgia, and SECURITY BANCORP, INC. ("Security"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Canton, Georgia.


                                    PREAMBLE

         The Boards of Directors of Security and Habersham are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the combination of Security with Habersham pursuant to the merger of Security with and into Habersham. At the effective time of such merger, the outstanding shares of the capital stock of Security shall be converted into the right to receive either shares of the common stock of Habersham or cash. The transactions described in this Agreement are subject to the approvals of the shareholders of Security, the Board of Governors of the Federal Reserve System, the Georgia Department of Banking and Finance and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

         Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

         NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:


                                   ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

         1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, Security shall be merged with and into Habersham in accordance with the provisions of Section 14-2-1101 of the GBCC and with the effect provided in Section 14-2-1106 of the GBCC (the "Merger"). Habersham shall be the Surviving Corporation resulting from the Merger. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Security and Habersham.

         1.2 TIME AND PLACE OF CLOSING. The Closing will take place at 10:00 a.m. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 10:00 a.m.), or at such other time as the Parties, acting through their chief executive officers may mutually agree. The place of Closing shall be at the offices of Powell, Goldstein, Frazer & Murphy, Atlanta, Georgia, or such other place as may be mutually agreed upon by the Parties.

         1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the last business day of the month in which occurs the last to occur of (a) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (b) the date on which the shareholders of Security approve this Agreement to the extent such approval is required by applicable Law; or such later date as may be mutually agreed upon in writing by the chief executive officers of each Party.


                                   ARTICLE 2
                                TERMS OF MERGER

         2.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of Habersham in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed.

         2.2 BYLAWS. The Bylaws of Habersham in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

         2.3 DIRECTORS AND OFFICERS. The directors of Habersham in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Habersham in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of Habersham from and after the Effective Time in accordance with the Bylaws of Habersham. On the Closing Date of the Merger, or as soon thereafter as is practicable, Habersham will increase the size of its Board of Directors to seven (7) and will select a member of the Security Board of Directors (as such Board existed on the Closing
Date) to fill the resulting vacancy.


                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES

         3.1     CONVERSION OF SHARES.  Subject to the provisions of this
Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof the shares of the constituent corporations shall be converted as follows:

                 (a) Each share of Habersham Capital Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                 (b) Each share of Security Common Stock (excluding shares held by Security or SSB or by Habersham or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive the Merger

Consideration per Share. The Merger Consideration per Share shall be paid in either shares of Habersham Common Stock or cash at the election of each holder of the shares of Security Common Stock being surrendered in the Merger, subject to Section 3.1(c) hereof. The Merger Consideration per Share shall be calculated by dividing the Total Merger Consideration by the number of shares of Security Common Stock outstanding immediately prior to the Effective Time. If the Merger Consideration per Share is to be paid in shares of Habersham Common Stock, the number of shares of Habersham Common Stock to be issued in exchange for a share of Security Common Stock shall be calculated by dividing the Merger Consideration per Share by the Value per Share of Habersham Common Stock.

                 (c) If the aggregate amount of cash elected to be received by the Security shareholders plus the cash expected to be paid to any shareholders ("Dissenting Shareholders") who elect to exercise their statutory rights to dissent to the Merger pursuant to Article 13 of the GBCC exceeds the Maximum Cash Value, cash representing the Maximum Cash Value will be distributed as follows: first, to the Dissenting Shareholders who will be paid in full in cash; and second, to the Security shareholders electing to receive cash in the Merger ("Electing Shareholders") who will be paid cash on a pro rata basis. The determination of the pro rata amounts will be as follows:
each share of Security Common Stock held by an Electing Shareholder will represent the right to receive (i) cash in an amount determined by dividing the Maximum Cash Value less the amount payable to Dissenting Shareholders (the "Available Cash") by the number of shares of Security Common Stock ("Number of Cash Election Shares") held by Electing Shareholders; and (ii) the number of shares of Habersham Common Stock obtained by dividing the difference between the aggregate amount of cash requested by Electing Shareholders and the Available Cash by the Number of Cash Election Shares and dividing the resulting amount by the Value per Share of Habersham Common Stock.

                 (d)  (i)    "Total Merger Consideration" shall mean 1.5 times
                 the Book Value of the Security Common Stock at December 31,
                 1994.

                     (ii) "Book Value" shall mean common stock, surplus, undivided profits, current year profits, reserves for organizational expenses and reserves for possible loan losses. Book Value shall not include unrealized gains or losses from securities portfolios or treasury stock.

                    (iii) "Value per Share of Habersham Common Stock" shall mean 1.0 times the Book Value of the Habersham Common Stock at December 31, 1994.

                     (iv) "Maximum Cash Value" shall mean 50% of the Total Merger Consideration.

         3.2 ANTI-DILUTION PROVISIONS. In the event Security or Habersham changes the number of shares of Security Common Stock or Habersham Common Stock, respectively, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date therefor (in the case of a stock split or similar recapitalization) shall be prior to the Effective Time, the Merger Consideration per Share shall be proportionately adjusted.

         3.3 SHARES HELD BY SECURITY OR HABERSHAM. Each of the shares of Security Common Stock held by any Security Company or by any Habersham Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         3.4 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of Security Common Stock exchanged pursuant to the Merger, or of options to purchase shares of Security Common Stock, who would otherwise have been entitled to receive a fraction of a share of Habersham Common Stock (after taking into account all certificates delivered by such holder) shall receive in lieu thereof cash (without interest) in an amount equal to such fractional part of a share of Habersham Common Stock multiplied by the Cash Value per share. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

         3.5     CONVERSION OF STOCK OPTIONS.

                 (a) At the Effective Time, all rights with respect to Security Common Stock pursuant to stock options ("Security Options") granted by Security under the Security Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into either cash, Habersham Common Stock or options to purchase Habersham Common Stock pursuant to the terms of that certain Letter Agreement dated January 16, 1995 among Habersham, Security and the holders of Security Options referred to in Section 9.1(g) of this Agreement, the form of which is attached hereto as Exhibit 1.

                 (b) All restrictions or limitations on transfer with respect to Security Common Stock awarded under the Security Stock Plans or any other plan, program, or arrangement of any Security Company, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program or arrangement, shall remain in full force and effect with respect to shares of Habersham Common Stock into which such restricted stock is converted pursuant to Section 3.1 of this Agreement.


                                   ARTICLE 4
                               EXCHANGE OF SHARES

         4.1 EXCHANGE PROCEDURES. Unless the parties otherwise agree, promptly after the Effective Time, Habersham shall mail to the former shareholders of Security appropriate transmittal materials which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Security Common Stock shall pass, only upon proper delivery of such certificates to Habersham. After the Effective Time, each holder of shares of Security Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to Habersham and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement.
To the extent required by Section 3.4 of this Agreement, each holder of shares of Security Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of Habersham Common Stock to which such holder may be otherwise entitled (without interest). Habersham shall not be obligated to deliver the consideration to which any former holder of Security Common Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing the shares of Security Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Security Common Stock so surrendered shall be duly endorsed as Habersham may require. Any other provision of this Agreement notwithstanding, Habersham shall not be liable to a holder of Security Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

         4.2 RIGHTS OF FORMER SECURITY SHAREHOLDERS. At the Effective Time, the stock transfer books of Security shall be closed as to holders of Security Common Stock immediately prior to the Effective Time and no transfer of Security Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of
Section 4.1 of this Agreement, each certificate theretofore representing shares of Security Common Stock (other than shares to be canceled pursuant to Section
3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections
3.1 and 3.4 of this Agreement in exchange therefor. To the extent permitted by Law, former shareholders of record of Security shall be entitled to vote after the Effective Time at any meeting of Habersham shareholders the number of whole shares of Habersham Common Stock into which their respective shares of Security Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Security Common Stock for certificates representing Habersham Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by Habersham on the Habersham Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Habersham Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Security Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such Security Common Stock certificate, both the Habersham Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.


                                   ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF SECURITY

         Security hereby represents and warrants to Habersham as follows:

         5.1 ORGANIZATION, STANDING, AND POWER. Security is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Security is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Security.

         5.2     AUTHORITY; NO BREACH BY AGREEMENT.

                 (a) Security has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Security, subject to the approval of this Agreement by the holders of a majority of the outstanding Security Common Stock. Subject to such requisite shareholder approval, this Agreement represents a legal, valid and binding obligation of Security, enforceable against Security in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                 (b) Neither the execution and delivery of this Agreement by Security, nor the consummation by Security of the transactions contemplated hereby, nor compliance by Security with any of the provisions hereof will (i) conflict with or result in a breach of any provision of Security's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Security Company under, any Contract or Permit of any Security Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Security, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1 (b) of this Agreement, violate any Law or Order applicable to any Security Company or any of their respective Assets.

                 (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Security, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by Security of the Merger and the other transactions contemplated in this Agreement.

         5.3     CAPITAL STOCK.

                 (a)      The authorized capital stock of Security consists of
(i) 5,000,000 shares of Security Common Stock, of which 525,000 shares are issued and outstanding as of the date of this Agreement and not more than 525,000 shares will be issued and outstanding at the Effective Time and (ii) 1,000,000 shares of Security Preferred Stock, none of which are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of capital stock of Security are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of capital stock of Security has been issued in violation of any preemptive rights of the current or past shareholders of Security.
Security has reserved 67,750
shares of Security Common Stock for issuance under the Security Stock Plans, pursuant to which options to purchase not more than 67,750 shares of Security Common Stock are outstanding as of the date of this Agreement and at the Effective Time.

                 (b) Except as set forth in Section 5.3(a) of this Agreement, or as Previously Disclosed, there are no shares of capital stock or other equity securities of Security outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Security or contracts, commitments, understandings, or arrangements by which Security is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

         5.4 SECURITY SUBSIDIARIES. SSB is the only subsidiary of Security as of the date of this Agreement and will be the only subsidiary of Security at the Effective Time. Security owns all of the issued and outstanding shares of capital stock of SSB. No equity securities of SSB are or may become required to be issued (other than to Security) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of SSB, and there are no Contracts by which SSB is bound to issue (other than to Security) additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock or by which any Security Company is or may be bound to transfer any shares of the capital stock of SSB (other than to Security). There are no Contracts relating to the rights of any Security Company to vote or to dispose of any shares of the capital stock of SSB. All of the shares of capital stock of SSB held by Security are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which SSB is organized and are owned by Security free and clear of any Lien. SSB is a bank that is duly organized and validly existing under the Laws of the jurisdiction in which it is organized. SSB has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted, and SSB is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Security. SSB is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

         5.5 FINANCIAL STATEMENTS. Security has Previously Disclosed, and delivered to Habersham prior to the execution of this Agreement copies of all Security Financial Statements for periods ended prior to the date hereof and will deliver to Habersham copies of all Security Financial Statements prepared subsequent to the date hereof. The Security Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the Security Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the Security Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the Security Companies for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material).

         5.6 ABSENCE OF UNDISCLOSED LIABILITIES. No Security Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Security except Liabilities which are accrued or reserved against in the consolidated balance sheets of Security as of December 31, 1993 and September 30, 1994, included in the Security Financial Statements or reflected in the notes thereto. No Security Company has incurred or paid any Liability since September 30, 1994, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Security.

         5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1994, except as disclosed in SEC Documents filed by Security prior to the date of this Agreement, (a) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Security, and (b) the Security Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Security provided in Article Seven of this Agreement.

         5.8     TAX MATTERS.

                 (a) All Tax returns required to be filed by or on behalf of any of the Security Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before September 30, 1994, and on or before the date of most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Security and all returns filed are complete and accurate to the Knowledge of Security. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Security, except as reserved against in the Security Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

                 (b) None of the Security Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any Security Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Security.

                 (c) Adequate provision for any Taxes due or to become due for any of the Security Companies for the period or periods through and including the date of the respective Security Financial Statements has been made and is reflected on such Security Financial Statements.

                 (d) Deferred Taxes of the Security Companies have been provided for in accordance with GAAP.

                 (e) Each of the Security Companies is in compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Security.

                 (f) Effective January 1, 1993, Security adopted Financial Accounting Standards Board Statement 109, "Accounting for Income Taxes."

         5.9 ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possible loan or credit losses (the "Allowance") shown on the consolidated balance sheets of Security included in the most recent Security Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Security included in the Security Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Security Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Security Companies as of the dates thereof except where the failure of such Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on Security.

         5.10 ASSETS. Except as Previously Disclosed or as disclosed or reserved against in the Security Financial Statements, the Security Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All material tangible properties used in the businesses of the Security Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Security's past practices. All Assets which are material to Security's business on a consolidated basis, held under leases or subleases by any of the Security Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability, and other insurance maintained with respect to the Assets or businesses of the Security Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the Security Companies is a named insured are reasonably sufficient. The Assets of the Security Companies include all assets required to operate the business of the Security Companies as presently conducted.

         5.11    ENVIRONMENTAL MATTERS.

                 (a) To the Knowledge of Security, each Security Company, its Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Security.

                 (b) To the Knowledge of Security, there is no Litigation pending or threatened before any court, governmental agency or authority or other forum in which any Security Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any Security Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Security.

                 (c) To the Knowledge of Security, there is no Litigation pending or threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or any Security Company in respect of such Loan Property) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Security.

                 (d) To the Knowledge of Security, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Security.

                 (e) During the period of (i) any Security Company's ownership or operation of any of their respective current properties, (ii) any Security Company's participation in the management of any Participation Facility, or (iii) any Security Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility, or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Security. Prior to the period of (i) any Security Company's ownership or operation of any of their respective current properties, (ii) any Security Company's participation in the management of any Participation Facility, or (iii) any Security Company's holding of a security interest in a Loan Property, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Security.

         5.12 COMPLIANCE WITH LAWS. Security is duly registered as a bank holding company under the BHC Act. Each Security Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Security, and there has occurred no Default under any such Permit, other than

Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Security. No Security Company:

                 (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Security; and

                 (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Security Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Security, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Security, or (iii) requiring any Security Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

         5.13 LABOR RELATIONS. No Security Company is the subject of any Litigation asserting that it or any other Security Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Security Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any Security Company, pending or threatened, or to its Knowledge, is there any activity involving any Security Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

         5.14    EMPLOYEE BENEFIT PLANS.

                 (a) Security has Previously Disclosed, and delivered or made available to Habersham prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Security Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors independent contractors, or other beneficiaries are eligible to participate (collectively, the "Security Benefit Plans"). Any of the Security Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Security Pension Plan." No Security Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

                 (b) All Security Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Security. No Security Company nor, to the Knowledge of Security, any other party has engaged in a transaction with respect to any Security Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof would subject any Security Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Security.

                 (c) Neither Security nor any entity which is considered one employer with Security under Section 414 of the Internal Revenue Code (an "ERISA Affiliate of Security") maintains or has ever maintained a Security Pension Plan.

                 (d) No Security Company has any obligations for retiree health and life benefits under any of the Security Benefit Plans and there are no restrictions on the rights of such Security Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on Security.

                 (e) Except as Previously Disclosed, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any Security Company from any Security Company under any Security Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Security Benefit Plan, or
(iii) result in any acceleration of the time of payment or vesting of any such benefit.

                 (f) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Security Company and their respective beneficiaries have been fully reflected on the Security Financial Statements to the extent required by and in accordance with GAAP.

                 (g) Security and each ERISA Affiliate of Security has complied with the continuation of coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608.

                 (h) Neither Security nor any ERISA Affiliate of Security is obligated, contingently or otherwise, under any agreement to pay any amount which would be treated as a "parachute payment," as defined in Section 280G(b) of the Internal Revenue Code (determined without regard to Section 280G(b)(2)(A)(ii) of the Internal Revenue Code).

                 (i) Other than routine claims for benefits, there are no actions, audits, investigations, suits or claims pending, or threatened against any Security Benefit Plan, any trust or other funding agency created thereunder, or against any fiduciary of any Security Benefit Plan or against the assets of any Security Benefit Plan.

         5.15 MATERIAL CONTRACTS. Except as Previously Disclosed or otherwise reflected in the Security Financial Statements, none of the Security Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $10,000, excluding "at will" employment arrangements, (b) any Contract relating to the borrowing of money by any Security Company or the guarantee by any Security Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (c) any Contracts between or among Security Companies, and (d) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Security with the SEC as of the date of this Agreement that has not been filed as an exhibit to Security's Form 10-K filed for the fiscal year ended December 31, 1993, or in an SEC Document and identified to Habersham (together with all Contracts referred to in Sections 5.10 and 5.14(a) of this Agreement, the "Security Contracts"). None of the Security Companies is in Default under any Security Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Security. All of the indebtedness of any Security Company for money borrowed is prepayable at any time by such Security Company without penalty or premium.

         5.16 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of Security, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Security Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Security, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Security Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Security.

         5.17 REPORTS. Since January 1, 1992, each Security Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q and Forms 8-K, (b) other Regulatory Authorities, and (c) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Security). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document to Security's Knowledge did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         5.18 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument or other writing furnished or to be furnished by any Security Company or any Affiliate thereof to Habersham pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Security Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Habersham with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Security Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Security's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by a Security Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Security, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any Security Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         5.19 ACCOUNTING TAX AND REGULATORY MATTERS. No Security Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of such Section. To the Knowledge of Security, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition of the type described in the second sentence of such Section 9.1(b).

         5.20 CHARTER PROVISIONS. Each Security Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Security Company or restrict or impair the ability of Habersham to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Security Company that may be acquired or controlled by it.


                                   ARTICLE 6
                  REPRESENTATIONS AND WARRANTIES OF HABERSHAM

         Habersham hereby represents and warrants to Security as follows:

         6.1 ORGANIZATION, STANDING, AND POWER. Habersham is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and is duly registered as a bank holding company under the BHC Act. Habersham has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Habersham is





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duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Habersham.

         6.2     AUTHORITY; NO BREACH BY AGREEMENT.

                 (a) Habersham has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Habersham. This Agreement represents a legal, valid and binding obligation of Habersham, enforceable against Habersham in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                 (b) Neither the execution and delivery of this Agreement by Habersham, nor the consummation by Habersham of the transactions contemplated hereby, nor compliance by Habersham with any of the provisions hereof will (i) conflict with or result in a breach of any provision of Habersham's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Habersham Company under, any Contract or Permit of any Habersham Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Habersham, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Habersham Company or any of their respective Assets.

                 (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Habersham, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by Habersham of the Merger and the other transactions contemplated in this Agreement.

         6.3     CAPITAL STOCK.

                 (a)      The authorized capital stock of Habersham consists of
(i) 1,000,000 shares of Habersham Common Stock. On the date of this Agreement, there were 334,651 shares of Habersham Common Stock issued and outstanding. As of the date of this Agreement, 39,000 shares of Habersham Common Stock were reserved for issuance upon the exercise of outstanding stock options and purchases under the Habersham Bancorp Incentive Stock Option Plan. All of the issued and outstanding shares of Habersham Capital Stock are, and all of the shares of Habersham Common Stock to be issued in exchange for shares of Security Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of Habersham Capital Stock has been, and none of the shares of Habersham Common Stock to be issued in exchange for shares of Security Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of Habersham.

                 (b) Except as set forth in Section 6.3(a) of this Agreement, or as Previously Disclosed, there are no shares of capital stock or other equity securities of Habersham outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Habersham or contracts, commitments, understandings, or arrangements by which Habersham is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

         6.4 HABERSHAM BANK. Habersham owns all of the issued and outstanding shares of capital stock of Habersham Bank. No equity securities of Habersham Bank are or may become required to be issued (other than to a Habersham Company) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Habersham Bank, and there are no Contracts by which Habersham Bank is bound to issue (other than to a Habersham Company) additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock or by which Habersham Bank is or may be bound to transfer any shares of the capital stock of Habersham Bank (other than to a Habersham Company). There are no Contracts relating to the rights of any Habersham Company to vote or to dispose of any shares of the capital stock of Habersham Bank. All of the shares of capital stock of Habersham Bank held by Habersham are fully paid and nonassessable under the applicable Law under which Habersham Bank is organized and are owned by Habersham free and clear of any Lien. Habersham Bank is a bank that is duly organized and validly existing under the laws of the jurisdiction in which it is organized. Habersham has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted and is duly qualified or licensed to transact business in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Habersham. Habersham Bank is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

         6.5 FINANCIAL STATEMENTS. Habersham has Previously Disclosed and delivered to Security prior to the execution of this Agreement copies of all Habersham Financial Statements for periods ended prior to the date hereof and will deliver to Security copies of all Habersham Financial Statements prepared subsequent to the date hereof. The Habersham Financial Statements (as of the





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

dates thereof and for the periods covered thereby) (a) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the Habersham Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the Habersham Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the Habersham Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material).

         6.6     ABSENCE OF UNDISCLOSED LIABILITIES.   No Habersham Company has
any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Habersham, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Habersham as of December 31, 1993 and September 30, 1994, included in the Habersham Financial Statements or reflected in the notes thereto. No Habersham Company has incurred or paid any Liability since September 30, 1994, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Habersham.

         6.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1994, except as disclosed in SEC Documents filed by Habersham prior to the date of this Agreement, (a) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Habersham, and (b) the Habersham Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Habersham provided in Article Seven of this Agreement.

         6.8     TAX MATTERS.

                 (a) All Tax returns required to be filed by or on behalf of any of the Habersham Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before September 30, 1994, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Habersham, and all returns filed are complete and accurate to the Knowledge of Habersham. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Habersham, except as reserved against in the Habersham Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

                 (b) None of the Habersham Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any Habersham Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Habersham.

                 (c) Adequate provision for any Taxes due or to become due for any of the Habersham Companies for the period or periods through and including the date of the respective Habersham Financial Statements has been made and is reflected on such Habersham Financial Statements.

                 (d) Deferred Taxes of the Habersham Companies have been provided for in accordance with GAAP.

                 (e) Effective January 1, 1993, Habersham adopted Financial Accounting Standards Board Statement 109, "Accounting for Income Taxes."

         6.9 ALLOWANCE FOR POSSIBLE LOAN LOSSES. The Allowance shown on the consolidated balance sheets of Habersham included in the most recent Habersham Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Habersham included in the Habersham Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Habersham Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Habersham Companies as of the dates thereof except where the failure of such Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on Habersham.

         6.10 ASSETS. Except as Previously Disclosed or as disclosed or reserved against in the Habersham Financial Statements, the Habersham Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties used in the businesses of the Habersham Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Habersham's past practices. All Assets which are material to Habersham's business on a consolidated basis, held under leases or subleases by any of the Habersham Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability, and other insurance maintained with respect to the Assets or businesses of the Habersham Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the Habersham Companies is a named insured are reasonably sufficient. The Assets of the Habersham Companies include all assets required to operate the business of the Habersham Companies as presently conducted.





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

         6.11    ENVIRONMENTAL MATTERS.

                 (a) To the Knowledge of Habersham, each Habersham Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Habersham.

                 (b) To the Knowledge of Habersham, there is no Litigation pending or threatened before any court, governmental agency or authority or other forum in which any Habersham Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any Habersham Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Habersham.

                 (c) To the Knowledge of Habersham, there is no Litigation pending or threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or any Habersham Company in respect of such Loan Property) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Habersham.

                 (d) To the Knowledge of Habersham, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Habersham.

                 (e) During the period of (i) any Habersham Company's ownership or operation of any of their respective current properties, (ii) any Habersham Company's participation in the management of any Participation Facility, or (iii) any Habersham Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Habersham. Prior to the period of (i) any Habersham Company's ownership or operation of any of their respective current properties, (ii) any Habersham Company's participation in the management of any Participation Facility, or (iii) any Habersham Company's holding of a security interest in a Loan Property, to the Knowledge of Habersham, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Habersham.

         6.12 COMPLIANCE WITH LAWS. Habersham is duly registered as a bank holding company under the BHC Act. Each Habersham Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Habersham, and there has occurred no Default under any such Permit, other than

Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Habersham. No Habersham Company:

                 (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Habersham; and

                 (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Habersham Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Habersham, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Habersham, or (iii) requiring any Habersham Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

         6.13 LABOR RELATIONS. No Habersham Company is the subject of any Litigation asserting that it or any other Habersham Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Habersham Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any Habersham Company, pending or threatened, or to its Knowledge, is there any activity involving any Habersham Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

         6.14    EMPLOYEE BENEFIT PLANS.

                 (a) Habersham has Previously Disclosed and delivered or made available to Security prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Habersham Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors., independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses. directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Habersham Benefit Plans"). Any of the Habersham Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Habersham Pension Plan." No Habersham Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

                 (b) All Habersham Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Habersham. Each Habersham ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Habersham is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of Habersham, no Habersham Company nor any other party has engaged in a transaction with respect to any Habersham Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof would subject any Habersham Company to a tax or penalty imposed by either
Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Habersham.

                 (c) Neither Habersham nor any entity which is considered one employer with Habersham under Section 414 of the Internal Revenue Code (an "ERISA Affiliate of Habersham") maintains or has ever maintained a "defined benefit plan," as defined in Section 414(j) of the Internal Revenue Code.

                 (d) Except as Previously Disclosed, (i) no Habersham Company has any obligations for retiree health and life benefits under any of the Habersham Benefit Plans and (ii) there are no restrictions on the rights of such Habersham Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on Habersham.

                 (e) Except as Previously Disclosed, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any Habersham Company from any Habersham Company under any Habersham Benefit Plan or otherwise, (ii) increase any benefits





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

otherwise payable under any Habersham Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

                 (f) Habersham and each ERISA Affiliate of Habersham has complied with the continuation of coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608.

                 (g) Neither Habersham nor any ERISA Affiliate of Habersham is obligated, contingently or otherwise, under any agreement to pay any amount which would be treated as a "parachute payment," as defined in
Section 280G(b) of the Internal Revenue Code (determined without regard to
Section 280G(b)(2)(A)(ii) of the Internal Revenue Code).

                 (h) Other than routine claims for benefits, there are no actions, audits, investigations, suits or claims pending, or threatened against any Habersham Benefit Plan, any trust or other funding agency created thereunder, or against any fiduciary of any Habersham Benefit Plan or against the assets of any Habersham Benefit Plan.

         6.15 MATERIAL CONTRACTS. Except as Previously Disclosed or otherwise reflected in the Habersham Financial Statements, none of the Habersham Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $10,000, excluding "at will" employment arrangements, (b) any Contract relating to the borrowing of money by any Habersham Company or the guarantee by any Habersham Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (c) any Contracts between or among Habersham Companies, and (d) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Habersham with the SEC as of the date of this Agreement that has not been filed as an exhibit to Habersham's Form 10-K filed for the fiscal year ended December 31, 1993, or in an SEC Document and identified to Habersham (together with all Contracts referred to in Sections 6.10 and 6.14(a) of this Agreement, the "Habersham Contracts"). None of the Habersham Companies is in Default under any Habersham Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Habersham. All of the indebtedness of any Habersham Company for money borrowed is prepayable at any time by such Habersham Company without penalty or premium.

         6.16 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of Habersham, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Habersham Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Habersham. nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Habersham Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Habersham.





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         6.17    REPORTS.  Since January 1, 1992, each Habersham Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (b) other Regulatory Authorities, and (c) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Habersham). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document to Habersham's Knowledge did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         6.18 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument or other writing furnished or to be furnished by any Habersham Company or any Affiliate thereof to Security pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Habersham Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Habersham with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Habersham Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Security's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by any Habersham Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Security, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any Habersham Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         6.19 ACCOUNTING, TAX AND REGULATORY MATTERS. No Habersham Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement. To the Knowledge of Habersham, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Section 9.1(b).

         6.20 CHARTER PROVISIONS. Each Habersham Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Habersham Company or restrict or impair the ability of any Security shareholder to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of Habersham Common Stock that may be acquired or controlled by it.


                                   ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

         7.1 AFFIRMATIVE COVENANTS OF SECURITY. Unless the prior written consent of Habersham shall have been obtained, and except as otherwise contemplated herein, Security shall, and shall cause SSB: (a) to operate its business in the usual, regular and ordinary course; (b) to preserve intact its business organization and Assets and maintain its rights and franchises; (c) to use its reasonable efforts to cause its representations and warranties to be correct at all times; and (d) to take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement or (ii) adversely affect in any material respect the ability of either Party to perform its covenants and agreements under this Agreement.

         7.2 NEGATIVE COVENANTS OF SECURITY. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Security covenants and agrees that it will not do or agree or commit to do, or permit SSB to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer of Habersham, which consent shall not be unreasonably withheld:

                 (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any Security Company, or

                 (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Security Company to another Security Company) in excess of an aggregate of $500,000 (for the Security Companies on a consolidated basis) except in the ordinary course of the business of Security Companies consistent with past practices (which shall include, for SSB, creation of deposit liabilities, purchases of federal funds, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any share of stock held by any Security Company of any Lien or permit any such Lien to exist; or

                 (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Security Company, or declare or pay any dividend or make any other distribution in respect of Security's capital stock; or

                 (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereto, or as Previously Disclosed, issue, sell, pledge, encumber, authorize the issuance of or enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of or otherwise permit to become outstanding, any additional shares of Security Common Stock or any other capital stock of any Security Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

                 (e) adjust, split, combine or reclassify any capital stock of any Security Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Security Capital Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of SSB (unless any such shares of stock are sold or otherwise transferred to Security) or (ii) any Asset having a book value in excess of $250,000 other than in the ordinary course of business for reasonable and adequate consideration; or

                 (f) acquire direct or indirect control over any Person, other than in connection with (i) internal reorganizations or consolidations involving SSB, (ii) foreclosures in the ordinary course of business, or (iii) acquisitions of control by SSB in its fiduciary capacity; or

                 (g) grant any increase in compensation or benefits to the employees or officers of any Security Company (including such discretionary increases as may be contemplated by existing employment agreements), except in accordance with past practice Previously Disclosed or as required by Law; pay any bonus except in accordance with past practice Previously Disclosed or the provisions of any applicable program or plan adopted by its Board of Directors prior to the date of this Agreement; enter into or amend any severance agreements with officers of any Security Company; grant any increase in fees or other increases in compensation or other benefits to directors of any Security Company except in accordance with past practice Previously Disclosed; or

                 (h) enter into or amend any employment Contract between any Security Company and any Person (unless such amendment is required by Law) that the Security Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

                 (i) adopt any new employee benefit plan of any Security Company or make any material change in or to any existing employee benefit plans of any Security Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

                 (j) make any significant change in any accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in regulatory accounting requirements or GAAP; or

                 (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any Security Company for money damages in excess of $250,000 or material restrictions upon the operations of any Security Company; or

                 (l) except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims.

         7.3 COVENANTS OF HABERSHAM. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Habersham covenants and agrees that it shall continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the Habersham Common Stock and the business prospects of the Habersham Companies and to the extent consistent therewith use all reasonable efforts to preserve intact the Habersham Companies' core businesses and goodwill with their respective employees and the communities they serve.

         7.4 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (a) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (b) is reasonably likely to cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

         7.5 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.


                                   ARTICLE 8
                             ADDITIONAL AGREEMENTS

         8.1 REGISTRATION STATEMENT; PROXY STATEMENT; SHAREHOLDER APPROVAL. As soon as practicable after execution of this Agreement, Habersham shall file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Habersham Common Stock upon consummation of the Merger. Security shall furnish all information concerning it and the holders of its capital stock as Habersham may reasonably request in connection with such action. Security shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration

Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, (a) Habersham shall prepare and file with the SEC on Security's behalf a Proxy Statement (which shall be included in the Registration Statement) and mail it to Security's shareholders, (b) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (c) the Board of Directors of Security shall recommend (subject to compliance with their fiduciary duties as advised by counsel) to its shareholders the approval of this Agreement, (d) the Board of Directors and officers of Security shall use their reasonable efforts to obtain such shareholders' approval (subject to compliance with their fiduciary duties as advised by counsel), and (e) the members of the Board of Directors of Security shall vote all of their shares of Security Common Stock in favor of approval of this Agreement.

         8.2 LISTING. As soon as practicable after the date hereof, Habersham will file an Initial Listing Application with Nasdaq with respect to the Habersham Common Stock.

         8.3 APPLICATIONS. Habersham shall promptly prepare and file, and Security shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

         8.4 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, Habersham shall execute and file the Articles of Merger with the Secretary of State of the State of Georgia in connection with the Closing.

         8.5 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws, as promptly as practicable so as to permit consummation of the Merger at the earliest possible date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other Party hereto to that end (it being understood that any amendments to the Registration Statement filed by Habersham in connection with the Habersham Common Stock to be issued in the Merger or a resolicitation of proxies as a consequence of an acquisition agreement by Habersham or any of its Subsidiaries shall not violate this covenant), including, without limitation, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

         8.6     INVESTIGATION AND CONFIDENTIALITY.

                 (a) Prior to the Effective Time, each Party will keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

                 (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return all documents and copies thereof and all work papers containing confidential information received from the other Party, except for one copy of any materials prepared by that Party or any attorney for or other representative of that Party based upon such confidential information.

                 (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

         8.7 PRESS RELEASES. Prior to the Effective Time, Security and Habersham shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

         8.8 CERTAIN ACTIONS. Except with respect to this Agreement and the transactions contemplated hereby, no Security Company nor any Affiliate thereof nor any investment banker, attorney, accountant or other representative (collectively, "Representatives") retained by any Security Company shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of Security's Board of Directors as advised by counsel, no Security Company or any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but Security may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. Security shall promptly notify Habersham orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. Security shall (a) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (b) direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing.

         8.9 ACCOUNTING AND TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

         8.10 CHARTER PROVISIONS. Each Security Company shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Security Company or restrict or impair the ability of Habersham to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Security Company that may be acquired or controlled by it. Each Habersham Company shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Habersham Company or restrict or impair the ability of any Security shareholder to vote, or otherwise exercise the rights of a shareholder with respect to, shares of Habersham Common Stock that may be acquired or controlled by it.

         8.11 AGREEMENT OF AFFILIATES. Security has Previously Disclosed all Persons whom it reasonably believes is an "affiliate" of Security for purposes of Rule 145 under the 1933 Act. Security shall use its reasonable efforts to cause each such Person to deliver to Habersham not later than thirty
(30) days after the date of this Agreement, a written agreement, substantially in the form of Exhibit 2, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Security Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of Habersham Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. Habersham shall be entitled to place restrictive legends upon certificates for shares of Habersham Common Stock issued to affiliates of Security pursuant to this Agreement to enforce the provisions of this Section 8.11). Habersham shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Habersham Common Stock by such affiliates.

         8.12 EMPLOYEE BENEFITS AND CONTRACTS. Following the Effective Time, Habersham shall provide generally to officers and employees of the Security Companies who continue employment with the Security Companies following the Effective Time employee benefits under employee benefit plans (including the Habersham Bancorp Savings Investment Plan but excluding any stock option or other plan involving the potential issuance of Habersham Common Stock), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Habersham Companies to their similarly situated officers and employees. For purposes of participation and vesting under such employee benefit plans, the service of the employees of the Security Companies prior to the Effective Time shall be treated as service with a Habersham Company participating in such employee benefit plans, provided that, with respect to any employee benefit plan where the benefits are funded through insurance, the granting of such service shall be subject to the consent of the appropriate insurer and may be conditioned upon an employee's participation in a Security Benefit Plan of the same type immediately prior to the Effective Time. Habersham also shall honor in accordance with their terms all employment, severance, consulting and other compensation Contracts Previously Disclosed to Habersham between any Security Company and any current or former director, officer, or employee thereof and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Security Benefit Plans.

         8.13    INDEMNIFICATION.

                 (a) For a period of six years after the Effective Time, Habersham shall indemnify, defend and hold harmless the present and former directors, officers, employees and agents of the Security Companies (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the full extent permitted under Georgia Law and by Security's Articles of Incorporation and Bylaws as in effect on the date hereof including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by Habersham is required to effectuate any indemnification, Habersham shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Habersham and the Indemnified Party.

                 (b) Habersham shall use its reasonable efforts to maintain Security's existing directors' and officers' liability insurance policy (or a policy, including Habersham's existing policy, providing at least comparable coverage) covering persons who are currently covered by such insurance for a period of three years after the Effective Time on terms no less favorable than those in effect on the date hereof, provided that Habersham shall not be obligated to make annual premium payments in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to Security's directors and officers, 150% of the annual premium payments on Security's current policy in effect as of the date of this Agreement.

                 (c) Any Indemnified Party wishing to claim indemnification under paragraph (a), upon learning of any such Liability or Litigation, shall promptly notify Habersham thereof. In the event of any such Litigation (whether arising before or after the Effective Time), (i) Habersham shall have the right to assume the defense thereof and Habersham shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Habersham elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between Habersham and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Habersham shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Habersham shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and (iii) Habersham shall not be liable for any settlement effected without its prior written consent; and provided further that Habersham shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

                 (d) If Habersham or any of its successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Habersham shall assume the obligations set forth in this Section 8.13.

                                   ARTICLE 9
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

         9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section
11.6 of this Agreement:

                 (a) SHAREHOLDER APPROVAL. The shareholders of Security shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, or by the provisions of any governing instruments.

                 (b)      REGULATORY APPROVALS.   All Consents of, filings and
         registrations with, and notifications to all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including, without limitation, requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

                 (c) CONSENTS AND APPROVALS. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

                 (d) LEGAL PROCEEDINGS. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

                 (e) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of Habersham Common Stock issuable pursuant to the Merger shall have been received.

                 (f) TAX MATTERS. Security and Habersham shall have received a written opinion of counsel from Powell, Goldstein, Frazer & Murphy, in form reasonably satisfactory to it (the "Tax Opinion"), to the effect that for federal income tax purposes (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of Security Common Stock for Habersham Common Stock will not give rise to gain or loss to the shareholders of Security with respect to such exchange (except to the extent of any cash received), and (iii) neither Security nor Habersham will recognize gain or loss as a consequence of the Merger (except for income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue
         Code). In rendering such Tax Opinion, counsel shall be entitled to rely upon representations of officers of Security and Habersham reasonably satisfactory in form and substance to such counsel.

                 (g) AGREEMENT REGARDING STOCK OPTIONS. Security, Habersham and the holders of Security Stock Options shall have executed a Letter Agreement regarding the treatment of the Security Stock Options in the Merger.

         9.2 CONDITIONS TO OBLIGATIONS OF HABERSHAM. The obligations of Habersham to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Habersham pursuant to Section 11.6(a) of this Agreement:

                 (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Security set forth or referred to in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except (i) as expressly contemplated by this Agreement, or (ii) for representations and warranties (other than the representations and warranties set forth in Section 5.3 of this Agreement, which shall be true in all material respects) the inaccuracies of which relate to matters that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Security.

                 (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Security to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                 (c) CERTIFICATES. Security shall have delivered to Habersham (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Security's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Habersham and its counsel shall request.

                 (d) OPINION OF COUNSEL. Security shall have delivered to Habersham an opinion of Parker, Johnson, Cook & Dunlevie, counsel to Security, dated as of the Closing Date, in substantially the form of
         Exhibit 3 hereto.

                 (e) ACCOUNTANT'S LETTERS. Habersham shall have received from Deloitte & Touche LLP, letters dated not more than five (5) days prior to (i) the date of the Proxy Statement and (ii) the Effective Time, with respect to certain financial information regarding Security, in form and substance reasonably satisfactory to Habersham, which letters shall be based upon customary specified procedures undertaken by such firm.

                 (f) AFFILIATES AGREEMENTS. Habersham shall have received from each affiliate of Security the affiliates letter referred to in
         Section 8.11 hereof.

                 (g) DISSENTING SHARES. The aggregate number of shares of Security Common Stock dissenting to the Merger shall not exceed 52,500 shares unless Habersham, in its sole discretion, shall agree to a larger number.

         9.3 CONDITIONS TO OBLIGATIONS OF SECURITY. The obligations of Security to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Security pursuant to Section 11.6(b) of this Agreement:

                 (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Habersham set forth or referred to in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except (i) as expressly contemplated by this Agreement, or (ii) for representations and warranties (other than the representations and warranties set forth in Section 6.3 of this Agreement, which shall be true in all material respects) the inaccuracies of which relate to matters that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Habersham.

                 (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Habersham to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                 (c) CERTIFICATES. Habersham shall have delivered to Security (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Habersham's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Security and its counsel shall request.

                 (d) OPINION OF COUNSEL. Habersham shall have delivered to Security an opinion of Powell, Goldstein, Frazer & Murphy, counsel to Habersham, dated as of the Closing Date, in substantially the form of Exhibit 4 hereto.

                 (e) FAIRNESS OPINION. Security shall have received from Alex Sheshunoff & Co. Investment Banking a letter, dated not more than five (5) business days prior to the date of the Proxy Statement, to the effect that, in the opinion of such firm, the consideration to be received by Security shareholders in connection with the Merger is fair, from a financial point of view, to such shareholders.

                 (f) NASDAQ LISTING. Habersham shall have caused the Habersham Common Stock to be listed on Nasdaq.


                                   ARTICLE 10
                                  TERMINATION

         10.1 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Security, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                 (a) By mutual consent of the Board of Directors of Habersham and the Board of Directors of Security; or

                 (b) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach and which breach would provide the non-breaching party the ability to refuse to consummate the Merger under the standard set forth in Section 9.2(a) of this Agreement in the case of Habersham and Section 9.3(a) of this Agreement in the case of Security; or

                 (c) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach; or

                 (d) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) if the shareholders of Security fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the GBCC at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or

                 (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated on or before September 30, 1995, but only if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

                 (f) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement.

         10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (a) the provisions of this Section 10.2 and Article 11 and Section 8.6(b) of this Agreement shall survive any such termination and abandonment, and (b) a termination pursuant to Sections 10.1(b), 10.1(c) or 10.1(f) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

         10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except for this Section 10.3 and Articles 2, 3, 4 and 11 and Sections 8.11 and 8.13 of this Agreement.


                                   ARTICLE 11
                                 MISCELLANEOUS

         11.1 DEFINITIONS. Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

                 "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or Assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the Assets of such Party or any of its Subsidiaries.

                 "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person or
         (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person.

                 "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

                 "ALLOWANCE" shall have the meaning provided in Section 5.9 of this Agreement.

                 "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                 "BHC ACT" shall mean the federal Bank Holding Company Act of 1956, as amended.

                 "BOOK VALUE" shall mean common stock, surplus, undivided profits, current year profits, reserves for organizational expenses and reserves for possible loan losses. Book Value shall not include unrealized gains or losses from securities portfolios or treasury stock.

                 "CLOSING" shall mean the closing of the transactions contemplated hereby, as described in Section 1.2 of this Agreement.

                 "CLOSING DATE" shall mean the date on which the Effective Time occurs.

                 "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                 "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

                 "DEFAULT" shall mean (a) any breach or violation of or default under any Contract, Order or Permit, (b) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (c) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

                 "EFFECTIVE TIME" shall mean the date and time at which the Merger becomes effective as defined in Section 1.3 of this Agreement.

                 "ENVIRONMENTAL LAWS" shall mean all Laws which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with primary jurisdiction over pollution or protection of the environment.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 "ERISA AFFILIATE" shall have the meaning provided in Section
         5.14 of this Agreement.

                 "ERISA PLAN" shall have the meaning provided in Section 5.14 of this Agreement.

                 "EXHIBITS" 1 through 4, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                 "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

                 "GEORGIA ARTICLES OF MERGER" shall mean the Articles of Merger to be executed by Habersham and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section
         1.1 of this Agreement.

                 "GBCC" shall mean the Georgia Business Corporation Code.

                 "HABERSHAM BANK" shall mean Habersham Bank, a Georgia state-chartered bank and a Habersham subsidiary.

                 "HABERSHAM BENEFIT PLANS" shall have the meaning set forth in
         Section 6.14 of this Agreement.

                 "HABERSHAM CAPITAL STOCK" shall mean, collectively, the Habersham Common Stock and any other class or series of capital stock of Habersham.

                 "HABERSHAM COMMON STOCK" shall mean the $2.50 par value common stock of Habersham.

                 "HABERSHAM COMPANIES" shall mean, collectively, Habersham and all Habersham Subsidiaries.

                 "HABERSHAM FINANCIAL STATEMENTS" shall mean (a) the consolidated statements of condition (including related notes and schedules, if any) of Habersham as of September 30, 1994, and as of December 31, 1993 and 1992, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1994, and for each of the three years ended December 31,

         1993, 1992 and 1991, as filed by Habersham in SEC Documents and (b) the consolidated statements of condition of Habersham (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1994.

                 "HABERSHAM STOCK PLANS" shall mean the existing stock option and other stock-based compensation plans.

                 "HABERSHAM SUBSIDIARIES" shall mean the Subsidiaries of Habersham.

                 "HAZARDOUS MATERIAL" shall mean any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environment Response, Compensation, and Liability Act, 42 U.S.C.
         Section  9601 et seq., or any similar federal, state or local Law.

                 "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                 "KNOWLEDGE" as used with respect to a Person shall mean the knowledge after due inquiry of the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, General Counsel, any Assistant or Deputy General Counsel, or any Senior or Executive Vice President of such Person.

                 "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including, without limitation, those promulgated, interpreted or enforced by any of the Regulatory Authorities.

                 "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including, without limitation, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                 "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable. (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

                 "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including, without limitation, Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

                 "LOAN PROPERTY" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                 "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

                 "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change or occurrence which has a material adverse impact on (a) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, including but not limited to a decrease in the Party's Book Value of five percent (5%) or more, or
         (b) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse impact" shall not be deemed to include the impact of (x) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (y) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, and (z) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

                 "MAXIMUM CASH VALUE" shall mean 50% of the Total Merger Consideration.

                 "MERGER" shall mean the merger of Security with and into Habersham referred to in Section 1.1 of this Agreement.

                 "NASD" shall mean the National Association of Securities Dealers, Inc.

                 "NASDAQ" shall mean the National Market System or the SmallCap System of the National Association of Securities Dealers Automated Quotations System.

                 "1933 ACT" shall mean the Securities Act of 1933, as amended.

                 "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

                 "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

                 "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management (including any property or facility held in a joint venture) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

                 "PARTY" shall mean either Security or Habersham, and "Parties" shall mean both Security and Habersham.

                 "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its capital stock, Assets, Liabilities, or business.

                 "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                 "PREVIOUSLY DISCLOSED" shall mean information (a) delivered in writing prior to the date of this Agreement in the manner and to the Party and counsel described in Section 11.8 of this Agreement and describing in reasonable detail the matters contained therein, provided that in the case of Subsidiaries acquired after the date of this Agreement, such information may be so delivered by the acquiring Party to the other Party prior to the date of such acquisition, or (b) disclosed prior to the date of this Agreement by one Party to the other in an SEC Document delivered to such other Party in which the specific information has been identified by the Party making the disclosure.

                 "PROXY STATEMENT" shall mean the proxy statement used by Security to solicit the approval of its shareholders of the transactions contemplated by this Agreement and shall include the prospectus of Habersham relating to shares of Habersham Common Stock to be issued to the shareholders of Security.

                 "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, filed with the SEC by Habersham under the 1933 Act in connection with the transactions contemplated by this Agreement.

                 "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, and the SEC.

                 "SEC DOCUMENTS" shall mean all reports and registration statements filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

                 "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                 "SECURITY BENEFIT PLANS" shall have the meaning set forth in
         Section 5.14 of this Agreement.

                 "SECURITY COMMON STOCK" shall mean the $1.00 par value common stock of Security.

                 "SECURITY COMPANIES" shall mean, collectively, Security and SSB.

                 "SECURITY FINANCIAL STATEMENTS" shall mean (a) the consolidated balance sheets (including related notes and schedules, if any) of Security as of September 30, 1994, and as of December 31, 1993 and 1992, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended September 30, 1994, and for each of the three fiscal years ended December 31, 1993, 1992 and 1991, as filed by Security in SEC Documents, and (b) the consolidated balance sheets of Security (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1994.

                 "SECURITY PREFERRED STOCK" shall mean the $1.00 par value preferred stock of Security.

                 "SECURITY STOCK PLANS" shall mean the existing stock option and other stock-based compensation plans of Security.

                 "SECURITY STOCK OPTIONS" shall mean the options to purchase an aggregate of 67,750 shares of Security Common Stock held by the members of the SSB Board of Directors and Mr. Rick Kononen as of the Effective Time.

                 "SHAREHOLDERS' MEETING" shall mean the meeting of the shareholders of Security to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

                 "SSB" shall mean Security State Bank, a Georgia state chartered bank and the sole subsidiary of Security.

                 "SUBSIDIARIES" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

                 "SURVIVING CORPORATION" shall mean Habersham as the surviving corporation resulting from the Merger.

                 "TAXES" shall mean any federal, state, county, local, foreign and other taxes, assessments, charges, fares, and impositions, including interest and penalties thereon or with respect thereto.

                 "TOTAL MERGER CONSIDERATION" shall mean 1.5 times the Book Value of the Security Common Stock at December 31, 1994.


                 "VALUE PER SHARE OF HABERSHAM COMMON STOCK" shall mean 1.0 times the Book Value of the Habersham Common Stock at December 31, 1994.

         11.2 EXPENSES. Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay one-half of the filing fees payable in connection with the Registration Statement and the Proxy Statement and printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

         11.3 BROKERS AND FINDERS. Except for Security's engagement of Alex Sheshunoff & Co. Investment Banking for the purposes described in Section 9.3(e), each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Security or Habersham, each of Security and Habersham, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

         11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Section 8.13 of this Agreement.

         11.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; provided, however, that after any such approval by the holders of Security Common Stock, there shall be made no amendment decreasing the consideration to be received by Security shareholders without the further approval of such shareholders.

         11.6    WAIVERS.

                 (a) Prior to or at the Effective Time, Habersham, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Security, to waive or extend the time for the compliance or fulfillment by Security of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Habersham under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Habersham.

                 (b) Prior to or at the Effective Time, Security, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Habersham, to waive or extend the time for the compliance or fulfillment by Habersham of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Security under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Security.

                 (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         11.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

         11.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

         Habersham:                        Habersham Bancorp
                                           P. O. Box 1980
                                           Highway 441 North
                                           Cornelia, Georgia 30531
                                           Telecopy Number: (706) 778-6886

                                           Attention: David D. Stovall
                                                      President

         Copy to Counsel:                  Powell, Goldstein, Frazer & Murphy
                                           Sixteenth Floor
                                           191 Peachtree Street, N.E.
                                           Atlanta, Georgia 30303
                                           Telecopy Number: (404) 572-6999

                                           Attention: Kathryn L. Knudson

         Security:                         Security Bancorp, Inc.
                                           1600 Marietta Highway
                                           P. O. Box 351
                                           Canton, Georgia  30114
                                           Telecopy Number: (404) 479-1925

                                           Attention: C. Mickle Moye
                                                      President

         Copy to Counsel:                  Parker, Johnson, Cook & Dunlevie
                                           Suite 700
                                           1275 Peachtree Street, N.E.
                                           Atlanta, Georgia 30309
                                           Telecopy Number: (404) 888-7490

                                           Attention: Fred J. Pinckney


         11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws, except to the extent that the federal laws of the United States may apply to the Merger.

         11.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         11.11 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         11.12 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         11.13 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.





                           [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.


ATTEST:                                HABERSHAM BANCORP


/s/ Edward D. Ariail                   By: /s/ David D. Stovall
- -------------------------------        ---------------------------------
Secretary                                  David D. Stovall
                                           President


[CORPORATE SEAL]




ATTEST:                                SECURITY BANCORP, INC.


/s/ Jeffrey K. Roach                   By: /s/ C. Mickle Moye
- -------------------------------        ---------------------------------
Secretary                                  C. Mickle Moye
                                           President


[CORPORATE SEAL]

                                                                      APPENDIX B





                            FORM OF LETTER AGREEMENT

                            REGARDING STOCK OPTIONS

                               HABERSHAM BANCORP
                               HIGHWAY 441 NORTH
                            CORNELIA, GEORGIA 30531

                                January 16, 1995


Option Holders
Security Bancorp, Inc.
1600 Marietta Highway
P. O. Box 351
Canton, Georgia 30114

Attn:  All Security Directors, Rick Kononen

Re: Proposed Combination Between Habersham Bancorp ("Habersham") and Security Bancorp, Inc. ("Security")

Gentlemen:

           1. MERGER AGREEMENT. Habersham and Security have entered into an Agreement and Plan of Merger, dated January 16, 1995 (the "Merger Agreement"), relating to the proposed merger (the "Merger") of Security and Habersham. This letter (a) addresses how the options to purchase Security Common Stock which are issued and outstanding will be treated in the Merger and
(b) confirms certain obligations of the Security directors under the Merger Agreement.

           2. TERMS. Capitalized terms used in this Letter Agreement without definition shall have the meanings set forth in the Merger Agreement.

           3. OPTION ALTERNATIVES. Habersham and the undersigned option holder agree that the undersigned's option will be treated according to one of the alternatives set forth below, as selected by the option holder:

                     a. Habersham will cash out each option held by the option holder in exchange for cash equal to the amount by which Security's Book Value (as defined in the Merger Agreement) per share as of December 31, 1994 exceeds the exercise price of the option ($10 per share) (the "Appreciation") multiplied by the number of shares subject to the option; or

                     b. Habersham will cash out each option held by the option holder in exchange for that number of shares of Habersham Common Stock which is determined by multiplying the Appreciation by the number of shares subject to the option and dividing the result by the Book Value (as defined in the Merger Agreement) of a share of Habersham Common Stock as of December 31, 1994; or

January 16, 1995
Page 2



                     c. Habersham will permit Security option holders to convert their options to purchase Security Common Stock to options to purchase Habersham Common Stock. The number of shares subject to the new option will be determined by multiplying the number of shares subject to the old option(s) by an exchange ratio (the "Option Exchange Ratio"), which shall be determined by dividing the Book Value of a share of Security Common Stock by the Book Value of a share of Habersham Common Stock as of December 31, 1994 (Book Values as defined in the Merger Agreement). The per share exercise price for the new option will be the book value per share of Habersham Common Stock immediately following consummation of the Merger, excluding loan loss reserves.

           4. EXISTING OPTION CANCELLED. Upon receipt by a Security option holder of the consideration described in Section 3 above, the option holder's existing Security option will thereby be deemed superseded and extinguished, notwithstanding any provision to the contrary contained in the agreement reflecting such existing Security option. The obligations to be performed by Habersham under this Agreement are in lieu of all of the obligations that Security, its successors and assigns, were bound to perform with respect to the existing Security options.

           5. CERTAIN ACTIONS. Those of the undersigned who are directors of Security further agree as follows: Except with respect to the Merger Agreement and the transactions contemplated thereby, no Security Company nor any Affiliate thereof nor any investment banker, attorney, accountant or other representative (collectively, "Representatives") retained by any Security Company shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of Security's Board of Directors as advised by counsel, no Security Company or any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but Security may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. Security shall promptly notify Habersham orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. Security shall (a) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (b) direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing.

           6.        MISCELLANEOUS.

                     a. This Letter Agreement shall terminate upon termination of the Merger Agreement.

January 16, 1995
Page 3


                     b. This Letter Agreement constitutes the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto, written or oral.

                     c. This Letter Agreement may be amended by a subsequent writing signed by each of the parties hereto upon the approval of the Boards of Directors of each of the corporate parties.

                     d. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

                     e. This Letter Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


                                        HABERSHAM BANCORP



                                        By:  /s/ David D. Stovall
                                           ------------------------------------
                                             David D. Stovall*
                                             President


           The foregoing is accepted and agreed as of the date written above.

                                        SECURITY BANCORP, INC.


                                        By:  /s/ C. Mickle Moye
                                           ------------------------------------
                                             C. Mickle Moye
                                             President





                             (Signatures Continued)

January 16, 1995
Page 4


                                 OPTION HOLDERS


  /s/ C. Mickle Moye                                          /s/ Garland F. Pinholster
- ----------------------------------------------              -------------------------------------------------------
C. Mickle Moye                                              Garland F. Pinholster


  /s/ Bill H. Barnett                                         /s/ G. Lloyd Schoen
- ----------------------------------------------              -------------------------------------------------------
Bill H. Barnett                                             G. Lloyd Schoen


  /s/ Gary C. Harden                                          /s/ Donald J. Snell
- ----------------------------------------------              -------------------------------------------------------
Gary C. Harden                                              Donald J. Snell


  /s/ Jackson M. Heard                                        /s/ C. Kenneth White
- ----------------------------------------------              -------------------------------------------------------
Jackson M. Heard                                            C. Kenneth White


  /s/ Michael C. Martin                                       /s/ Rick Kononen
- ----------------------------------------------              -------------------------------------------------------
Michael C. Martin                                           Rick Kononen


  /s/ David D. Stovall
- ----------------------------------------------
David D. Stovall*













- -----------------------
*/ A separate, identical letter agreement was executed on January 16, 1995 by: (i) Thomas A. Arrendale, Jr., Chairman of the Habersham Board of Directors, on behalf of Habersham, (ii) C. Mickle Moye, on behalf of Security, and (iii) David D. Stovall in his individual capacity as an Option Holder.

                                                                      APPENDIX C





                                OPINION OF ALEX


                      SHESHUNOFF & CO. INVESTMENT BANKING

                    Alex Sheshunoff & Co. Investment Banking
                                Nineteenth Floor
                            98 San Jacinto Boulevard
                              Austin, Texas 78701


                                January 12, 1995



Board of Directors
Security Bancorp, Inc.
1600 Marietta Highway
Canton, Georgia  30114


Members of the Board:

You have requested our opinion, as an independent financial analyst to the common shareholders of Security Bancorp, Inc., Canton, Georgia ("Security"), as to the fairness, from a financial point of view to the common shareholders of Security, of the terms of the proposed acquisition of Security by Habersham Bancorp, Cornelia, Georgia ("Habersham"). Pursuant to the terms of Habersham's Letter of Intent dated November 28, 1994 and discussions with management, Habersham will pay one and one half times Security's adjusted book value at December 31, 1994, or a total purchase price of $9,219,000 in the form of $3,227,000 in cash and $5,992,000 in Habersham common stock. Based upon a negotiated value of $57.74 per share for Habersham common stock, Habersham will issue 107,505 common shares to Security shareholders.

As part of its banking analysis business, Alex Sheshunoff & Co. Investment Banking is continually engaged in the valuation of bank, bank holding company and thrifts securities in connection with mergers and acquisitions nationwide. Prior to being retained for this assignment, Alex Sheshunoff & Co. Investment Banking has provided professional services and products to Habersham. The revenues derived from such services and products are insignificant when compared to the firm's total gross revenues.

In connection with this assignment, we reviewed (i) the Letter of Intent from Habersham to Security dated November 28, 1994; (ii) the most recent external auditor's reports to the Boards of Directors of each organization; (iii) the December 31, 1994 Report of Condition and Income for each organization and the audited December 31, 1993 Balance Sheet and Income Statements for each organization; (iv) the Rate Sensitivity Analysis reports for each organization;
(v) each organization's listing of marketable securities showing rate, maturity and market value as compared to book value; (vi) each organization's internal loan classification list; (vii) a listing of other real estate owned for each organization; (viii) the budget and long range operating plan of each organization; (ix) the Minutes of the Board of Directors of each organization;
(x) the most recent Board report for each organization; (xi) the listing and description of significant real properties for Habersham and (xii) the directors and officers liability insurance and blanket bond insurance policies for each organization.

Board of Directors
Security Bancorp, Inc.
January 12, 1995
Page 2


We have also had discussions with the management of Security and Habersham regarding their respective financial results and have analyzed the most current financial data available on Security and Habersham. We also considered such other information, financial studies, analyses and investigations, and economic and market criteria which we deemed relevant. We have met with the management of Security and Habersham to discuss the foregoing information with them.

We have considered certain financial data of Security and Habersham, and have compared that data with similar data for other banks and bank holding companies which have recently merged or been acquired; furthermore, we have considered the financial terms of these business combinations involving said banks and bank holding companies.

We have not independently verified any of the information reviewed by us and have relied on its being complete and accurate in all material respects. In addition, we have not made an independent evaluation of the assets of Security or Habersham.

In reaching our opinion we took into consideration the financial benefits of the proposed transaction to all Security shareholders. Based on all factors that we deem relevant and assuming the accuracy and completeness of the information and data provided to us by Security and Habersham, it is our opinion as of December 31, 1994, that the proposed transaction is fair and equitable to all Security shareholders from a financial point of view.

We hereby consent to the reference to our firm in the proxy statement or prospectus related to the merger transaction and to the inclusion of our opinion as an exhibit to the proxy statement or prospectus related to the merger transaction.

                            Respectfully submitted,

                            ALEX SHESHUNOFF & CO.
                             INVESTMENT BANKING
                            AUSTIN, TEXAS


                            By:   /s/ Wade Schuessler
                                ------------------------------
                                    Wade Schuessler
                                    Vice President

                                                                      APPENDIX D





                     TITLE 14, CHAPTER 2, ARTICLE 13 OF THE

                       GEORGIA BUSINESS CORPORATION CODE

                 RELATING TO RIGHTS OF DISSENTING SHAREHOLDERS

         PART 1.  RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

         Section  14-2-1301.      DEFINITIONS.

                 As used in this article, the term:

                 (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

                 (2) "Corporate action" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

                 (3) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

                 (4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

                 (5) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

                 (6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

                 (7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

                 (8) "Shareholder" means the record shareholder or the beneficial shareholder.

         Section  14-2-1302.      RIGHT TO DISSENT.

                 (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

                          (1) Consummation of a plan of merger to which the corporation is a party:

                                  (A)      If approval of the shareholders of
                          the corporation is required for the merger by Code
                          Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

                                  (B)      If the corporation is a subsidiary
                          that is merged with its parent under Code Section 14-2-1104;

                          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

                          (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

                          (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

                                  (A)      Alters or abolishes a preferential
                          right of the shares;

                                  (B)      Creates, alters, or abolishes a
                          right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

                                  (C)      Alters or abolishes a preemptive
                          right of the holder of the shares to acquire shares or other securities;

                                  (D)      Excludes or limits the right of the
                          shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

                                  (E)      Reduces the number of shares owned
                          by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

                                  (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

                          (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

                 (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

                 (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

                          (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

                          (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

         Section 14-2-1303.       DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

                 A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

         PART 2.  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

         Section  14-2-1320.      NOTICE OF DISSENTERS' RIGHTS.

                 (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

                 (b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

         Section  14-2-1321.      NOTICE OF INTENT TO DEMAND PAYMENT.

                 (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

                          (1) must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

                          (2) must not vote his shares in favor of the proposed action.

                 (b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

         Section  14-2-1322.      DISSENTERS' NOTICE.

                 (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

                 (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

                          (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

                          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

                          (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

                          (4)     Be accompanied by a copy of this article.

         Section  14-2-1323.      DUTY TO DEMAND PAYMENT.

                 (a) A record shareholder sent a dissenters' notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

                 (b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

                 (c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

         Section  14-2-1324.      SHARE RESTRICTIONS.

                 (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

                 (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

         Section  14-2-1325.      OFFER OF PAYMENT.

                 (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

                 (b)      The offer of payment must be accompanied by:

                          (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

                          (2) A statement of the corporation's estimate of the fair value of the shares;

                          (3)     An explanation of how the interest was
                 calculated;

                          (4) A statement of the dissenter's right to demand payment under Code Section 14-2-1327; and

                          (5)     A copy of this article.

                 (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

         Section  14-2-1326.      FAILURE TO TAKE ACTION.

                 (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

                 (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.

         Section 14-2-1327. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

                 (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

                          (1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

                          (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

                 (b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

                 (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

                          (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

                          (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

         PART 3.  JUDICIAL APPRAISAL OF SHARES

         Section  14-2-1330.      COURT ACTION.

                 (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

                 (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

                 (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or by publication, or in any other manner permitted by law.

                 (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

                 (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

         Section  14-2-1331.      COURT COSTS AND COUNSEL FEES.

                 (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

                 (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

                          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

                          (2)     Against either the corporation or a
                 dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

                 (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

         Section  14-2-1332.      LIMITATION OF ACTIONS.

                 No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                                                     APPENDIX E



                             SECURITY BANCORP, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints C. MICKLE MOYE and JEFFREY K. ROACH as Proxies, each with the power to appoint his substitute, and hereby authorizes either one or both of them to represent and to vote, as designed below, all the shares of Common Stock of Security Bancorp, Inc. ("Security") held of record by the undersigned on ______________, 1995 at the Special Meeting of Shareholders to be held at _________ a.m./p.m. on _____________, 1995 at Security's main office, located at 1600 Marietta Highway, Canton, Georgia 30114.

1. PROPOSAL TO: approve the Agreement and Plan of Merger, dated as of January 16, 1995 (the "Merger Agreement"), by and between Security and Habersham Bancorp ("Habersham"), pursuant to which, among other matters, (a) Security will merge with and into Habersham (the "Merger") and (b) the shares of Security Common Stock will be converted into the right to receive either shares of Habersham Common Stock or cash, as described in the Proxy Statement/Prospectus dated ____________, 1995.

                   FOR [ ]         AGAINST [ ]        ABSTAIN  [ ]

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                        If a corporation, please sign in full
                                        corporate name by President or other
                                        authorized officer.  If a partnership,
                                        please sign in partnership name by
                                        authorized person.
                                        DATED:
                                              ---------------------------------

                                        ---------------------------------------
                                        Signature


                                        ---------------------------------------
                                        Signature if held jointly

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The provisions of the Georgia Business Corporation Code (the "Georgia Code") and the Registrant's Bylaws set forth the extent to which the Registrant's directors and officers may be indemnified against liabilities they may incur while serving in such capacities. Under the Registrant's Bylaws, the Registrant is required to indemnify its officers and directors against reasonable expenses (including attorneys' fees) incurred by them in the defense of any action, suit or proceeding to which they were made a party, or in defense of any claim, issue or matter therein, by reason of the fact that they are or were officers or directors of the Registrant or who, while officers or directors of the Registrant, are or were serving at the Registrant's request as directors, officers, partners, trustees, employees or agents of another entity, to the extent that they have been successful, on the merits or otherwise, in such defense. The Registrant's Bylaws also require indemnification of its directors and officers against any liability incurred in connection with any threatened, pending or completed action, suit or proceeding by reason of the fact that they are or were directors or officers of the Registrant or who, while directors or officers of the Registrant, are or were serving at the Registrant's request as directors, officers, partners, trustees, employees or agents of another entity, if they acted in a manner they believed in good faith to be in, or not opposed to, the best interests of the Registrant, or, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, if a determination has been made that they have met these standards of conduct. Such indemnification in connection with a proceeding by or in the right of the Registrant, however, is limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. The Registrant must also provide advancement of expenses incurred by any director or officer in defending any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such advances unless it is ultimately determined that he or she is not entitled to indemnification by the Registrant.

         The Registrant may not indemnify a director or officer in connection with a proceeding by or in the right of the Registrant in which the director or officer was adjudged liable to the Registrant, or in connection with a proceeding in which he was adjudged liable on the basis that he improperly received a personal benefit.

         The indemnification provisions of the Georgia Code are essentially identical to those set forth above, except that indemnification is permitted, but not required, for directors and officers who are not successful on the merits. In addition, the Georgia Code permits, but does not require, a corporation to advance expenses under the circumstances for such payments described above.

         The Registrant maintains an insurance policy insuring the Registrant and its directors and officers against certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

       (a) Exhibits (See exhibit index immediately preceding the exhibits for the page number where each exhibit can be found)

EXHIBIT
NUMBER                          DESCRIPTION OF EXHIBITS

2(a)   --   Agreement and Plan of Merger, dated as of January 16, 1995, by and between Habersham and Security (included in Appendix A to the Proxy
            Statement/Prospectus and incorporated by reference herein)

2(b)   --   Form of Letter Agreement Regarding Stock Options, dated as of
            January 16, 1995, among Habersham, Security and the Security Option
            Holders named therein (included in Appendix B to the Proxy
            Statement/Prospectus and incorporated by reference herein)

3(a)   --   Amended and Restated Articles of Incorporation (included as Exhibit
            3.1 to the Registrant's Form 10-K for the fiscal year ended
            December 31, 1988, previously filed with the Commission and incorporated by reference herein) (Commission File No. 0-13153)

3(b)   --   Bylaws (included as Exhibit 3.2 to the Registrant's Form 10-K for the fiscal year ended December 31, 1989, previously filed with the Commission and incorporated by reference herein), together with an amendment thereto (included as Exhibit 3.2 to the Registrant's Form
            10-K for the fiscal year ended December 31, 1990, previously filed with the Commission and incorporated by reference herein)
            (Commission File No. 0-13153)

4(a)   --   See Exhibits 3(a) and 3(b) for provisions of the Articles of
            Incorporation and Bylaws of the Registrant defining rights of holders of Common Stock of the Registrant

5      --   Opinion of Powell, Goldstein, Frazer & Murphy, including consent*

8      --   Opinion of Powell, Goldstein, Frazer & Murphy, including consent*

11     --   Statement Regarding Computation of Per Share Earnings

23(a)  --   Consent of Powell, Goldstein, Frazer & Murphy*

23(b)  --   Consent of Deloitte & Touche LLP

23(c)  --   Consent of Joseph Decosimo and Company

23(d)  --   Consent of Alex Sheshunoff & Co. Investment Banking

24     --   Power of Attorney (see signature page to the Registration
            Statement)

27     --   Financial Data Schedule

99     --   Form of Proxy (included in Appendix E to the Proxy
            Statement/Prospectus and incorporated by reference herein)

___________________
*To be filed by amendment.

         (b) Financial Statement Schedules

         Schedules are omitted because they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

ITEM 22.  UNDERTAKINGS.

                 (a)      The undersigned Registrant hereby undertakes:

                          (1)     To file, during any period in which offers or
sales are being made, a post-effective amendment to this Registration
Statement;

                                  (i)  To include any Prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                                  (ii)      To reflect in the Prospectus any
facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                                  (iii)     To include any material information
with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                          (2)     That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3)     To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                          (4)     That prior to any public reoffering of the
securities registered hereunder through use of a Prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering Prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

                          (5)     That every Prospectus (i) that is filed
pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (6)     Insofar as indemnification for liabilities
arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions (See Item 20), or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                 (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

                 (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on March 1, 1995.

                                 HABERSHAM BANCORP

                                 By: /s/ David D. Stovall
                                 -------------------------------------
                                 David D. Stovall
                                 President and Chief Executive Officer

                              POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas A. Arrendale, Jr. and David D. Stovall, and each of them, his attorneys in fact, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendment to this Registration Statement on Form S-4, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratifies and confirms all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 1, 1995.


                SIGNATURE                                      TITLE
                ---------                                      -----
         /s/ Thomas A. Arrendale, Jr.                   Chairman of the Board and Director
         -------------------------------
         Thomas A. Arrendale, Jr.

         /s/ Thomas A. Arrendale, III                   Vice Chairman of the Board and Director
         -------------------------------
         Thomas A. Arrendale, III

         /s/ David D. Stovall                           President, Chief Executive Officer and Director
         -------------------------------                (Principal Executive, Financial and Accounting Officer)
         David D. Stovall

         /s/ James Holcomb                              Director
         -------------------------------
         James Holcomb

         /s/ James A. Stapleton, Jr.                    Director
         -------------------------------
         James A. Stapleton, Jr.

         /s/ Calvin R. Wilbanks                         Director
         -------------------------------
         Calvin R. Wilbanks

                                 EXHIBIT INDEX

EXHIBIT                        DESCRIPTION OF                                                  SEQUENTIAL
NUMBER                         EXHIBITS                                                        PAGE NO.
2(a)   Agreement and Plan of Merger, dated as of January 16, 1995, by and between Habersham and Security (included in Appendix
       A to the Proxy Statement/Prospectus and incorporated by
       reference herein)

2(b)   Form of Letter Agreement Regarding Stock Options, dated as of
       January 16, 1995, among Habersham, Security and the Security Option
       Holders named therein (included in Appendix B to the Proxy
       Statement/Prospectus and incorporated by reference herein)

3(a)   Amended and Restated Articles of Incorporation (included as
       Exhibit 3.1 to the Registrant's Form 10-K for the fiscal year ended
       December 31, 1988, previously filed with the Commission and incorporated by reference herein) (Commission File No.
       0-13153)

3(b) Bylaws, as amended (included as Exhibit 3.2 to the Registrant's Form 10-K for the fiscal year ended December 31, 1989, previously filed with the Commission and incorporated by reference herein), together with an amendment thereto (included as
       Exhibit 3.2 to the Registrant's Form 10-K for the fiscal year ended December 31, 1990, previously filed with the Commission and incorporated by reference herein) (Commission File No.
       0-13153)

4(a) See Exhibits 3(a) and 3(b) for provisions of the Articles of Incorporation and Bylaws of the Registrant defining rights of holders of Common Stock of the Registrant

5 Opinion of Powell, Goldstein, Frazer & Murphy, including consent*

8 Opinion of Powell, Goldstein, Frazer & Murphy, including consent*

11     Statement Regarding Computation of Per Share Earnings

23(a)  Consent of Powell, Goldstein, Frazer & Murphy*

23(b)  Consent of Deloitte & Touche LLP

23(c)  Consent of Joseph Decosimo and Company

23(d)  Consent of Alex Sheshunoff & Co. Investment Banking

24     Power of Attorney (see signature page to the Registration
       Statement)

27     Financial Data Schedule

99 Form of Proxy (included in Appendix E to the Proxy Statement/Prospectus and incorporated by reference herein)

___________________
*To be filed by amendment.